      As filed with the Securities and Exchange Commission on July 2, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                               _________________

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________

                             LIBERTE INVESTORS INC.
                               _________________

             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                          6799                  75-1328153

  (State or Other Jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number) Identification Number)


                             600 N. PEARL STREET
                              SUITE 420, LB #168
                            DALLAS, TEXAS   75201
                                (214) 720-8950


 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)


                             ROBERT TED ENLOE III
                            LIBERTE INVESTORS INC.
                             600 N. PEARL STREET
                              SUITE 420, LB #168
                             DALLAS, TEXAS  75201
                                (214) 720-8950


     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent For Service)

                               _________________

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE

=======================================================================================================
    Title of Each Class of                         Proposed Maximum  Proposed Maximum
          Securities               Amount to be     Offering Price     Aggregate          Amount of
       to be Registered             Registered        Per Unit        Offering Price   Registration Fee
- -------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
 per share . . . . . . . . . .     12,153,658(1)       $3.563(2)      $43,303,484         $5,665(3)
=======================================================================================================

(1) The Registrant is filing this Registration Statement in connection with the reorganization of Liberte Investors, a Massachusetts business trust (the "Trust"), into the Registrant. In the reorganization, each share of beneficial interest in the Trust will be converted into one share of the Registrant's common stock. As of the date of this Registration Statement, the Trust has 12,153,658 shares of beneficial interest outstanding. This Registration Statement registers the Trust's distribution of the Registrant's shares of common stock to the Trust's shareholders in redemption of their shares of beneficial interest in the Trust.

(2) Pursuant to Rule 457(f) under the Securities Act of 1933, the proposed maximum offering price of each share of the Registrant's common stock is estimated to be the average of the high and low sale prices of a share of beneficial interest in the Trust as of a date five business days before the filing of this Registration Statement. Accordingly, the Registrant has used $3.563 as such per share price, which is the average of the high sale price of $3.625 and the low sale price of $3.500 reported on the New York Stock Exchange for a share of beneficial interest in the Trust on June 27, 1996.

(3) On April 2, 1996, the Trust filed a Preliminary Proxy Statement/Prospectus concerning the reorganization with the Securities and Exchange Commission. In connection with that filing, the Trust paid a filing fee of $9,268.

    Pursuant to Rule 457(b), the Registrant has deducted this prior payment when computing the amount of the registration fee owed in connection with this Registration Statement. Accordingly, the amount of the registration fee owed is 1/29 of 1% of the proposed maximum aggregate offering price of $43,303,484, which is $14,933, less the amount previously paid of $9,268.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             LIBERTE INVESTORS INC.



CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE PROXY STATEMENT/PROSPECTUS OF
               THE INFORMATION REQUIRED BY PART I OF FORM S-4


          REGISTRATION STATEMENT
            ITEM AND CAPTION                    LOCATION IN THE PROXY STATEMENT/PROSPECTUS
- -------------------------------------------     ------------------------------------------
1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus..............................    Outside Front Cover Page

2.  Inside Front and Outside Back Cover
    Pages of Prospectus.....................    Available Information; Incorporation by
                                                Reference; Outside Back Cover Page

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges, and Other Information....    Summary; Risk Factors; Introduction; Plan
                                                of Reorganization; Trust; Selected
                                                Financial Data; Company; Security
                                                Ownership; Market Price; Voting
                                                Procedures

4.  Terms of the Transaction................    Amendment to Revise Section 8.2; Plan of
                                                Reorganization; Comparison of the Trust
                                                and the Company; Stock Purchase Agreement

5.  Pro Forma Financial Information.........    Inapplicable

6.  Material Contacts With the Company
    Being Acquired..........................    Stock Purchase Agreement

7.  Additional Information Required For
    Reoffering by Persons and Parties Deemed
    to be Underwriters......................    Inapplicable

8.  Interests of Named Experts and Counsel..    Inapplicable

9.  Disclosure of Commission Position on
    Indemnification For Securities Act
    Liabilities.............................    Inapplicable

10. Information With Respect to S-3
    Registrants.............................    Inapplicable

11. Incorporation of Certain Information
    by Reference............................    Inapplicable

12. Information With Respect to S-2 or
    S-3 Registrants.........................    Inapplicable

13. Incorporation of Certain Information
    by Reference............................    Inapplicable

14. Information With Respect to
    Registrants Other Than S-3 or S-2
    Registrants.............................    Plan of Reorganization; Comparison of the
                                                Trust and the Company; Company


            REGISTRATION STATEMENT
              ITEM AND CAPTION                  LOCATION IN THE PROXY STATEMENT/PROSPECTUS
- --------------------------------------------    ------------------------------------------
15. Information With Respect to S-3
    Companies...............................    Inapplicable



16. Information With Respect to S-2 or
    S-3 Companies...........................    Outside Front Cover Page; Plan of
                                                Reorganization; Trust; Comparison of the
                                                Trust and the Company; Incorporation by
                                                Reference

17. Information With Respect to
    Companies Other Than S-2 or S-3
    Companies...............................    Inapplicable




18. Information if Proxies, Consents or
    Authorizations Are to be Solicited......    Outside Front Cover Page; Summary;
                                                Introduction; Stock Purchase Agreement;
                                                Security Ownership; Voting Procedures;
                                                Incorporation by Reference

19. Information if Proxies, Consents or
    Authorizations Are Not to be Solicited,
    or in an Exchange Offer.................    Inapplicable

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED JULY 2, 1996

PROXY STATEMENT/PROSPECTUS
JULY __, 1996

                             LIBERTE INVESTORS INC.

                       12,153,658 SHARES OF COMMON STOCK

     Liberte Investors, a Massachusetts business trust (the "Trust"), proposes to reorganize into a Delaware corporation called Liberte Investors Inc. (the "Company"). The Trust has called a special meeting of its shareholders to vote upon a Plan of Reorganization (the "Plan of Reorganization") to effect the reorganization. At the meeting, the shareholders will also vote upon an amendment to the Declaration of Trust (as amended, the "Declaration of Trust") to enable the reorganization to occur.

     As reorganized, the Company will benefit from the advantages of being a Delaware corporation. These advantages include the ability to engage in a broad range of business activities, perpetual existence, and the familiarity of the investment and legal communities with such corporations. In contrast, the Trust currently may engage only in a narrow scope of activities, has a finite life, and does not enjoy the advantages of such familiarity.

     In the reorganization, each shareholder will receive one share of the Company's common stock, par value $.01 per share (the "Common Stock"), for each share of beneficial interest in the Trust (a "Beneficial Share") that such shareholder owns. The Beneficial Shares currently trade on the New York Stock Exchange ("NYSE"). The NYSE has approved the Company's application to have the Common Stock continue to trade on that exchange after the reorganization.

     The shareholders will also vote upon a Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"). Under this agreement, the Company will sell 8,102,439 newly issued shares of Common Stock to Hunter's Glen/Ford, Ltd. or its permitted assignee (the "Purchaser") at a purchase price of $2.85 per share. The Purchaser is an affiliate of Mr. Gerald J. Ford, who has considerable experience in the acquisition of various companies, specifically in the financial services industry. Following the sale, the Company will attempt to expand its business through one or more acquisitions of companies or interests in companies. Mr. Ford's involvement with the Company could facilitate such acquisitions. The amendment of the Declaration of Trust and the reorganization of the Trust into the Company are conditions to the closing of this sale.

     The Trust will hold the special meeting (the "Special Meeting") at the Le Meridien Hotel, 650 N. Pearl Street, Dallas, Texas 75201, on August 15, 1996, at 2:00 p.m. On or about July __, 1996, the Trust mailed to its shareholders this Proxy Statement/Prospectus (this "Prospectus") and the accompanying cover letter, notice of the Special Meeting, proxy card (the "Proxy Card"), Annual Report on Form 10-K for the year ended June 30, 1995 (as amended, the "Form 10-K"), and Quarterly Report on Form 10-Q for the three months ended March 31, 1996 (the "Form 10-Q").

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN RISKS THAT
 THE SHAREHOLDERS SHOULD CONSIDER CONCERNING THE REORGANIZATION AND THE SALE
     OF THE SHARES, INCLUDING THE COMPANY'S LACK OF EXPERIENCE IN CERTAIN BUSINESSES, THE POSSIBILITY THAT THE COMPANY WILL BE UNABLE TO MAKE
           A FUTURE ACQUISITION OR THAT SUCH AN ACQUISITION WILL BE
              UNSUCCESSFUL, AND CERTAIN CONFLICTS OF INTERESTS.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
       ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                            CONTRARY IS UNLAWFUL.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and the accompanying Forms 10-K and 10-Q, which are incorporated by reference into this Prospectus. Terms beginning with initial capital letters have the meanings given to them in the other parts of this Prospectus. Please see Appendix I to this Prospectus for a list of such defined terms and the page on which this Prospectus defines them.

INTRODUCTION

     The Trust will hold the Special Meeting at the Le Meridien Hotel, 650 N. Pearl Street, Dallas, Texas 75201, on August 15, 1996 at 2:00 p.m. At the Special Meeting, the shareholders will vote upon: (i) the amendment to Section
8.2 of the Declaration of Trust to enable the reorganization to occur, (ii) the Plan of Reorganization, under which the Trust will reorganize from a Massachusetts business trust into the Company, which is a Delaware corporation, and (iii) the approval of the Stock Purchase Agreement, under which the Company will sell 8,102,439 newly issued shares of Common Stock to the Purchaser. The Board of Trustees recommends that you vote to approve the amendment of Section 8.2, the Plan of Reorganization, and the Stock Purchase Agreement.

TRUST

     The Trust emerged from Chapter 11 bankruptcy proceedings in April 1994. Under the bankruptcy plan of reorganization, the Trust became a virtually debt-free entity with cash and cash equivalents, real estate mortgage notes receivable, foreclosed real estate, and NOL carryforwards. The bankruptcy plan contemplated that the Trust would continue as a financial services company, primarily making and purchasing real estate mortgage loans. The Board of Trustees, however, decided to delay the Trust's making and purchasing of longer maturity loans until the Trust decreased its holdings in foreclosed real estate.

     After the Trust emerged from bankruptcy proceedings, the Board of Trustees decided that the Trust should seek to maximize shareholder value using the Trust's cash and cash equivalents, NOL carryforwards, and other assets. When determining how to maximize shareholder value, the Board of Trustees concluded that the Trust's NOL carryforwards could create significant value by decreasing the federal income taxes that the Trust would pay on any future earnings. The Board of Trustees therefore decided not to liquidate the Trust and distribute the Trust's cash to the shareholders. Such a liquidation would have forfeited the value of the NOL carryforwards. Similarly, Section 382 of the Code would have restricted the Trust's use of the NOL carryforwards if a significant change occurred in the ownership of the Beneficial Shares. Accordingly, the Board of Trustees also decided not to sell the Trust in a transaction in which a third party would purchase all of the outstanding Beneficial Shares.

     The Board of Trustees determined that the best way to maximize shareholder value was for the Trust to purchase or create an operating business, while continuing to make or purchase real estate mortgage loans. The Trust could then realize the value of the NOL carryforwards through the decrease in federal income taxes that the Trust would pay on the business's earnings. The Board of Trustees also determined that a strategic sale of the maximum number of shares permitted without restricting the Trust's use of its NOL carryforwards could be beneficial. Such a sale would increase the Trust's cash balances, which could increase the potential number or size of any acquisitions. The Board of Trustees concluded that in any strategic sale of shares, the identity of the purchaser would be extremely important because the Board of Trustees would expect the purchaser to take the lead in identifying acquisition candidates and managing the Trust. The purchaser would therefore be instrumental in the overall goal of maximizing shareholder value. Accordingly, in any strategic sale of shares, the qualifications and acquisition experience of the purchaser would be as important as the purchase price. See "Trust" and "Stock Purchase Agreement -- Background."

SALE OF SHARES

     Pursuant to the Stock Purchase Agreement, the Trust will cause the Company to sell 8,102,439 newly issued shares of Common Stock to the Purchaser at a purchase price of $2.85 per share. These shares will represent 40% of the Company's fully-diluted shares of Common Stock immediately after the sale. The Stock Purchase Agreement is an exhibit to this Prospectus. See "Stock Purchase Agreement."

     SALE COULD FACILITATE AN ACQUISITION. The Purchaser is an affiliate of Mr. Gerald J. Ford, who the Company anticipates will become the initial Chief Executive Officer of the Company following the closing. Mr. Ford has considerable experience in the acquisition of various companies, specifically in the financial services industry. Mr. Ford's involvement with the Company could therefore facilitate the Company's acquisition of another company. Following the sale, the Company will pursue the acquisition of one or more operating companies or interests in such companies, which would generally be controlling interests. Acquisition candidates will generally have one or more of the following characteristics: (i) existing or economically available capable management, (ii) financing capacity, (iii) reduced risk because of the business's resale or breakup potential, (iv) operations within an industry familiar to the Company's management or that such management could learn quickly, and (v) operations that the Company could enhance and make more profitable through market consolidation, process improvements, refinancings, or cost reductions.

     In addition, the Company will receive approximately $23.1 million from the sale, $22.1 million net of the expenses associated with the transaction. When added to the Trust's current cash balances, the Company will have approximately $44.8 million in cash and cash equivalents to use to pursue acquisitions. No assurance exists, however, that the Company will be able to make an acquisition or that any acquisition will be successful. See "Stock Purchase Agreement -- Business Plan," "Stock Purchase Agreement -- Reasons for the Sale and Recommendation," and "Expenses."

     FAIRNESS OPINION. The Trust has received an opinion from Bear, Stearns & Co. Inc., its Investment Banker, that the purchase price of $2.85 per share is fair to the Trust's public shareholders from a financial point of view. This opinion is an exhibit to this Prospectus. See "Stock Purchase Agreement -- Fairness Opinion."

     REGISTRATION RIGHTS. The sale of the shares to the Purchaser will not be registered under federal or state securities laws. At the closing, the Company and the Purchaser will enter into the Registration Rights Agreement. Under this agreement, the Purchaser and certain subsequent holders of the shares of Common Stock purchased under the Stock Purchase Agreement will have the right to require the Company to file two registration statements registering the sale of their shares in underwritten offerings and one shelf registration statement. In addition, they could register their sale of such shares on any registration statement that the Company proposes to file, other than a registration statement concerning a business combination, an exchange of securities, or an employee benefit plan. The holders of these registration rights may exercise them at any time during the period beginning on the first anniversary of the closing and ending when the holders of such shares own an aggregate of less than 5% of the outstanding shares of Common Stock and are no longer affiliates of the Company under the federal securities laws. See "Stock Purchase Agreement -- Registration Rights."

     BOARD OF DIRECTORS. Following the closing, the Company's Board of Directors will consist of three directors, Messrs. Gene H. Bishop and Robert Ted Enloe III, who are currently trustees of the Trust, and Mr. Ford. See "Stock Purchase Agreement -- Board of Directors."

     TERMINATION. Under the Stock Purchase Agreement, the Trust or the Company may terminate the agreement under certain conditions if the Board of Trustees or the Board of Directors determines that the trustees or directors could reasonably expect to be liable for a breach of their fiduciary duties to the shareholders if the Trust or the Company failed to enter into an agreement concerning an alternative transaction. Upon termination of the Stock Purchase Agreement for such fiduciary reasons or the failure of the shareholders to approve the Stock Purchase Agreement if the Board of Trustees fails to recommend that they approve it, or subsequently withdraws such a recommendation, the Trust and the Company would have to pay the Purchaser a $500,000 fee. See "Stock Purchase Agreement -- Certain Terms and Conditions."

REORGANIZATION

     A condition to the closing of the sale of the shares to the Purchaser is that the Trust reorganize into the Company pursuant to the Plan of Reorganization, which is an exhibit to this Prospectus. To effect the reorganization, the Trust will contribute its assets to the Company and receive all of the Company's Common Stock. The Trust will distribute this Common Stock to the shareholders in redemption of their Beneficial Shares in the Trust and then terminate. The Company will assume all of the Trust's outstanding liabilities and obligations. The Company has already assumed all of the Trust's obligations under the Stock Purchase Agreement. See "Plan of Reorganization."

     ADVANTAGES AND DISADVANTAGES. As reorganized, the Company will benefit from the advantages of being a Delaware corporation. First, the Company will have the ability to engage in a broad range of business activities, which will permit it to exploit acquisition and other opportunities. The Trust may currently only make and purchase real estate mortgage loans and engage in certain related activities. Second, the Company will have perpetual existence. The Trust has a finite existence, which could affect the advisability of the Trust engaging in certain activities, whether currently permitted under the Declaration of Trust or a future amendment to it. Third, the investment and legal communities are much more familiar with Delaware corporations than Massachusetts business trusts. Delaware has a well developed body of corporate law and has therefore become the jurisdiction of choice for most public companies. This greater familiarity with Delaware corporations could alleviate certain of the Trust's administrative and legal burdens.

     The Trust was originally formed as a Massachusetts business trust because that type of entity is often used for REITs. As the Trust no longer qualifies as a REIT for federal income tax purposes, no reason exists for continuing it as a Massachusetts business trust.

     Several disadvantages may also exist concerning the reorganization of the Trust into a Delaware corporation. First, the Declaration of Trust currently limits the Trust to making and purchasing real estate mortgage loans and engaging in certain related activities. As reorganized, the Company will have the authority to engage in any lawful business. The Company, however, has no experience in the operation of any business other than financial services that primarily involve making and purchasing real estate mortgage loans. Second, the Trust is an entity with a finite existence. Upon the expiration of that existence, the Trust would terminate, liquidate its remaining assets, and make final distributions to the shareholders. The Company, however, has an infinite existence without a predetermined liquidation plan. The shareholders therefore will generally not have the right to liquidating distributions until the dissolution of the Company is approved by a majority of the whole Board of Directors and a majority of the Company's outstanding shares entitled to vote on such matter. See "Plan of Reorganization -- Reasons for the Reorganization and Recommendation."

     EXCHANGE OF SHARES. In the reorganization, each shareholder will receive one share of the Company's Common Stock for each Beneficial Share in the Trust that such shareholder owns. Shareholders will not recognize any gain or loss for federal income tax purposes when exchanging their Beneficial Shares in the Trust for shares of Common Stock in the Company. In addition, the Beneficial Shares currently trade on the NYSE. The NYSE has approved the Company's application to have the Common Stock continue to trade on that exchange after the reorganization.

     As soon as practicable after the reorganization, an exchange agent will send a letter of transmittal to each shareholder requesting such shareholder to complete the letter of transmittal and return it with the shareholder's certificates representing Beneficial Shares. Upon the exchange agent's receipt of a properly completed letter of transmittal accompanied by such certificates, the exchange agent will send the shareholder the certificates representing the shareholder's shares of Common Stock. See "Plan of Reorganization."

     AUTHORIZED CAPITALIZATION. The Company will have the authority to issue 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock in one or more series. The Board of Directors will determine the rights and preferences of each series of preferred stock. Immediately after the reorganization and the sale of the shares to the Purchaser, the Company will have 20,256,097 shares of Common Stock outstanding. At that time, the Company will not have any options, warrants, or shares of preferred stock outstanding. See "Plan of Reorganization -- Description of the Common Stock" and "Plan of Reorganization -- Description of the Preferred Stock."

     TRANSFER RESTRICTIONS. Transfer restrictions on the shares of Common Stock of the Company will exist to preserve the Company's use of its NOL carryforwards and other tax attributes, similar to the transfer restrictions currently on the Beneficial Shares. These transfer restrictions will generally preclude any person from transferring shares of Common Stock or any other subsequently issued voting or participating stock, if the effect of the transfer or the issuance would be to make any person or group an owner of 4.9% or more of the outstanding shares of such stock (by value), increase the ownership position of any person or group that already owns 4.9% or more of the outstanding shares of such stock (by value), or cause any person or group to be treated like the owner of 4.9% or more of the outstanding shares of such stock (by value) for tax purposes. These transfer restrictions will apply to the shares of Common Stock to be acquired by the Purchaser, restricting the resale of such shares to persons who would not own 4.9% or more of the outstanding shares following such resale unless approved by the Board of Directors pursuant to its authority to waive the transfer restrictions under certain circumstances. Pursuant to such authority, the Board of Directors has approved the sale of the shares to the Purchaser, which sale will not restrict the Company's use of its NOL carryforwards. The transfer restrictions are set forth in the Company's Charter, which along with the Company's Bylaws are exhibits to this Prospectus. See "Plan of Reorganization -- Charter and Bylaws."

AMENDMENT

     To effect the reorganization, the shareholders must approve the amendment to Section 8.2 of the Declaration of Trust to eliminate the requirement that any entity into which the Trust reorganizes have features similar to the Trust. The Company's broad business purpose will be dissimilar from the Trust's narrow focus. See "Amendment to Revise Section 8.2."

RISK FACTORS

     When considering the reorganization and the sale of the shares to the Purchaser, the shareholders should consider several risk factors. These risk factors include the Company's lack of experience in certain businesses, the possibility that the Company will be unable to make a future acquisition or that such an acquisition will be unsuccessful, and certain conflicts of interest. This Prospectus also contains forward looking statements that involve risks and uncertainties, including statements concerning the Company's ability to acquire businesses in the future. These risks and uncertainties may cause the Company's results to differ significantly from the results discussed in the forward looking statements. See "Risk Factors."

     The trustees and executive officers of the Trust will benefit from the reorganization and the sale of the shares of Common Stock to the Purchaser as follows. Mr. Robert Ted Enloe III, a trustee and the Trust's Chief Executive Officer, will receive a bonus of $100,000 upon the closing of the sale of the shares. In addition, the registration rights that the Trust has granted with respect to 400,000 Beneficial Shares currently held by the Enloe Descendants' Trust, the beneficiaries of which are Mr. Enloe, his wife, and their children, will expand to cover the 759,000 shares of Common Stock that the Enloe Descendants' Trust, Mr. Enloe, and his wife will receive in exchange for the Beneficial Shares that they own. Bradley S. Buttermore, the Trust's Chief Financial Officer, will receive a bonus of $50,000 upon the closing of the sale of the shares. See "Risk Factors -- Conflicts of Interest of Mr. Enloe," "Trust
- -- Financial Statements -- Bonuses," and "Stock Purchase Agreement -- Registration Rights."

VOTING

     The Board of Trustees has established the close of business on June 27, 1996 as the Record Date for the Special Meeting. Each shareholder will be entitled to one vote per Beneficial Share in connection with the amendment to revise Section 8.2 of the Declaration of Trust to enable the reorganization to occur, the approval of the Plan of Reorganization under which the Trust will reorganize into the Company, and the approval of the Stock Purchase Agreement under which the Company will sell shares of Common Stock to the Purchaser. The shareholders will not possess dissenters' appraisal rights with respect to the reorganization or any other matter. See "Voting Procedures."

     CONDITIONS. The amendment of Section 8.2 of the Declaration of Trust to enable the reorganization to occur is a condition to the consummation of the Plan of Reorganization. Similarly, the consummation of the Plan of Reorganization is a condition to the consummation of the Stock Purchase Agreement.

     Accordingly, if the shareholders fail to approve the amendment of Section 8.2, the Trust will not reorganize into the Company and the Company will not sell the shares of Common Stock to the Purchaser. If the shareholders approve the amendment of Section 8.2, but fail to approve the Plan of Reorganization, the Trust will have the ability to reorganize into an entity with perpetual existence and broad operating authority upon the approval of at least two-thirds of the trustees and two-thirds of the outstanding Beneficial Shares. The Trust, however, will not reorganize into the Company and the Company will not sell the shares of Common Stock to the Purchaser. If the shareholders approve the amendment of Section 8.2 and the Plan of Reorganization, but fail to approve the Stock Purchase Agreement, the Trust will reorganize into the Company. The Company, however, will not sell the shares of Common Stock to the Purchaser. See "Risk Factors -- Company Not Required to Make Liquidating Distributions" and "Voting Procedures -- Votes Required."

     VOTES REQUIRED. The approval of the Plan of Reorganization and the amendment to the Declaration of Trust will each require the affirmative vote of at least two-thirds of the outstanding Beneficial Shares. The approval of the Stock Purchase Agreement will require the affirmative vote of at least a majority of the Beneficial Shares represented at the Special Meeting, provided that the number of votes cast for and against this proposal, in the aggregate, exceeds 50% of the outstanding Beneficial Shares. See "Voting Procedures -- Votes Required."

     SOLICITATION AGENT. The Trust has retained Corporate Investor Communications, Inc. as the Solicitation Agent. The Board of Trustees urges all shareholders to complete the enclosed Proxy Card and return it to the Solicitation Agent in the enclosed, self-addressed, postage prepaid envelope. Interested persons should address any requests for additional copies of this Prospectus and any of the accompanying materials to the Solicitation Agent at 111 Commerce Road, Carlstadt, New Jersey 07072-2586, telephone number (201) 896-1900, and facsimile number (201) 804-8017. See "Voting Procedures Solicitation Agent."

                                  RISK FACTORS

     In addition to the other information in this Prospectus, shareholders should consider the following risk factors in connection with the reorganization and the sale of the shares to the Purchaser.

COMPANY LACKS EXPERIENCE IN CERTAIN BUSINESSES

     The Declaration of Trust currently limits the Trust to making and purchasing real estate mortgage loans and engaging in certain related activities. The Company, however, will have the authority to engage in any lawful business. Without seeking shareholder approval, the Company intends to expand its business through one or more acquisitions of companies or interests in companies. The Company, however, has no experience in the operation of any business other than financial services that primarily involve making and purchasing real estate mortgage loans. See "Comparison of the Trust and the Company" and "Stock Purchase Agreement -- Business Plan."

FUTURE ACQUISITION MAY BE UNSUCCESSFUL

     Absent the reorganization, the Trust would have to seek shareholder approval to amend the Declaration of Trust to engage in any new business. The Company's business purpose, however, will be sufficiently broad to authorize the Company to undertake any lawful business. Accordingly, depending upon the structure of any future acquisition, shareholders of the Company may not be given the opportunity to vote on such an acquisition. In addition, no assurance exists that the Company will be able to make a future acquisition or that any acquisition will be successful. See "Stock Purchase Agreement -- Business Plan."

COMPANY MAY BECOME HIGHLY LEVERAGED

     The Company will finance its acquisitions with its cash and cash equivalents, borrowings, and private or public debt and equity financings. To avoid restricting the use of its NOL carryforwards under Section 382 of the Code, however, the Company will be effectively precluded from issuing any additional shares of Common Stock, any shares of any other class of voting stock or stock that participates in the earnings or growth of the Company, or certain options with respect to such stock, for three years after the sale of the shares to the Purchaser. During this period, the Company will have to incur indebtedness to the extent that it does not use its cash and cash equivalents to make acquisitions. Such indebtedness could be substantial and transform the Company into a highly leveraged entity. See "Stock Purchase Agreement -- Business Plan."

COMPANY NOT REQUIRED TO MAKE LIQUIDATING DISTRIBUTIONS

     The Trust is an entity with a finite existence, expiring 20 years after the last to die of certain designated individuals. Upon the expiration of that existence, the Trust would terminate, liquidate its remaining assets, and make final distributions to the shareholders. The Company, however, has an infinite existence without a predetermined liquidation plan. If the Trust reorganizes into the Company, the shareholders will only be entitled to such distributions as the board of directors of the Company (the "Board of Directors") considers appropriate. The shareholders will not have the right to liquidating distributions, as they would if the Trust did not reorganize. In addition, if the shareholders approve the Plan of Reorganization, the Trust will reorganize into the Company even if the shareholders fail to approve the Stock Purchase Agreement or the sale of the shares otherwise fails to occur. For example, the Purchaser will not be obligated to purchase the shares if an injunction exists enjoining the sale or a lawsuit is pending or threatened seeking to enjoin the sale or recover damages with respect to it. In such an event, the Company would continue to seek acquisition candidates and consider another strategic sale of its shares, similar to the contemplated sale to the Purchaser. See "Comparison of the Trust and Company" and "Stock Purchase Agreement -- Fairness Opinion."

SHAREHOLDER RIGHTS BETWEEN THE TRUST AND THE COMPANY WILL DIFFER

     The rights of a shareholder in the Trust will significantly differ from the rights of a shareholder in the Company under both the governing documents of each entity and applicable law. These differences include the matters on which a shareholder will be entitled to vote and whether the affirmative vote of more than a majority of the shares represented at a meeting will be required to approve a matter. In addition, shareholders of the Company may act by written consent. Generally, shareholders of the Trust may only act at a meeting. See "Plan of Reorganization -- Charter and Bylaws" and "Comparison of the Trust and the Company."

PROVISIONS IN THE COMPANY'S CHARTER MAY PREVENT A TAKEOVER

     The Company's Certificate of Incorporation (the "Charter") and bylaws (the "Bylaws") contain the following provisions that could prevent or inhibit a third party from acquiring the Company: (i) the transfer restrictions on the shares of Common Stock to preserve federal income tax net operating loss ("NOL") carryforwards and other tax attributes similar to the restrictions on the transfer of the Beneficial Shares contained in the Declaration of Trust, (ii) the requirement that only shareholders owning at least one-third of the outstanding shares of Common Stock may call a special shareholders' meeting, and
(iii) the requirement that shareholders owning at least two-thirds of the outstanding shares of Common Stock must approve any Charter amendment to the Charter provisions concerning the transfer restrictions and the special shareholders' meetings. In addition, under the Charter, the Company may issue shares of preferred stock. Any outstanding shares of preferred stock could also prevent or inhibit a third party from acquiring the Company. The existence of these provisions could depress the price of the Common Stock. See "Plan of Reorganization -- Charter and Bylaws."

CONFLICTS OF INTEREST OF THE PURCHASER

     Following the sale of the shares to the Purchaser, the Purchaser will own 40% of the outstanding shares of Common Stock. Mr. Ford will also be one of the Company's three directors and the Company's initial Chief Executive Officer. As only a plurality of the votes cast at an annual shareholders' meeting will be required to elect the Company's directors, the Purchaser's significant ownership of the outstanding shares of Common Stock could also enable it to elect all of the directors in the future. In addition, as the shareholders may remove directors without cause and shareholders owning at least one-third of the shares of Common Stock may call a special shareholders' meeting, the Purchaser could also call such a meeting for the purpose of removing directors. These factors could enable the Purchaser to influence the Company in ways favorable to the Purchaser, but detrimental to the other shareholders. To alleviate this concern, the Purchaser agreed in the Stock Purchase Agreement that for the three years following the closing of the sale of the shares, neither Mr. Ford nor any of his affiliates would receive a salary or other compensation from the Company, including receiving any options or warrants. The Purchaser's ownership of 40% of the outstanding shares of Common Stock will also permit the Purchaser to block any proposed amendments to the Charter concerning the transfer restrictions on the shares of Common Stock and the special shareholders' meetings because such changes will require the affirmative vote of shareholders owning at least two-thirds of the outstanding shares. Finally, as Mr. Ford has restrictive contractual relationships with certain entities, the Company does not intend to pursue acquisitions in the mortgage servicing business, the finance company business, thrifts in California or Texas, community banks in New Mexico or the western portion of Texas, or certain other businesses that the entities with which he has such relationships may engage in the future. The Company, however, could pursue an acquisition of an operating company in which Mr. Ford has an interest. The Company would not make such an acquisition, however, without the approval of a majority of the Company's disinterested directors. See "Stock Purchase Agreement."

CONFLICTS OF INTEREST OF MR. ENLOE

     Robert Ted Enloe III, a trustee and the Trust's Chief Executive Officer, negotiated the terms of the Stock Purchase Agreement on behalf of the Trust. Mr. Enloe will benefit from the sale of the shares to the Purchaser because at the closing the Company will pay him a $100,000 bonus and enter into an agreement clarifying the interaction of the registration rights of the Purchaser and Mr. Enloe and certain of his affiliates. This agreement will increase the shares over which Mr. Enloe, his wife, and the Enloe Descendants' Trust have registration rights from 400,000 shares to 759,000 shares. This agreement will also generally permit the Purchaser to exercise its piggy-back registration rights in connection with any exercise of demand registration rights by the Enloe Descendants' Trust and permit the Enloe Descendants' Trust, Mr. Enloe, and his wife to exercise their piggy-back registration rights in connection with any exercise of demand registration rights by the Purchaser. In addition, this agreement clarifies that the registration rights with respect to the shares of Common Stock held by the Enloe Descendants' Trust, Mr. Enloe, and his wife will be transferable to subsequent holders of such shares. See "Trust
- -- Financial Statements -- Bonuses" and "Stock Purchase Agreement -- Registration Rights."

FUTURE ABILITY TO ISSUE SHARES WILL BE RESTRICTED

     The Company will succeed to the Trust's NOL carryforwards for federal income tax purposes. Under Section 382 of the Internal Revenue Code of 1986 (as amended, the "Code"), the Company's use of these NOL carryforwards will be restricted upon certain changes in the ownership of the outstanding shares of Common Stock. Following the sale of the shares to the Purchaser, the Company will be effectively precluded from issuing any additional shares of Common Stock, any shares of any other class of voting stock or stock that participates in the earnings or growth of the Company, or certain options with respect to such stock, whether in an acquisition or otherwise, for approximately three years to avoid application of Section 382. In addition, the inability to issue shares of such stock in an acquisition during this period will prevent the Company from accounting for such acquisition under the pooling-of-interests method. Using the alternate purchase method of accounting for an acquisition could cause the Company to record goodwill, the amortization of which would decrease the Company's future net earnings. See "Plan of Reorganization -- Charter and Bylaws -- Share Transfer Restrictions."

MARKET PRICES OF SHARES OF COMMON STOCK AND BENEFICIAL SHARES MAY DIFFER

     When the Trust reorganizes into the Company, the shareholders will receive one share of Common Stock for each Beneficial Share that they own. No assurance exists that the market price of a share of Common Stock immediately after the reorganization will equal the market price of a Beneficial Share immediately before the reorganization. Many factors influence the market price of equity securities, including investor perception. Investors could perceive that the structural change from a Massachusetts business trust to a Delaware corporation changes the value of the Trust's equity securities.

FORWARD LOOKING STATEMENTS

     This Prospectus contains forward looking statements that involve risks and uncertainties, including statements concerning the Company's ability to acquire businesses in the future. These risks and uncertainties may cause the Company's results to differ significantly from the results discussed in the forward looking statements. Factors that could cause such differences include the risks described in this "Risk Factors" section.

                                  INTRODUCTION

     The board of trustees of the Trust (the "Board of Trustees") hereby solicits your proxy on behalf of the Trust for use at the Special Meeting.

     The address of the principal executive offices of both the Trust and the Company is 600 N. Pearl Street, Suite 420, Dallas, Texas 75201. The telephone number at such offices is (214) 720-8950.

PURPOSES OF THE SPECIAL MEETING

     At the Special Meeting, the shareholders will vote upon the following matters:

          1. AMENDMENT TO SECTION 8.2. The amendment of Section 8.2 of the Declaration of Trust to delete the proviso in Section 8.2 that restricts the Trust's ability to reorganize into another entity and clarify that such other entity may have a perpetual existence and broad operating authority.

          2. REORGANIZATION INTO A DELAWARE CORPORATION. The approval of the Plan of Reorganization, under which the Trust will reorganize into the Company. To effect this reorganization, the Trust will contribute its assets to the Company and receive all of the Company's Common Stock. The Trust will distribute this Common Stock to the shareholders in redemption of their Beneficial Shares in the Trust and then terminate. The Company will assume all of the Trust's outstanding liabilities and obligations. The amendment of Section 8.2 is a condition to the reorganization.

          3. SALE OF SHARES. The approval of the Stock Purchase Agreement, under which the Company will sell 8,102,439 newly issued shares of Common Stock to the Purchaser at a price of $2.85 per share. The Purchaser is an affiliate of Mr. Gerald J. Ford. The reorganization of the Trust into the Company is a condition to the closing of this sale.

RECOMMENDATIONS

     The Board of Trustees recommends that you vote to: (i) approve the amendment to Section 8.2 of the Declaration of Trust, (ii) approve the Plan of Reorganization, and (iii) approve the Stock Purchase Agreement.

                        AMENDMENT TO REVISE SECTION 8.2
                         (PROPOSAL 1 ON THE PROXY CARD)

     Section 8.2 of the Declaration of Trust expressly permits the Trust to reorganize into another entity, provided that such other entity has certain features similar to the Trust. As the Company will have a broad business purpose that is dissimilar from the Trust's narrow focus, the shareholders must approve the deletion of this proviso and add additional language to Section 8.2 to permit the reorganization of the Trust into an entity with a perpetual existence and broad operating authority.

CHANGES TO SECTION 8.2

     Section 8.2 is set forth below, with a line through the language that the amendment will delete and a line under the language that the amendment will add:

  SECTION 8.2. POWER TO ORGANIZE CORPORATION OR OTHER ENTITY TO TAKE OVER TRUST PROPERTY. By written instrument signed by at least two-thirds (2/3) of the Trustees and consented to by at least two-thirds (2/3) of the Shares then outstanding hereunder and entitled to vote, either in writing or by a vote at a meeting of Shareholders, a corporation, association, trust or other organization (or one or more of such entities), [Added text:, which may have a perpetual existence and broad operating authority,] may be organized to take over the Trust property and carry on the affairs of the Trust. The Trust property may be sold, conveyed or transferred to any such corporation, association, trust or organization, or to any existing corporation, association, trust or other organization, in exchange for the shares or securities thereof, or beneficial interest therein, and such transferee may be caused to assume the liabilities of the Trust, to deliver such shares, securities or beneficial interests ratably to the Shareholders in redemption of their Shares, and this Trust may be terminated [Deleted Text: ; provided, however, that no such sale, conveyance or transfer of the Trust Property shall be made to any corporation, association, trust or other organization unless (i) it utilizes its best efforts to continue to qualify for benefits under the federal income tax laws which are substantially equal to the benefits for which this Trust qualifies at such time, if that is appropriate,
  (ii) it has a purpose substantially the same as the purpose of this Trust, and
  (iii) its shares, securities, or beneficial interests which will be issued in exchange for such property constitute an investment substantially equal in quality and substantially the same in type as an investment in the Shares hereof].

REASONS FOR THE AMENDMENT AND RECOMMENDATION

     As amended, Section 8.2 will permit the Trust to reorganize into an entity with a perpetual existence and broad operating authority. Without the amendment, any entity into which the Trust reorganized would have to be similar to the Trust. As the Trust is a finite life entity that may only make and purchase real estate mortgage loans and engage in certain related activities, the shareholders must approve the amendment to Section 8.2 to permit the Trust to reorganize into the Company.

     If the shareholders approve this amendment and the Plan of Reorganization, the advantages and disadvantages of this amendment are the same as the advantages and disadvantages of the Plan of Reorganization discussed below. If the shareholders approve this amendment, but fail to approve the Plan of Reorganization, no advantage or disadvantage exists with respect to the amendment. In such a case, the Trust will not reorganize into the Company and any future reorganization will still require the approval of at least two-thirds of the Trustees and the affirmative vote of at least two-thirds of the outstanding Beneficial Shares.

     The Board of Trustees recommends that the shareholders approve the amendment because the Board of Trustees believes that the reorganization of the Trust into the Company and the sale of the shares of Common Stock to the Purchaser will permit the Trust to maximize shareholder value. As discussed in connection with the proposals to approve the Plan of Reorganization and the Stock Purchase Agreement, the Trust intends to expand its business through acquisitions under the leadership of Mr. Ford. Without amending Section 8.2, the Trust will be unable to accomplish this plan.

                             PLAN OF REORGANIZATION
                         (PROPOSAL 2 ON THE PROXY CARD)

     The shareholders will vote upon whether to approve the Plan of Reorganization, which is an exhibit to this Prospectus. Under the plan, the Trust will reorganize into the Company, a Delaware corporation. To effect the reorganization, the Trust will contribute its assets to the Company and receive all of the Company's shares of Common Stock. The Trust will distribute this Common Stock to the shareholders in redemption of their Beneficial Shares and then terminate. In the liquidation of the Trust, each shareholder will receive one share of the Company's Common Stock for each Beneficial Share in the Trust that such shareholder owns. The Company will assume all of the Trust's outstanding liabilities and obligations. The amendment to Section 8.2 of the Declaration of Trust to permit the reorganization to occur is a condition to the consummation of the Plan of Reorganization.

     Following the reorganization of the Trust into the Company, an exchange agent will send a transmittal letter to each shareholder. The transmittal letter will request such shareholder to complete the letter of transmittal and return it to the exchange agent with the shareholder's certificates representing Beneficial Shares. Upon the exchange agent's receipt of a properly completed letter of transmittal accompanied by such certificates, the exchange agent will send the shareholder the certificates representing the shareholder's shares of Common Stock.

     The reorganization of the Trust into the Company is a condition to the closing of the sale of the shares to the Purchaser. If the shareholders approve the Plan of Reorganization but do not approve the Stock Purchase Agreement, however, the Trust will still reorganize into the Company.

REASONS FOR THE REORGANIZATION AND RECOMMENDATION

     The Board of Trustees believes that there are several advantages in reorganizing from a Massachusetts business trust into a Delaware corporation. First, the Company will have the ability to engage in a broad range of business activities, which will permit it to exploit acquisition and other opportunities. Without amending the Declaration of Trust, the Trust may only make and purchase real estate mortgage loans and engage in certain related activities.

     Second, the Company will have perpetual existence. The Trust has a finite existence based upon the lives of certain designated individuals. The Trust's finite existence could affect the advisability of the Trust engaging in certain activities, whether currently permitted under the Declaration of Trust or a future amendment to it. For example, other than a self-liquidating investment with a term coextensive with the remaining term of the Trust, the Trust would have to sell any assets and businesses that it owned when the Trust terminated. Such a forced sale could decrease the price that the Trust might otherwise receive for such assets and businesses.

     Third, the investment and legal communities are much more familiar with Delaware corporations than Massachusetts business trusts. Delaware has a well developed body of corporate law and has therefore become the jurisdiction of choice for most public companies. In contrast, the laws governing a Massachusetts business trust are less developed. The Board of Trustees therefore believes that this greater familiarity with Delaware corporations could alleviate certain of the Trust's administrative and legal burdens. For example, the restrictive nature of the Declaration of Trust and the uncertainty concerning the law applicable to Massachusetts business trusts have caused the Trust to engage special Massachusetts legal counsel with respect to various matters. If the Trust had been a Delaware corporation, the Trust anticipates that it would not have engaged special legal counsel because of the greater familiarity of most lawyers with such corporations.

     The Trust was originally formed as a Massachusetts business trust because that type of entity is often used for REITs. As the Trust no longer qualifies as a REIT for federal income tax purposes, no reason exists for continuing it as a Massachusetts business trust.

     Several disadvantages may also exist concerning the reorganization of the Trust into a Delaware corporation. First, the Declaration of Trust currently limits the Trust to making and purchasing real estate mortgage loans and engaging in certain related activities. As reorganized, the Company will have the authority to engage in any lawful business. The Company, however, has no experience in the operation of any business other than financial services that primarily involve making and purchasing real estate mortgage loans. Second, the Trust is an entity with a finite existence. Upon the expiration of that existence, the Trust would terminate, liquidate its remaining assets, and make final distributions to the shareholders. The Company, however, has an infinite existence without a predetermined liquidation plan. The shareholders therefore will generally not have the right to liquidating distributions until the dissolution of the Company is approved by a majority of the whole Board of Directors and a majority of the Company's outstanding shares entitled to a vote on such matter.

     The Board of Trustees recommends that the shareholders approve the Plan of Reorganization because the Board of Trustees believes that the advantages of reorganizing into a Delaware corporation with perpetual existence and broad operating authority far outweigh the advantages of remaining a Massachusetts business trust. In addition, unless the Trust reorganizes into the Company, the Trust will be unable to sell the shares to the Purchaser. The Board of Trustees believes that selling such shares to the Purchaser and involving Mr. Ford as the Company's initial Chief Executive Officer could facilitate the Company's expansion of its business through acquisitions, which could maximize shareholder value.

CHARTER AND BYLAWS

     The Charter and Bylaws of the Company contain various provisions concerning the corporate governance of the Company. Some of these provisions are summarized below. These summaries, however, are qualified by reference to the Charter and the Bylaws, which are exhibits to this Prospectus.

     SHAREHOLDERS' MEETINGS. The Bylaws provide that the Company will have annual shareholders' meetings. The Charter and the Bylaws also provide that special shareholders' meetings may only be called by shareholders owning at least one-third of the outstanding shares of Common Stock or the Board of Directors pursuant to a resolution approved by majority of the directors then in office. The Bylaws provide that a majority of the outstanding shares entitled to vote on a matter will constitute a quorum at any shareholders' meeting, except as otherwise provided under the Charter, the Bylaws, or applicable law. Except as required under the Charter, the Bylaws, or applicable law, the holders of a majority of the shares present and entitled to vote will decide all proposals presented at a shareholders' meeting at which a quorum exists. Any shareholder proposal or nomination for director at an annual meeting will only be considered if the Company receives written notice of such proposal or nomination in a specified form at least 60 days before the meeting, or if later, ten days after the Company sends the first public notice of the meeting to its shareholders. With respect to special meetings, only those matters described in the notice of the meeting may be considered. In addition to any actions taken at shareholders' meetings, under the Delaware

General Corporation Law ("DGCL") the holders of the required number of shares entitled to vote upon a particular matter may take action with respect to such matter by written consent.

     BOARD OF DIRECTORS. The Charter and Bylaws provide that the directors of the Company will be elected annually by a plurality of the votes cast by those shares entitled to vote in the election of directors. Shareholders will not be permitted to cumulate their votes when electing directors. The Board of Directors will establish the actual number of directors from time to time by a resolution adopted by a majority of the directors then in office, provided that the total number of directors may not be less than two or more than twelve. A majority of the number of directors established by the Board of Directors will constitute a quorum for the transaction of most business. A director may be removed from office with or without cause before the expiration of such director's term by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in the election of directors.

     DIRECTOR LIABILITY AND INDEMNIFICATION. The Charter contains certain provisions that eliminate a director's liability to the Company for monetary damages for breach of the director's fiduciary duties, except in circumstances involving certain wrongful acts such as the breach of the duty of loyalty or acts or omissions not in good faith or involving intentional misconduct, a knowing violation of law, or a transaction in which the director derived an improper personal benefit. A director will also remain liable with respect to any improper distributions or other payments with respect to the Company's shares. The Charter also contains provisions indemnifying the directors and officers of the Company to the fullest extent permitted under the DGCL for claims arising in connection with acts or omissions in their service to the Company. The Charter also requires the Company to advance to its directors and officers funds for expenses that they incur in the defense of such claims. The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors and officers. In addition, the Company will enter into indemnification agreements with its directors and officers specifically providing for their indemnification and the advancement of funds for defense costs under certain circumstances.

     SHARE TRANSFER RESTRICTIONS. The Charter contains prohibitions on the transfer of the shares of Common Stock to avoid limitations on the use of the NOL carryforwards and other federal income tax attributes that the Company will inherit from the Trust. The Charter generally prohibits any transfer of shares of Common Stock, any other subsequently issued voting stock or stock that participates in the earnings or growth of the Company, and certain options with respect to shares of Common Stock and such other shares, if the effect of the transfer would be to make any person an owner of 4.9% or more (by aggregate value) of the outstanding shares of such stock, increase the ownership position of any person that already owns 4.9% or more (by aggregate value) of the outstanding shares of such stock, or cause any person to be treated like the owner of 4.9% or more (by aggregate value) of the outstanding shares of such stock for tax purposes. The determination of percentage ownership for this purpose will be extremely complicated, and includes all shares owned directly by a person as well as all shares owned indirectly under complex attribution rules set forth in the Code and Treasury regulations. For this purpose, "person" is defined broadly to mean any individual, corporation, estate, debtor, association, company, partnership, joint venture, or similar organization, including any group of persons acting together within the meaning of the Treasury regulations.

     A purported transfer of shares in violation of the Charter transfer restrictions would have the following consequences: (i) the purported transfer will be void, and (ii) the Company may require the purported transferee to surrender the shares and any dividends received on them to an agent designated by the Company. The agent will then sell the shares in an arm's length transaction. If the purported transferee has resold the shares before receiving the Company's demand to surrender them, the purported transferee will generally be required to transfer to the agent the proceeds of the sale and any distributions the transferee received with respect to such shares. After paying its expenses and reimbursing the purported transferee for the price paid for the shares (or the fair market value of the shares at the time of a purported transfer by gift, inheritance, or similar transfer), the agent will pay any remaining amounts to charities designated by the Company.

     A prohibited transfer could also occur in connection with changes in the ownership of the holders of the Company's shares. In connection with any such change that would cause a person or group to own more than 4.9% of the Company's shares, the Company may require the holder to dispose of a sufficient number of shares under the provisions summarized above so that the person or group does not own 4.9% or more of the shares.

     The Charter also provides that the Company may require, as a condition to the registration of the transfer of any shares of Common Stock, that the proposed transferee furnish to the Company all information reasonably requested by the Company with respect to the proposed transferee's direct or indirect ownership interest in, and options to acquire, shares of Common Stock.

     The Board of Directors will have the power to approve certain transfers that would otherwise be prohibited under the foregoing provisions. The transfer restrictions will apply to the shares of Common Stock to be acquired by the Purchaser, restricting the resale of such shares to persons who would not own 4.9% or more of the outstanding shares following such resale unless approved by the Board of Directors pursuant to its authority to waive the transfer restrictions under certain circumstances. Pursuant to such authority, the Board of Directors has approved the sale of the shares to the Purchaser, the Purchaser's pledge of such shares, and any foreclosure on such pledge. The Purchaser anticipates that it will secure a portion of the financing used to purchase the shares of Common Stock with all or a portion of such shares. See "Trust -- NOL Carryforwards" and "Security Ownership -- Restrictions on the Transfer of Beneficial Shares."

     SUPER-MAJORITY VOTING REQUIREMENTS. The DGCL generally provides that the affirmative vote of at least a majority of the outstanding shares is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Charter requires the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote in the election of directors to amend or repeal the Charter provisions described above concerning shareholders' meetings, the Board of Directors, and the transfer restrictions on the Company's shares of Common Stock and other voting or participating stock.

     INTERESTED STOCKHOLDER STATUTE. The Company is subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the transaction in which the person became an interested stockholder, unless the business combination was approved in a prescribed manner or the interested stockholder obtained such status with the approval of the board of directors. A "business combination" includes an asset sale, merger, or other specified transaction. Subject to certain exceptions, an "interested stockholder" includes a person who owns 15% or more of the corporation's outstanding voting stock. Section 203 could discourage a person from seeking to acquire the Company, which could depress the price of the Common Stock. Section 203 will be inapplicable to the Purchaser.

DESCRIPTION OF THE COMMON STOCK

     The Company will be authorized to issue an aggregate of 50,000,000 shares of Common Stock. As of the date of this Prospectus, the Trust has 12,153,658 Beneficial Shares outstanding. In the reorganization, each shareholder will receive one share of Common Stock for each Beneficial Share that such shareholder owns. Upon consummation of the reorganization the Company will therefore have 12,153,658 shares of Common Stock outstanding. Following the sale of shares of Common Stock to the Purchaser, the number of outstanding shares of Common Stock will increase to 20,256,097.

     The shares of Common Stock to be distributed to the shareholders in the reorganization will be fully paid and non-assessable. The rights, preferences, and privileges of the holders of the Common Stock, however, will be subject to the rights of the holders of any shares of preferred stock that the Company issues in the future.

     Voting. The shareholders will be entitled to one vote for each share of Common Stock held. They will not possess any cumulative voting rights. Accordingly, subject to the voting rights of any holders of preferred stock, the holders of a majority of the shares of Common Stock could elect all of the directors of the Company.

     Distributions. Subject to any preferential rights of any outstanding preferred stock, the holders of the Common Stock will be entitled to receive, pro rata, such dividends, if any, as the Board of Directors declares out of funds legally available for distribution. Upon the liquidation of the Company, the holders of the Common Stock will be entitled to receive, pro rata, the assets of the Company available after paying all creditors and the liquidation and other preferences with respect to any outstanding preferred stock. The holders of the shares of Common Stock will not possess any preemptive, redemption, or subscription rights.

DESCRIPTION OF THE PREFERRED STOCK

     The Company will be authorized to issue up to 10,000,000 shares of preferred stock, par value $.01 per share, in one or more series. The Board of Directors will determine the rights and preferences of each series, including its conversion rights, dividend rights, liquidation preferences, redemption rights, sinking fund provisions, and voting rights. Although the Declaration of Trust permits the Trust to issue up to 10,000,000 shares of preferred stock, the Trust has not issued any such shares as of the date of this Prospectus.

     The issuance of any shares of preferred stock could delay or prevent a change in control of the Company. In addition, the Company's ability to issue shares of preferred stock could depress the market price of the Common Stock.

NO DISSENTERS' RIGHTS

     The shareholders will not possess any dissenters' rights of appraisal with respect to the reorganization of the Trust into the Company.

ACCOUNTING TREATMENT

     Under generally accepted accounting principles, the contribution of the Trust's net assets to the Company in exchange for all of the shares of Common Stock will be accounted for at the book value of the Trust's net assets. The subsequent distribution of the shares of Common Stock to the shareholders will be accounted for as a distribution of Trust equity at the book value of the Trust's investment in the Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary addresses certain federal income tax consequences of the reorganization to the Trust, the Company, and the shareholders who are residents or citizens of the United States. This summary is based upon current provisions of the Code, the Treasury regulations, current administrative pronouncements of the Internal Revenue Service

("IRS"), and judicial decisions now in effect, all of which are subject to change, possibly retroactively. This summary addresses all material federal income tax consequences of the reorganization and the Stock Purchase Agreement to the Trust, the Company, and the shareholders who are residents or citizens of the United States. This summary does not address foreign, state, or local tax consequences, or estate or gift tax considerations, and it neither purports to be a complete analysis or listing of all potential tax effects relevant to the Trust, the Company, or any shareholder nor addresses the tax consequences that may be relevant to particular categories of shareholders subject to special treatment under certain federal income tax laws. Accordingly, each shareholder should contact such shareholder's own tax advisor regarding the tax consequences of the reorganization to such shareholder.

     The Trust and the Company have not requested, nor will they request, a ruling from the IRS concerning the federal income tax consequences of the reorganization or any matters discussed in this summary. Neither this discussion nor the opinion of special tax counsel described below are binding on the IRS or the courts and no assurance exists that the IRS or the courts will not take one or more contrary positions.

     REORGANIZATION. The Trust has received an opinion from Hughes & Luce, L.L.P., the Trust's special tax counsel, that: (i) the reorganization of the Trust into the Company will constitute a "reorganization" within the meaning of
Section 368(a) of the Code and the Trust and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) the Trust, the Company, and the shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reorganization, (iii) the Company will succeed to and take into account the Trust's NOL carryovers pursuant to Sections 381(a) and 381(c)(1) of the Code, and (iv) the transactions contemplated by the Stock Purchase Agreement will not restrict the Company's use of such NOL carryovers under Section 382 of the Code.

     The above opinion is based upon certain representations and assumptions, including the representations and assumptions that: (i) the Company will either continue the Trust's historic business or use a significant portion of the Trust's business assets in a business, (ii) the Company has no plan or intention to sell or otherwise dispose of the assets of the Trust to be acquired in the reorganization, except for dispositions made in the ordinary course of business, and (iii) the Trust's shareholders have no plan or intention to sell or otherwise dispose of a number of the shares of the Company's Common Stock that they will receive in the reorganization in exchange for their Beneficial Shares in the Trust that would reduce the Trust's shareholders' ownership of the Company's Common Stock to a number of shares having a value, as of the closing of the reorganization, of less than 50% of the value of the outstanding Beneficial Shares as of such closing.

     COMMON STOCK. Although the Company does not contemplate making any distributions with respect to the shares of Common Stock in the foreseeable future, any such distributions will constitute dividends taxable as ordinary income for federal income tax purposes to the extent of the Company's current and accumulated earnings and profits. Distributions to shareholders that are corporations or otherwise qualify under Section 243 of the Code, however, could qualify for the 70% dividends received deduction. Distributions in excess of the Company's current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the shareholder's basis in such shareholder's shares, and as a long-term capital gain after the return of such capital if the shareholder held the shares as capital assets for more than one year. Shareholders receiving distributions from the Company could also be affected by the taxable income limitations of Section 246(b), the holding period requirements of Section 264(c), the debt-financed portfolio stock limitations of
Section 246A, and the "extraordinary dividend" rules of Section 1059 of the Code. As the Trust is treated as a corporation for tax purposes, any distributions from the Trust with respect to the Beneficial Shares would also be treated as described above.

     A shareholder who sells such shareholder's shares of Common Stock will recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder's tax basis in the shares sold. Such gain or loss will be a long-term capital gain or loss if the shareholder held such shares as capital assets for more than one year.

     THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE AND ADDRESSES THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S SITUATION. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX AND FINANCIAL ADVISORS AS TO THE MATTERS DESCRIBED IN THIS PROSPECTUS AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE REORGANIZATION.

                                     TRUST

     The Trust engages in financial services, primarily making and purchasing real estate mortgage loans and engaging in certain related activities. These loans are generally first mortgage construction notes and first mortgage acquisition and development notes. The Trust also makes other secured or guaranteed loans related directly or indirectly to real estate.

ACQUISITION PLANS

     The Trust emerged from Chapter 11 bankruptcy proceedings in April 1994. Under the bankruptcy plan of reorganization, the Trust became a virtually debt-free entity with cash and cash equivalents, real estate mortgage loans, foreclosed real estate, and NOL carryforwards. The bankruptcy plan contemplated that the Trust would continue as a financial services company, primarily making and purchasing real estate mortgage loans. The Board of Trustees, however, decided to delay the Trust's making and purchasing of longer maturity loans until the Trust decreased its holdings in foreclosed real estate, although the Trust continued to make and purchase other real estate mortgage loans. The Trust consequently reduced its holdings of such real estate, net of reserves, from $15.1 million as of June 30, 1994 to $3.8 million as of March 31, 1996.

     After the Trust emerged from bankruptcy proceedings, the Board of Trustees decided that the Trust should seek to maximize shareholder value using the Trust's cash and cash equivalents, NOL carryforwards, and other assets. When determining how to maximize shareholder value, the Board of Trustees concluded that the Trust's NOL carryforwards could create significant value by decreasing the federal income taxes that the Trust would pay on any future earnings. The Board of Trustees therefore determined that the best way to maximize shareholder value was for the Trust to purchase or create an operating business, while continuing to make and purchase real estate mortgage loans. The Trust could then realize the value of the NOL carryforwards through the decrease in federal income taxes that the Trust would pay on the business's earnings. Accordingly, the Trust has been searching for acquisition candidates. See "Stock Purchase Agreement -- Business Plan" and "Stock Purchase Agreement
- -- Background."

ASSETS

     As of March 31, 1996, the Trust had: (i) $22.7million in cash and cash equivalents, (ii) $5.6 million in promissory notes receivable, net of reserves, and (iii) $3.8 million in foreclosed real estate, net of reserves. The Trust is not obligated to make any further advances on any of its promissory notes receivable.

     The Trust also owns interests in eight impaired promissory notes receivable relating to prior foreclosure deficiencies and judgments. The Trust has not assigned any value to its interests in these notes because collection appears unlikely. As of March 31, 1996, the Trust's interests ranged from 40% to 80% of each note, with the remaining interests in such notes primarily owned by ST Lending, Inc. ("ST Lending"). In April 1996, ST Lending transferred its interests in these promissory notes to the Trust as part of an asset exchange. See "Trust -- Financial Statements -- Asset Exchange."

     The tables below provide details concerning the Trust's promissory notes receivable (other than the eight impaired notes) and foreclosed real estate as of March 31, 1996.

                          PROMISSORY NOTES RECEIVABLE

                                 MARCH 31, 1996

- ----------------------------------------------------------------------------------------------------------------------------
                                 INTEREST                                   ACCRUED      GROSS        LOSS         NET
            MAKER                  RATE          SECURITY      PRINCIPAL    INTEREST    BALANCE      RESERVE     BALANCE
- ----------------------------------------------------------------------------------------------------------------------------
  Resurgence Properties Inc.    LIBOR +2.5%        None        $4,257,988   $ 16,711   $4,274,699      --       $4,274,699
- ----------------------------------------------------------------------------------------------------------------------------
  Calprop                       Prime +2%       72 Single       1,076,800     28,131    1,104,931      --        1,104,931
                                               family lots in
                                               Murrieta, CA
- ----------------------------------------------------------------------------------------------------------------------------
  41st Street East Development  Not accruing   Three single       212,579     --          212,579      --          212,579
  Co.                            interest      family houses
                                               in Palmdale,
                                                    CA
- ----------------------------------------------------------------------------------------------------------------------------
  Robert K. Utley              Not accruing        None            71,950     --           71,950      --           71,950
                                 interest
- ----------------------------------------------------------------------------------------------------------------------------
  Johnny L. Swaim               Prime +1%          None             3,793         69        3,862      --            3,862
- ----------------------------------------------------------------------------------------------------------------------------
  Victor R. Means, Jr.              9%             None             3,690         89        3,779      --            3,779
- ----------------------------------------------------------------------------------------------------------------------------
  Unallocated Loss Reserve          --              --            --          --          --        $ (69,282)     (69,282)
- ----------------------------------------------------------------------------------------------------------------------------
  TOTAL                             --              --         $5,626,800   $ 45,000   $5,671,800   $ (69,282)  $5,602,518
- ----------------------------------------------------------------------------------------------------------------------------

- ---------------

Note: In April 1996 the Trust exchanged its 50% interest in the promissory note receivable from 41st Street East Development Co. for ST Lending's 20% in the promissory note receivable from Calprop. The above descriptions of both of these notes only refer to the Trust's interest in them before the exchange. In addition, the Trust sold the promissory note from Resurgence Properties Inc. ("RPI") back to RPI. See "Trust -- Financial Statements."

                             FORECLOSED REAL ESTATE

                                 MARCH 31, 1996

- -----------------------------------------------------------------------------------------
                      PROPERTY                            LOCATION         CARRYING VALUE
- -----------------------------------------------------------------------------------------
 Residential land -- 567 acres                          San Antonio, TX      $1,849,805
- -----------------------------------------------------------------------------------------
 Commercial land -- 37 acres                            San Antonio, TX       1,005,570
- -----------------------------------------------------------------------------------------
 55 Single family lots                                    Fontana, CA           825,000
- -----------------------------------------------------------------------------------------
 20 Single family lots                                  San Antonio, TX          89,744
- -----------------------------------------------------------------------------------------
 TOTAL                                                        --             $3,770,119
- -----------------------------------------------------------------------------------------

NOL CARRYFORWARDS

     The Trust has NOL carryforwards aggregating $226.1 million as of June 30, 1995, which expire at various times beginning in 2005 and ending in 2010. In connection with the reorganization, the Company will succeed to these NOL carryforwards. See "Plan of Reorganization -- Charter and Bylaws -- Share Transfer Restrictions," "Plan of Reorganization -- Federal Income Tax Consequences," and "Security Ownership -- Restrictions on the Transfer of Beneficial Shares."

COMPETITION

     When lending money to builders and developers, the Trust competes with commercial banks, savings and loan associations, mortgage bankers, the Federal Deposit Insurance Corporation, and other financial institutions. Many of these institutions have significantly greater resources than the Trust. Accordingly, to the extent that the Trust or the Company continues in this business, it expects to focus on making smaller loans and providing enhanced services to the borrowing builders and developers. The Trust believes that the financial institutions described above have not adequately served this market.

     When selling its foreclosed real estate, the Trust competes with commercial banks, savings and loan associations, the Federal Deposit Insurance Corporation, and other financial institutions seeking to sell their own foreclosed real estate. The primary factors affecting competition when selling real estate are the location and value of the real estate, the price at which the seller is willing to sell it, and the seller's willingness to provide or arrange financing for the prospective purchaser.

LEGAL PROCEEDINGS

     The Trust is involved in routine litigation incidental to its business. The Trust believes that such litigation will not have a material adverse impact upon its financial condition, results of operations, or cash flows.

FINANCIAL STATEMENTS

     Accompanying this Prospectus are the Trust's Forms 10-K and 10-Q. The Trust and the Company encourage the shareholders to read these forms, including the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in them. The Trust has not undergone any significant changes since March 31, 1996, other than as described below.

     BONUSES. In recognition of their service to the Trust and efforts in connection with the sale of the shares to the Purchaser, the Trust awarded a bonus of $100,000 to Robert Ted Enloe III, a trustee and the Trust's Chief Executive Officer, and $50,000 to Bradley S. Buttermore, the Trust's Chief Financial Officer. These bonuses are contingent upon the closing of the sale of the shares to the Purchaser. As required under the Stock Purchase Agreement, the Purchaser consented to the payment of these bonuses.

     ASSET EXCHANGE. In April 1996, the Trust and ST Lending exchanged their respective interests in certain jointly held assets. First, ST Lending transferred to the Trust its interest in eight impaired promissory notes receivable relating to prior foreclosure deficiencies and judgments. The Trust had not assigned any carrying value to these notes because future collections are unlikely. Second, ST Lending transferred to the Trust ownership of an entity, the sole asset of which is approximately 40 acres of undeveloped commercial real estate encumbered by tax liens. Lomas Management, Inc. will continue to manage this real estate. Third, the Trust and ST Lending allocated the funds that they expect to receive under a proposed settlement agreement related to the deficiency amount under a jointly owned promissory note receivable. The Trust expects that the gross proceeds that the Trust and ST Lending will receive under the settlement agreement will be less than $11,000. Fourth, the Trust exchanged its 50% interest in a $425,000 principal amount promissory note receivable that the Trust had classified as a non-earning asset (the Trust's interest in such principal amount was $212,500) to ST Lending for ST Lending's 20% interest in a $1,346,000 principal amount promissory note receivable that was earning interest at the rate of 2% over the prime interest rate (ST Lending's interest in such principal amount was $269,200). This exchange of promissory notes receivable results in the Trust owning 100% of the $1,346,000 principal amount promissory note receivable, the payment of which is secured by residential lots in Murrieta, California. As required under the Stock Purchase Agreement, the Purchaser consented to this asset exchange. The Trust will not recognize any gain or loss with respect to these transactions. In connection with the exchange of interests in promissory notes, the Trust will recognize $31,300 of previously unrecognized interest income with respect to the interest in the promissory note transferred to ST Lending and will record a discount of $25,300 with respect to the interest in the promissory note received from ST Lending, which discount the Trust will amortize as additional interest income on this note.

     PROMISSORY NOTE. On June 18, 1996, Mr. Enloe repaid in full the promissory note that he owed to the Trust. At the time of the repayment, the principal and accrued but unpaid interest owed under the note was $416,787.
Mr. Enloe had delivered the promissory note to the Trust in October 1993 in partial payment of the exercise price of options to purchase 650,000 Beneficial Shares that the Trust had previously granted to him. At the time that the Trust accepted the promissory note from Mr. Enloe, the trustees were unaware of certain provisions in the Declaration of Trust that prohibited a trustee from "borrowing money" from the Trust. Mr. Enloe exercised the options at the Trust's request several days before the Trust filed its Chapter 11 bankruptcy petition because the existence of unexercised options at the time of the filing could have adversely affected the Trust's NOL carryforwards. Mr. Enloe's repayment of the promissory note has effectively cured any violations of the Declaration of Trust that may have occurred with respect to the Trust's acceptance of the promissory note from him.

     SALE OF RPI PROMISSORY NOTE. On June 27, 1996, the Trust sold its promissory note from RPI back to RPI. This promissory note had a principal balance at the time of the sale of $4,139,215 and accrued interest at LIBOR plus 2.5%. The purchase price was 98.75% of the principal amount plus accrued interest. As required under the Stock Purchase Agreement, the Purchaser consented to the sale of this promissory note.

                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The Trust has derived the selected financial data presented below for each of the five years ended June 30, 1995 from the Trust's audited consolidated financial statements. The Trust has derived the statement of operations selected financial data presented below for the nine months ended March 31, 1996 and 1995 and the balance sheet selected financial data as of March 31, 1996 and 1995 from the Trust's unaudited consolidated financial statements. The Trust's unaudited consolidated financial statements include all adjustments that the Trust considers necessary for a fair presentation of the financial position and the results of operations for the periods covered. The data for periods subsequent to the Trust's emergence from Chapter 11 bankruptcy proceedings in April 1994, however, are not comparable to prior periods because of substantial reductions in the Trust's assets and liabilities in connection with such proceedings.

     The pro forma data below gives effect to the reorganization and the sale of the shares to the Purchaser as of July 1, 1994 for the statement of operations selected financial data and as of June 30, 1995 and March 31, 1996 for the balance sheet selected financial data as of those respective dates. This pro forma data assumes that the Trust deposits the $22.1 million net proceeds from the sale of the shares in a demand deposit account paying 4.5% interest per annum and capitalizes the $1.0 million in expenses relating to the reorganization and sale of the shares, which the Trust records as a reduction to shareholders' equity.

                                         NINE MONTHS ENDED
                                             MARCH 31,                                   YEAR ENDED JUNE 30,
                                   -----------------------------   ---------------------------------------------------------------
                                          1996            1995            1995             1994       1993       1992       1991
                                   -------------------   -------   -------------------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:      PRO FORMA   ACTUAL              PRO FORMA   ACTUAL
                                   ---------   -------             ---------   -------

Revenue.....................       $ 3,088    $ 2,299   $ 1,721    $ 3,183    $ 2,172   $ 10,019   $ 15,115   $ 19,763   $ 42,193
Interest expense............            --         --        --         --         --      7,673     16,295     20,515     36,537
Provision for possible
  losses....................            --         --     3,192      3,192      3,192      3,175     15,150     32,000     62,100
Income (loss) before
  extraordinary item........         1,603        814    (2,768)    (1,857)    (2,868)   (16,341)   (34,672)   (43,141)   (66,346)
Income (loss) per share
  before extraordinary
  item......................          0.08       0.07     (0.22)     (0.09)     (0.23)     (1.34)     (2.94)     (3.68)     (5.67)
Cash dividends declared per
  share.....................            --         --        --         --         --         --         --         --         --

                                        MARCH 31,                                        JUNE 30,
                              -----------------------------   ---------------------------------------------------------------
                                     1996            1995            1995             1994       1993       1992       1991
                              -------------------   -------   -------------------   --------   --------   --------   --------
BALANCE SHEET DATA:           PRO FORMA   ACTUAL              PRO FORMA   ACTUAL
                              ---------   -------             ---------   -------

Total assets................   $56,816    $32,916   $32,829    $55,147    $32,036   $ 36,316   $ 261,57   $ 337,52   $ 451,05
Debts, other than accounts
  payable...................        --         --        --         --         --         --    187,725    234,057    303,223
Shareholders' equity........    56,316     32,419    31,732     54,731     31,620     34,914     63,591     98,333    141,309
Book value per share........      2.78       2.67      2.61       2.70       2.60       2.81       5.40       8.33      12.07

                                    COMPANY

     The Company will succeed to the business of the Trust. The Company, however, will not have the operating restrictions that restrain the Trust. This greater flexibility should enhance the Company's ability to expand the Trust's business through one or more acquisitions. No assurance exists, however, that the Company will be able to make an acquisition or that any acquisition will be successful. See "Stock Purchase Agreement -- Business Plan."

     The Company currently has assets consisting of $1,000 in cash, has issued all of its outstanding shares of Common Stock to the Trust, and has assumed all of the Trust's obligations under the Stock Purchase Agreement. Set forth below is the Company's balance sheet and an audit report on it.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Liberte Investors Inc.

     We have audited the accompanying balance sheet of Liberte Investors Inc. as of April 1, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Liberte Investors Inc. at April 1, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
April 30, 1996

                             LIBERTE INVESTORS INC.

                                 BALANCE SHEET
                                 APRIL 1, 1996

ASSETS
Cash..............................................................................    $1,000
                                                                                      ------
Total Assets......................................................................    $1,000
                                                                                      ======
STOCKHOLDER'S EQUITY
Preferred Stock, par value $.01 per share, 10,000,000 shares authorized,
  no shares outstanding...........................................................        --
Common Stock, par value $.01 per share, 50,000,000 shares authorized,
  1,000 shares issued and outstanding.............................................    $   10
Additional Paid-in-Capital........................................................       990
                                                                                      ------
Total Stockholder's Equity........................................................    $1,000
                                                                                      ======

                             NOTE TO BALANCE SHEET
                                 APRIL 1, 1996

ORGANIZATION

     On April 1, 1996, Liberte Investors, a Massachusetts business trust (the "Trust"), formed Liberte Investors Inc., a Delaware corporation (the "Company"). The Trust formed the Company in connection with the Trust's contemplated reorganization into a Delaware corporation. The Trust and the Company have entered into a Plan of Reorganization, dated as of April 1, 1996, under which the Trust will reorganize into the Company. Under this plan, the Trust will contribute its net assets to the Company and receive shares of the Company's common stock, par value $.01 per share. The Trust will distribute this common stock to its shareholders in redemption of their beneficial shares in the Trust and then terminate.

     As of the date of this balance sheet, the Company has issued 1,000 shares of its common stock to the Trust for $1,000 and the assignment to the Company of all of the Trust's rights under a Stock Purchase Agreement, dated as of January 16, 1996, between the Trust and Hunter's Glen/Ford, Ltd., under which the purchaser will purchase 8,102,439 newly issued shares of common stock from the Company for $2.85 per share. In connection with the assignment, the Company assumed all of the Trust's obligations under that agreement. Both the reorganization of the Trust into the Company and the sale of the shares of common stock are subject to the approval of the Trust's shareholders. In addition, the reorganization of the Trust into the Company is a condition to the sale of the shares.

                    COMPARISON OF THE TRUST AND THE COMPANY

     The Trust is a finite life entity authorized to engage in certain financial services, primarily making and purchasing real estate mortgage loans and engaging in certain related activities. In contrast, the Company will have a perpetual existence and the ability to engage in a broad range of business activities. The first table below compares certain matters concerning the governance of the Trust and the Company and related matters, some of which have been discussed above.

     The Declaration of Trust describes in detail the Trust's policies with respect to making and purchasing real estate mortgage loans and engaging in certain related activities. In contrast, the Charter and the Bylaws will generally not contain any operating policies. The second table below compares certain operating policies of the Trust and the Company.

                      COMPARISON OF GOVERNANCE PROVISIONS

- --------------------------------------------------------------------------------------------------
       ITEM                         TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Purpose             The purpose of the Trust is to        The purpose of the Company will be
                     render financial services,            to engage in any lawful business.
                     primarily by making and purchasing    The Company will attempt to expand
                     real estate mortgage loans.           the Trust's financial services
                                                           business through one or more
                                                           acquisitions.
- --------------------------------------------------------------------------------------------------
 Term                The Trust has a finite existence      The Company will have perpetual
                     and will terminate 20 years after     existence.
                     the last to die of the initial
                     trustees of the Trust and 20 other
                     individuals, some of whom are cur-
                     rently under 30 years old.
- --------------------------------------------------------------------------------------------------
 Voting Rights       The shareholders have the right to    The shareholders will have the
                     elect the trustees. Other             right to elect directors at the
                     shareholder votes are non-binding,    Company's annual meeting and to
                     except in the following               remove the directors. In addition,
                     matters: (i) removing a trustee,      the shareholders will have the
                     (ii) approving certain transactions   right to vote on all matters
                     involving more than 50% of the        requiring a shareholder vote under
                     Trust's property, (iii) amending      the DGCL, including amending the
                     the Declaration of Trust, and (iv)    Charter, engaging in certain
                     organizing another entity and         mergers, and selling substantially
                     transferring the Trust's assets to    all of the Company's assets.
                     it.
- --------------------------------------------------------------------------------------------------
 Super-Majority      The affirmative vote of at least      The affirmative vote of at least
 Voting              two-thirds of the outstanding         two-thirds of the Company's
 Requirements        Beneficial Shares is required to:     outstanding shares entitled to vote
                     (i) amend the Declaration of Trust,   in the election of directors will
                     (ii) terminate the Trust before the   be required to amend certain
                     time specified in the Declaration     Charter provisions concerning
                     of Trust, or (iii) organize another   shareholders' meetings, the Board
                     entity to which the Trust will        of Directors, and the transfer
                     transfer its assets. In addition,     restrictions on the Company's
                     the affirmative vote of at least a    shares of Common Stock and other
                     majority of the outstanding           voting or participating stock.
                     Beneficial Shares is required to
                     approve certain transactions
                     involving 50% or more of the
                     Trust's property.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
       ITEM                         TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Special             Special shareholders' meetings may    Special shareholders' meetings may
 Shareholders'       be called by either the Chairman of   be called by shareholders owning at
 Meetings            the Board, the President, a           least one-third of the outstanding
                     majority of the trustees, or          shares of Common Stock or the Board
                     shareholders owning at least 25% of   of Directors pursuant to a
                     the outstanding Beneficial Shares.    resolution approved by a majority
                     At a special meeting, the share-      of the directors then in office. At
                     holders may only consider those       a special meeting, the shareholders
                     matters specified in the notice of    may only consider those matters
                     the meeting.                          specified in the notice of the
                                                           meeting.
- --------------------------------------------------------------------------------------------------
 Action by Written   The shareholders may not act by       The shareholders may act by written
 Consent             written consent, except under         consent.
                     certain limited circumstances.
- --------------------------------------------------------------------------------------------------
 Board of            The Board of Trustees is classified   The Board of Directors will be
 Directors/          into three classes, with the          unclassified and consist of three
 Trustees            trustees of each class serving        directors, Mr. Ford and two of the
                     staggered three-year terms. Each      trustees of the Trust.
                     class is currently comprised of one
                     trustee.
- --------------------------------------------------------------------------------------------------
 Director/Trustee    The Trust pays each trustee a         The Company will pay each director
 Compensation        monthly retainer of $900 along with   a monthly retainer of $900 along
                     $500 for each meeting attended. In    with $500 for each meeting
                     addition, the Trust has a             attended, except that until after
                     retirement plan for the trustees.     the third anniversary of the
                                                           closing of the sale of the shares
                                                           to the Purchaser, the Company will
                                                           not compensate Mr. Ford for his
                                                           service as a director. In addition,
                                                           the Company would continue the
                                                           Trust's retirement plan.
- --------------------------------------------------------------------------------------------------
 Director/Trustee    The Declaration of Trust provides     The Charter eliminates a director's
 Liability           that a trustee or officer of the      liability to the Company for
                     Trust will not be personally liable   monetary damages for breach of the
                     in tort, contract, or otherwise in    director's fiduciary duties, except
                     connection with the affairs of the    in circumstances involving certain
                     Trust, except with respect to such    wrongful acts such as the breach of
                     individual's willful misfeasance,     the duty of loyalty or acts or
                     bad faith, gross negligence, or       omissions not in good faith or
                     reckless disregard of duty.           involving intentional misconduct, a
                                                           knowing violation of law, or a
                                                           transaction in which the director
                                                           derived an improper personal
                                                           benefit. A director will also
                                                           remain liable with respect to any
                                                           improper distributions or other
                                                           payments with respect to the Com-
                                                           pany's shares.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
       ITEM                         TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Indemnification     The Declaration of Trust provides     The Charter provides that the
                     that the Trust will indemnify its     Company will indemnify its
                     trustees, officers, employees, and    directors and officers to the
                     agents with respect to claims         fullest extent provided under the
                     asserted against them because of      DGCL with respect to claims
                     their status as a trustee, of-        asserted against them because of
                     ficer, employee, or agent of the      their status as a director or
                     Trust or activity in any such         officer of the Company or their
                     capacity, unless such claim arose     service to another entity at the
                     out of such individual's willful      Company's request. The Charter will
                     misfeasance, bad faith, gross         also require the Company to
                     negligence, or reckless disregard     reimburse such individuals for the
                     of duty. The Trust will also          reasonable expenses that they incur
                     reimburse such individuals for the    defending any indemnifiable
                     reasonable expenses that they incur   claims. In addition, the Company
                     defending any indemnifiable claims.   will enter into indemnification
                                                           agreements with its directors
                                                           and officers providing
                                                           for their indemnification and
                                                           advancement of funds for defense
                                                           costs under certain circumstances.
- --------------------------------------------------------------------------------------------------
 Preemptive Rights   The shareholders do not possess any   The shareholders will not possess
                     preemptive rights.                    any preemptive rights.
- --------------------------------------------------------------------------------------------------
 Dissenters'         The shareholders do not possess any   The shareholders will possess
 Rights              dissenters' appraisal rights.         statutory dissenters' appraisal
                                                           rights with respect to certain
                                                           mergers and consolidations in-
                                                           volving the Company.
- --------------------------------------------------------------------------------------------------
 Options             The authority of the Trust to grant   The Company will have the authority
                     options to purchase Beneficial        to grant options to purchase shares
                     Shares appears unclear. One section   of Common Stock or other
                     of the Declaration of Trust permits   securities. Under the Stock
                     the Trust to grant options to         Purchase Agreement, however, the
                     trustees, officers, and employees     Company will not issue any options
                     of the Trust while another section    or warrants to Mr. Ford or any of
                     prohibits the grant of options to     his affiliates or family members
                     any trustee or employee, except in    for three years after the sale of
                     such individual's capacity as a       the shares to the Purchaser. In
                     shareholder.                          addition, the Company's ability to
                                                           issue certain options during the
                                                           three years immediately after the
                                                           sale of the shares may be
                                                           restricted under Section 382 of the
                                                           Code.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
       ITEM                         TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Transfer            Transfers of the Beneficial Shares    Transfers of shares of Common
 Restrictions to     are generally prohibited if the       Stock, any other subsequently
 Preserve NOL        transfer would cause the transferee   issued voting stock or stock that
 Carryforwards       or any other person to own 5% or      participates in the earnings or
                     more of the outstanding Beneficial    growth of the Company, and certain
                     Shares, or increase the ownership     options with respect to shares of
                     of a person who already owns 5% or    Common Stock and such other shares,
                     more of the outstanding Beneficial    will generally be prohibited if the
                     Shares. The Trust may void            transfer would cause any person or
                     transfers in violation of this        group to own 4.9% or more of the
                     prohibition. In such a case, the      outstanding shares of such stock,
                     purported transferee must return      increase the ownership position of
                     the shares to the Trust's agent to    any person or group that already
                     be sold, or if already sold the       owns 4.9% or more of the
                     purported transferee must forfeit     outstanding shares of such stock,
                     the sale proceeds in excess of its    or cause any person or group to be
                     purchase price.                       treated like the owner of 4.9% or
                                                           more of the outstanding shares of
                                                           such stock for tax purposes.
                                                           Transfers in violation of this
                                                           prohibition will be void, unless
                                                           the Board of Directors consents to
                                                           the transfer. If void, upon demand
                                                           by the Company, the purported
                                                           transferee must return the shares
                                                           to the Company's agent to be sold,
                                                           or if already sold the purported
                                                           transferee must forfeit some, or
                                                           possibly all, of the sale proceeds.
                                                           In addition, in connection with
                                                           certain changes in the ownership of
                                                           the holders of the Company's
                                                           shares, the Company may require the
                                                           holder to dispose of some or all of
                                                           such shares.
- --------------------------------------------------------------------------------------------------
 Dividends and       The shareholders are entitled to      The shareholders will be entitled
 Distributions       such dividends and distributions as   to such dividends and distributions
                     the Board of Trustees considers       as the Board of Directors considers
                     appropriate. In addition, upon the    appropriate, subject to the capital
                     termination of the Trust's finite     and surplus limitations on such
                     existence, the shareholders would     dividends and distributions im-
                     be entitled to liquidating            posed under the DGCL and the rights
                     distributions from the Trust after    of the holders of any outstanding
                     payment of the Trust's liabilities.   shares of preferred stock. As the
                                                           Company will have a perpetual
                                                           existence, the shareholders will
                                                           not receive liquidating distri-
                                                           butions absent the dissolution and
                                                           liquidation of the Company after
                                                           the approval of the Board of
                                                           Directors and the shareholders.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
       ITEM                         TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Reporting to        The Declaration of Trust requires     The Company will send an annual
 Shareholders        the Trust to send an annual report    report to its shareholders as soon
                     to its shareholders within 120 days   as practicable after its fiscal
                     after its fiscal year end and a       year end and a quarterly report to
                     quarterly report to its               its shareholders as soon as prac-
                     shareholders within 60 days after     ticable after the end of each of
                     the end of each of the first three    the first three fiscal quarters in
                     fiscal quarters in each fiscal        each fiscal year.
                     year.
- --------------------------------------------------------------------------------------------------

                               OPERATING POLICIES

- --------------------------------------------------------------------------------------------------
     ACTIVITY                       TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Real Estate or      The Trust may devote an amount        The Company does not presently
 Interests in Real   equal to 15% of its total capital,    intend to purchase real estate,
 Estate              surplus, and subordinated debt to     other than in connection with its
                     real property, entities principally   expansion of the Trust's financial
                     engaged in the real estate            services business through one or
                     industry, and real estate mortgage    more acquisitions. The Company
                     loans that are not secured by a       anticipates that any such ac-
                     first lien. Without consideration     quisition of real estate will only
                     of the foregoing limitation, the      be incidental to any acquisitions
                     Trust may also acquire real estate    of operating businesses.
                     through foreclosure on the real
                     estate securing its real estate
                     mortgage loans.
- --------------------------------------------------------------------------------------------------
 Real Estate         The Trust's purpose is to make and    The Company will attempt to expand
 Mortgages           purchase real estate mortgage         the Trust's financial services business
                     loans, principally conventional and   through one or more acquisitions.
                     federally insured development first   The Company, however, will continue
                     mortgage loans, conventional and      to possess the power to make and
                     federally insured construction        purchase real estate mortgage
                     first mortgage loans, intermediate    loans.
                     term mortgage loans, and other
                     mortgage loans.
- --------------------------------------------------------------------------------------------------
 Securities of or    As stated above, the Trust may        The Company will attempt to expand
 Interests in        devote an amount equal to 15% of      the Trust's financial services business
 Persons Primarily   its total capital, surplus, and       through one or more acquisitions,
 Engaged in Real     subordinated debt to real property,   which acquisitions could
 Estate Activities   entities principally engaged in the   incidentally involve real estate.
                     real estate industry, and real        Any such acquisition could be in
                     estate mortgage loans that are not    the form of equity securities.
                     secured by a first lien. The Trust
                     may also purchase shares of REITs.
- --------------------------------------------------------------------------------------------------
 Other Securities    The Trust may purchase: (i)           In connection with the Company's
                     obligations of the United States      expansion of the Trust's financial
                     and its agencies, (ii) obligations    services business through one or
                     of any state or territory of the      more acquisitions, the Company
                     United States and its agencies,       could purchase equity securities in
                     (iii) obligations of federally        other entities.
                     insured banking and savings
                     institutions and deposits in such
                     institutions, (iv) shares of REITs,
                     (v) shares in other entities in an
                     amount equal to 5% of the Trust's
                     total assets, and (vi) bank time
                     deposits, commercial paper, and
                     instruments of bank credit.
- --------------------------------------------------------------------------------------------------
 Issuing Senior      The Trust may issue debt              The Company may issue debt
 Securities          securities, up to 10,000,000          securities, up to 10,000,000 shares
                     preferred shares, and an unlimited    of preferred stock, and up to
                     number of Beneficial Shares.          50,000,000 shares of Common Stock.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
     ACTIVITY                       TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Borrowing Money     No restrictions exist upon the        No restrictions will exist upon the
                     Trust's ability to borrow money.      Company's ability to borrow money.
- --------------------------------------------------------------------------------------------------
 Making Loans        The only restrictions upon the        No restrictions will exist upon the
                     Trust's ability to make loans are:    Company's ability to make loans.
                     (i) the amount of a conventional
                     development first mortgage loan
                     should not exceed 80% of the
                     developed property's value and the
                     term of such loan should not exceed
                     three years, (ii) the amount of a
                     conventional construction first
                     mortgage loan should not exceed 85%
                     of the property's value after the
                     construction of improvements and
                     the term of such loan should not
                     exceed three years, (iii) the
                     amount of an intermediate term
                     first mortgage loan should not
                     exceed 75% of the property's value
                     and the term of such loan should
                     not exceed seven years, and (iv)
                     the Trust cannot loan money to a
                     trustee.
- --------------------------------------------------------------------------------------------------
 Acquiring           Although no restrictions exist upon   No restrictions will exist upon the
 Securities for      the Trust's ability to acquire        Company's ability to acquire
 the Purpose of      securities for the purpose of         securities of other entities for
 Exercising          exercising control, the Trust may     the purpose of exercising control
 Control             generally not acquire securities in   over such entities.
                     an amount in excess of 5% of the
                     Trust's assets.
- --------------------------------------------------------------------------------------------------
 Underwriting        The Trust does not appear to have     The Company may engage in any
 Securities          the authority to underwrite           lawful business, although it does
                     securities.                           not presently intend to underwrite
                                                           securities.
- --------------------------------------------------------------------------------------------------
 Purchasing and      No restrictions exist concerning      No restrictions will exist
 Selling (or         the Trust's ability to turn over      concerning the Company's ability to
 Turning Over)       investments.                          turn over investments.
 Investments
- --------------------------------------------------------------------------------------------------
 Offering            The Trust may issue Beneficial        The Company may issue shares of
 Securities in       Shares in exchange for property       preferred stock or Common Stock in
 Exchange for        that it may hold under the other      exchange for property, including as
 Property            provisions of the Declaration of      part of the consideration for a
                     the Trust.                            future business acquisition. To
                                                           avoid restricting the use of the
                                                           Company's NOL carryforwards under
                                                           Section 382 of the Code, however,
                                                           the Company will be unable to issue
                                                           any shares of Common Stock or other
                                                           voting or participating equity
                                                           securities for three years after
                                                           the sale of the shares to the
                                                           Purchaser.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
     ACTIVITY                       TRUST                                COMPANY
- --------------------------------------------------------------------------------------------------
 Repurchasing Its    No restriction exists upon the        No restriction will exist upon the
 Securities          Trust repurchasing its securities.    Company repurchasing its
                     The Trust, however, may be            securities, subject to the capital
                     effectively precluded from            and surplus limitations imposed
                     repurchasing its Beneficial Shares    under the DGCL and the rights of
                     if the repurchase would cause a       the holders of any outstanding
                     shareholder's holdings of             shares of preferred stock. The
                     Beneficial Shares to trigger the      Company, however, may be
                     Section 382 restrictions, which       effectively precluded from repur-
                     could limit the use of the NOL        chasing its shares of Common Stock
                     carryforwards.                        and other voting or participating
                                                           equity securities if the repurchase
                                                           would cause a shareholder's
                                                           holdings of such stock to trigger
                                                           the Section 382 restrictions, which
                                                           could limit the use of the NOL
                                                           carryforwards.
- --------------------------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                         (PROPOSAL 3 ON THE PROXY CARD)

     The third proposal on which the shareholders will vote will be whether to approve the Stock Purchase Agreement, which is an exhibit to this Prospectus. Under this agreement, the Trust will cause the Company to sell 8,102,439 newly issued shares of Common Stock to the Purchaser for $2.85 per share. These shares will represent 40% of the Company's fully-diluted shares of Common Stock immediately after the sale. The amendment of Section 8.2 of the Declaration of Trust to permit the reorganization to occur and the reorganization of the Trust into the Company are conditions to this sale. In connection with the Company's organization, the Company assumed all of the Trust's obligations under the Stock Purchase Agreement.

     The Company will receive approximately $23.1 million from the sale of the shares of Common Stock to the Purchaser, $22.1 million net of the expenses associated with the transaction. When added to the Trust's current cash balances, the Company will have approximately $44.8 million in cash and cash equivalents to pursue acquisitions and use for working capital purposes in connection with any acquired businesses. In addition, the Purchaser is an affiliate of Mr. Gerald J. Ford, who will initially become the Chief Executive Officer of the Company following the closing of the Stock Purchase Agreement. Mr. Ford has considerable experience in the acquisition of various companies, specifically in the financial services industry. Mr. Ford's involvement with the Company could therefore facilitate the Company's acquisition of other businesses or controlling interests in other companies. No assurance exists, however, that the Company will be able to make an acquisition or that any acquisition will be successful.

BUSINESS PLAN

     The Trust historically concentrated on the financial services industry by making and purchasing real estate mortgage loans. Since emerging from bankruptcy proceedings, however, the Trust has focused on managing its portfolio of foreclosed real estate and selling such real estate when prudent. After the reorganization and the sale of the shares to the Purchaser, the Company does not intend to expand the Trust's real estate oriented financial services business, which the Trust has continued at a reduced level during the past several years. The Company instead intends to pursue the acquisition of one or more operating companies or interests in such companies, which would generally be controlling interests. Acquisition candidates will generally have one or more of the following characteristics: (i) existing or economically available capable management, (ii) financing capacity, (iii) reduced risk because of the business's resale or breakup potential, (iv) operations within an industry familiar to the Company's management or that such management could learn quickly, and (v) operations that the Company could enhance and make more profitable through market consolidation, process improvements, refinancings, or cost reductions. The Company may also pursue acquisitions of the debt or equity securities of existing companies that the Company believes are undervalued relative to their book or liquidation value.

     Initially, the Company will pursue one or more acquisitions in the financial services, insurance, and wholesale distribution industries. The Company could also pursue acquisitions in other industries. The Company, however, does not currently intend to focus on industries requiring heavy capital expenditures, such as the cable television, movie production, pipeline, or telephone industries, or industries in which the Company's management lacks experience, such as the high technology industry. As Mr. Ford has restrictive contractual relationships with First Nationwide Bank, A Federal Savings Bank ("First Nationwide"), and Norwest Corporation, the Company also does not intend to pursue acquisitions in the mortgage servicing business, the finance company business, thrifts in California or Texas, community banks in New Mexico or the western portion of Texas, or certain other businesses that First Nationwide or Norwest Corporation may engage in the future. Mr. Ford has obtained interim waivers under these restrictive contractual relationships to become the initial Chief Executive Officer of the Company until the Company finds a suitable full-time replacement.

     The Company could pursue an acquisition of an operating company in which Mr. Ford has an interest. The Company would not make such an acquisition, however, without the approval of a majority of the Company's disinterested directors.

     The Company will finance its acquisitions with its cash and cash equivalents, borrowings, and private or public debt and equity financings. To avoid restricting the use of its NOL carryovers under Section 382 of the Code, however, the Company will be effectively precluded from issuing any additional shares of Common Stock, any shares of any other class of voting stock or stock that participates in the earnings or growth of the Company, or certain options with respect to such stock, for three years after the sale of the shares to the Purchaser. Any leverage that the Company incurs in connection with an acquisition could be substantial.

     Immediately after the closing of the sale of the shares to the Purchaser, Mr. Ford and the Company's other management will begin analyzing potential acquisition candidates. As the process of identifying such candidates and negotiating and closing any transaction could take a substantial period, an acquisition may not occur for a significant time after the sale. In addition, no assurance exists that any acquisition will be profitable. At this time, neither the Company, the Purchaser, the Trust, nor Mr. Ford has identified any potential candidates that the Company intends to pursue after the sale of the shares to the Purchaser.

BACKGROUND

     The Trust emerged from Chapter 11 bankruptcy proceedings in April 1994. Under the bankruptcy plan of reorganization, the Trust became a virtually debt-free entity with cash and cash equivalents, real estate mortgage loans, foreclosed real estate, and NOL carryforwards. The bankruptcy plan contemplated that the Trust would continue as a financial services company, primarily making and purchasing real estate mortgage loans.

     In June 1994, the Board of Trustees decided to delay the Trust's making and purchasing of longer maturity loans until the Trust decreased its holdings of foreclosed real estate. During this period, the Board of Trustees also decided that the Trust should seek to maximize shareholder value using the Trust's cash and cash equivalents, other assets, and NOL carryforwards. When determining how to maximize shareholder value, the Board of Trustees concluded that the Trust's NOL carryforwards could create significant value by decreasing the federal income taxes that the Trust would pay on any future earnings. The Board of Trustees therefore decided not to liquidate the Trust and distribute the Trust's cash to the shareholders. Such a liquidation would have forfeited the value of the NOL carryforwards. Similarly, Section 382 would have restricted the Trust's use of the NOL carryforwards if a significant change occurred in the ownership of the Beneficial Shares. Accordingly, the Board of Trustees also decided not to sell the Trust in a transaction in which a third party would purchase all of the outstanding Beneficial Shares.

     In August 1994, the Board of Trustees determined that the best way to maximize shareholder value was for the Trust to purchase or create an operating business, while continuing to make and purchase real estate mortgage loans. The Trust could then realize the value of the NOL carryforwards through the decrease in federal income taxes that the Trust would pay on the business's earnings. The Board of Trustees also determined that a strategic sale of the maximum number of shares permitted without restricting the Trust's use of its NOL carryforwards could be beneficial. Such a sale would increase the Trust's cash balances, which could increase the potential number or size of any acquisitions. The Board of Trustees believed that larger or more acquisitions could increase the earnings that the Trust could realize.

     The Board of Trustees concluded that in any strategic sale of shares, the identity of the purchaser would be extremely important. The Board of Trustees would expect the purchaser to take the lead in identifying acquisition candidates and managing the Trust. The purchaser would therefore be instrumental in the overall goal of maximizing shareholder value. Accordingly, in any strategic sale the qualifications and acquisition experience of the purchaser would be as important as the purchase price.

ACQUISITION CANDIDATES CONSIDERED

     In August 1994, Mr. Enloe, a trustee and the Trust's Chief Executive Officer, proposed to the other trustees that the Trust obtain debt-financing and make single-family home construction loans and subdivision development loans to smaller builders and developers. During the Fall of 1994, the trustees considered Mr. Enloe's proposal while the Trust evaluated other alternatives, including possible acquisition candidates. At that time, the Trust was not using an investment banker to assist the Trust in its search.

     In February 1995, the Trust received an unsolicited proposal from a person desiring to make a tender offer for up to 45% of the outstanding Beneficial Shares. In response to this proposal, the Board of Trustees formed a special committee (the "Special Committee") to consider this proposal and any other proposals to enhance shareholder value. The Board of Trustees appointed Messrs. Bishop and Rose to it. The Board of Trustees formed the Special Committee because Mr. Enloe, the third trustee, had a potential conflict of interest when evaluating proposals conflicting with his proposal, which the other trustees were still considering. After its formation, the Special Committee engaged Gardere & Wynne, L.L.P. as its independent legal counsel. The Special Committee engaged Gardere & Wynne, L.L.P. because this firm possesses expertise in the areas of corporate governance and mergers and acquisitions and such firm was familiar with the Trust through the participation of one of its partners as a member of the equity committee in the Trust's previous bankruptcy proceedings. Mr. Rose, one of the trustees serving on the Special Committee, uses Gardere & Wynne, L.L.P. on a regular basis.

     On April 11, 1995, the Trust announced that it had retained Bear, Stearns & Co. Inc. (the "Investment Banker") as its financial advisor and encouraged all qualified parties to submit proposals concerning the Trust of any nature they considered appropriate. The Investment Banker subsequently fielded numerous inquiries in response to this public announcement. In addition, the Investment Banker circulated a memorandum to professionals in its worldwide investment banking group describing the investment opportunity in the Trust, generated leads, and supplied interested parties with the latest public information regarding the Trust. The Trust engaged the Investment Banker because the Investment Banker was a nationally recognized investment banking firm with experience in mergers and acquisitions. In addition, the Investment Banker was familiar with the Trust because the Trust had previously engaged the Investment Banker to render advisory services to the Trust concerning its restructuring in bankruptcy proceedings.

     On May 2, 1995, Mr. Enloe withdrew his proposal from further consideration because some shareholders believed that the Trust should focus its efforts on acquiring an established operating business. Since that time, the entire Board of Trustees has evaluated acquisition candidates and strategic opportunities because the Special Committee disbanded shortly after Mr. Enloe withdrew his proposal, which removed his potential conflict of interest when evaluating other proposals.

     The Investment Banker communicated to all interested parties that the Board of Trustees would meet on May 25, 1995 to consider all written proposals received. At this meeting the Board of Trustees considered eight proposals. Of the eight proposals considered, two of the proposals concerned the Trust's acquisition of an operating business and three of the proposals concerned the purchase of newly issued Beneficial Shares, including a revised version of the proposal received in February 1995. The other three proposals concerned: (i) the purchase of approximately 36% of the outstanding Beneficial Shares for $2.60 per share in connection with a business plan for the Trust to purchase mortgages on distressed real estate, (ii) the contribution of income producing commercial real estate to the Trust in exchange for newly issued Beneficial Shares valued at $2.50 per share, which would constitute between 40% and 49% of the outstanding Beneficial Shares after the transaction, and (iii) the purchase of newly issued preferred shares in the Trust paying a 12% annual dividend and warrants to purchase newly issued Beneficial Shares constituting 20% of the Beneficial Shares on a fully-diluted basis for an aggregate purchase price of $8.75 million in connection with a business plan for the Trust to engage in land development. The Board of Trustees did not pursue the proposals not involving the Trust's acquisition of an operating business because the Board of Trustees concluded that with respect to such a transaction, the Trust should seek a purchaser with more proven acquisition experience.

     With respect to the two proposals concerning the Trust's acquisition of an operating business, the Board of Trustees decided to continue due diligence. Ultimately, the Trust pursued one of these proposals. The Trust and the other party, however, subsequently terminated negotiations in September 1995 over disagreements concerning price and terms. After the termination of these negotiations, the Investment Banker continued to solicit proposals concerning the Trust and to field inquiries. This process continued through December 1995, when the Trust and Mr. Ford began discussions concerning an investment in the Trust.

     From the Trust's emergence from bankruptcy proceedings until December 1995, the Trust and the Investment Banker evaluated a number of acquisition candidates and other strategic opportunities. The acquisition candidates were involved in various businesses, including auto parts distribution, commercial mortgage origination and securitization, investing in marketable securities, purchasing distressed assets, providing insurance tracking, providing property and casualty insurance, real estate development, and hedge fund sponsorship and management.

PROPOSALS TO PURCHASE SHARES

     As described above, the Board of Trustees believed that a strategic sale of Beneficial Shares could facilitate the Trust's acquisition of operating businesses and use of the Trust's NOL carryforwards. Since the Trust's emergence from bankruptcy proceedings, the Trust received the formal proposals described below with respect to such a sale. The Trust also pursued informal discussions with several persons, none of whom either responded positively to the Trust's overtures or made a proposal to the Trust.

     PROPOSAL TO MAKE A TENDER OFFER. As mentioned above, in February 1995 the Trust received an unsolicited proposal from a person desiring to make a tender offer for up to 45% of the outstanding Beneficial Shares at a purchase price of $2.30 per share. This proposal was subject to the performance of due diligence on the Trust and designees of the proposer constituting a majority of the Board of Trustees upon the closing of the tender offer. The proposer contemplated that under its direction the Trust would acquire operating companies and distressed undervalued assets. The proposer also conditioned its proposal upon receiving options or bonuses equal to 15% of the value of the Trust in excess of the $2.30 per share purchase price. In April 1995, the proposer presented several alternatives to its previous proposal. One of those alternatives contemplated that the proposer would make a tender offer for 45% of the outstanding Beneficial Shares at a purchase price of $2.30 per share. The Trust would then exchange any untendered Beneficial Shares for preferred shares in the Trust that would be convertible into Beneficial Shares and redeemable, at the holder's option, four years after issuance at a price of $2.00 per share. The redemption price for the preferred shares would have been secured by a letter of credit. Another of the alternatives contemplated that the proposer would purchase newly issued Beneficial Shares from the Trust for $2.30 per share. The shareholders could then elect to exchange their Beneficial Shares for either a cash payment of $2.30 per share or preferred shares in the Trust with the same terms as the immediately preceding proposal. Under this alternative, however, the proposer would not secure the redemption price of the preferred shares with a letter of credit.

     In May 1995, the proposer again revised its proposal, presenting three different variations with each variation having an alternate form in which the shareholders remaining after the proposed transaction could exchange their shares for redeemable preferred shares in the Trust. One of the variations contemplated that the Trust would sell newly issued Beneficial Shares constituting 40% of the outstanding shares after the sale to the proposer at a price of $3.23 per share. The proposer, however, also required that it receive options and bonuses equal to 15% of the value created in excess of the Trust's tangible net asset value at the time of the transaction. The Board of Trustees believed that this additional compensation to the proposer decreased the value of its proposal. The other two variations of the revised proposal concerned: (i) the proposer making a tender offer for up to 40% of the outstanding Beneficial Shares at a purchase price of $2.88 per share, and (ii) the Trust making a self-tender for 40% of the outstanding Beneficial Shares at a purchase price of $3.50 per share and then selling an equal number of Beneficial Shares to the proposer at $2.35 per share. Each of the variations of the revised proposal remained subject to the performance of due diligence, the proposer's selection of a majority of the Board of Trustees, and the 15% promoted interest. On September 5, 1995, the proposer withdrew its proposal after the Trust failed to accept it.

     OTHER PROPOSALS TO PURCHASE SHARES CONSIDERED AT THE BOARD OF TRUSTEES MEETING. As discussed above, at the meeting on May 25, 1995, the Board of Trustees considered two other proposals to purchase newly issued Beneficial Shares. One of these proposals contemplated the purchase of newly issued Beneficial Shares constituting approximately 40% of the fully-diluted Beneficial Shares at a price of $2.75 per share in connection with a business plan for the Trust to engage in the single-family residential development business. The other proposal to purchase newly issued Beneficial Shares contemplated the purchase of newly issued Beneficial Shares constituting 39% of the fully -- diluted Beneficial Shares at a price of $2.85 per share, although the group making this proposal lacked committed financing. This proposal was also subject to such group receiving a 15% promoted interest in the Trust. The business plan accompanying this proposal contemplated that the Trust would engage in commercial and residential real estate lending and distressed asset acquisitions.

     The Board of Trustees concluded that these two proposals and the proposal discussed above were not in the best interests of the Trust at that time. The Board of Trustees believed that the Trust should continue due diligence with respect to the two proposals to acquire an operating company discussed at the meeting. If further due diligence and negotiations indicated that the Trust would not acquire either of these companies, the Board of Trustees believed that the Trust should search for a purchaser with outstanding credentials whose leadership could facilitate the Trust's expansion through the acquisition of one or more operating companies. The Board of Trustees believed that such an expansion was the best way to increase the value of the Beneficial Shares. As previously discussed, the Trust could not enter into a transaction involving the sale of all of the outstanding Beneficial Shares without causing Section 382 of the Code to restrict the Trust's use of its NOL carryforwards.

     NEGOTIATIONS WITH MR. FORD. In December 1995, Mr. Gene H. Bishop, a trustee of the Trust and friend of Mr. Ford, contacted Mr. Ford concerning an investment in the Trust. As Mr. Ford had considerable experience in the acquisition of various companies, the Board of Trustees believed that he would be an excellent candidate to make an investment in the Trust and lead the Trust's search for operating business acquisitions. After Mr. Ford expressed an interest in such an investment, Mr. Enloe, a trustee and the Trust's Chief Executive Officer, began negotiations with him.

     On December 21, 1995, Mr. Enloe and Mr. Ford met. Mr. Enloe suggested that Mr. Ford consider purchasing newly issued shares constituting approximately 40% of the outstanding Beneficial Shares on a fully-diluted basis. Mr. Enloe then gave Mr. Ford an exhibit from the minutes of a meeting of the Board of Trustees. This exhibit compared the Trust's net book value of $2.60 per share as of September 30, 1995 with an estimated market value of $2.71 per share. The $.11 per share increase was primarily attributable to Mr.

Enloe's belief that the fair market value on two parcels of foreclosed real estate exceeded their book value.

     Mr. Ford then proposed that he or one of his affiliates purchase newly issued shares constituting 40% of the outstanding Beneficial Shares at their book value per share, subject to performing due diligence on the Trust. Subject to the approval of both the Board of Trustees and the shareholders, Mr. Enloe made a counter-proposal of $2.85 per share. Mr. Ford said that he would consider the counter-proposal and the meeting ended. Later that day, Mr. Ford called Mr. Enloe and accepted the counter-proposal. This agreement was subject to the performance of due diligence and the negotiation of a definitive purchase agreement.

     On January 8, 1996, representatives of the Trust and Mr. Ford met to discuss the proposed terms of the purchase agreement. At that meeting, the representatives of Mr. Ford requested that the agreement contain provisions prohibiting the Trust from soliciting any other proposals concerning a similar transaction or responding to any such unsolicited proposals, except to the extent that the fiduciary duties of the trustees required them to respond. In addition, the representatives of Mr. Ford requested that the Trust pay Mr. Ford a fee if the Trust entered into an alternative transaction or the shareholders failed to approve the sale of the shares to Mr. Ford, if the Board of Trustees failed to recommend that they approve such sale. Finally, the representatives of Mr. Ford requested that the Trust's representations and warranties survive for one year following the closing. The representatives of the Trust agreed to these requests. Although the Board of Trustees did not formally meet and approve the sale to the Purchaser until January 9, 1996, Mr. Enloe continually advised each of the other trustees on the status of these negotiations and obtained their assent to the agreement with Mr. Ford.

     On January 10, 1996, the Trust delivered an initial draft of the purchase agreement to Mr. Ford's representatives. The representatives of the Trust and Mr. Ford then began to negotiate specific changes to the agreement, including changes to the Trust's representations and warranties concerning its employee benefit plans and environmental matters and the Trust's covenants concerning its ability to respond to unsolicited alternative proposals and the number of directors that the Purchaser could designate to the Company's Board of Directors. In contrast to some of the proposals described above, for the three years following the sale of the shares, the Stock Purchase Agreement prohibits Mr. Ford and any of his affiliates from receiving from the Company any salary or other compensation in connection with their affiliation with the Company, including receiving any options or warrants.

     On January 16, 1996, the Board of Trustees met and approved the Stock Purchase Agreement. Later that day, Mr. Enloe executed and delivered the Stock Purchase Agreement on behalf of the Trust. The next morning before the NYSE opened, the Trust issued a press release announcing the agreement. On that day, the trading price of a Beneficial Share closed at $3.625, up 71% from the closing price on the preceding day.

     UNSOLICITED PROPOSAL AFTER MR. FORD'S PROPOSAL. On January 5, 1996, the Trust received an unsolicited letter from the group that had previously proposed to purchase newly issued Beneficial Shares constituting 39% of the Beneficial Shares, but that had lacked committed financing. The letter indicated a willingness to pay a per share purchase price of 30% or more over the then current trading price of the Beneficial Shares, with a resulting aggregate purchase price of between $20.0 to $25.0 million. These proposed terms were comparable to the 34% premium that the Purchaser will pay over the per share price on the day before the public announcement of the sale, which will result in an aggregate purchase price of $23.1 million. The letter stated that the group's new proposal was not subject to any financing contingencies.

     The Trust decided not to pursue negotiations with this group because of the agreement reached with Mr. Ford. The Board of Trustees believed that the Trust should not risk losing the strategic opportunity of involving Mr. Ford with the Trust. As described above, the Board of Trustees believes that Mr. Ford's considerable experience in the acquisition of various companies will facilitate the Trust's expansion of its business through acquisitions. The Board of Trustees therefore concluded that Mr. Ford was in a better position to lead the Trust's expansion than the representatives of the group making the unsolicited proposal. This group has not contacted the Trust since the Trust announced the proposed sale of the shares to the Purchaser.

REASONS FOR THE SALE AND RECOMMENDATION

     The Board of Trustees believes that the best way to maximize shareholder value is for the Trust to purchase or create an operating business, preferably in the financial services industry. The Trust can then realize the value of the NOL carryforwards through the decrease in federal income taxes that the Trust will pay on the business's earnings. The Board of Trustees believes that the sale of the shares to the Purchaser, an affiliate of Mr. Ford, will facilitate the Company's ability to make such acquisitions. Following the sale, Mr. Ford will become the Company's initial Chief Executive Officer and lead the Company's search for acquisition candidates. Mr. Ford has considerable experience in the acquisition of various companies, specifically in the financial services industry. In addition, the proceeds from the sale of the shares will increase the Company's cash reserves, enabling it to pursue larger or more acquisitions. The Board of Trustees therefore recommends that the shareholders approve the Stock Purchase Agreement.

     When making this recommendation, the Board of Trustees considered the qualifications and acquisition experience of Mr. Ford and the price per share that the Purchaser would pay. The Board of Trustees found Mr. Ford's qualifications and acquisition experience to be very impressive. In addition, the Board of Trustees found that the purchase price of $2.85 per share was reasonable when compared to the Trust's book value per share of $2.65 as of December 31, 1995, the trading price of the Beneficial Shares, which averaged $2.07 per share during the six months preceding the announcement of the agreement with Mr. Ford, and the other proposals that the Trust received. The Board of Trustees considered Mr. Ford's qualifications and acquisition experience to be as important as the purchase price.

FAIRNESS OPINION

     On January 23, 1996, the Investment Banker delivered its written opinion to the Trust (the "Fairness Opinion") that the sale of the shares to the Purchaser is fair, from a financial point of view, to the public shareholders of the Trust. The Fairness Opinion is an exhibit to this Prospectus. The Investment Banker has consented to the inclusion of the Fairness Opinion as an exhibit to this Prospectus. The Fairness Opinion, however, is not a recommendation to any shareholder concerning how to vote on the Plan of Reorganization or the Stock Purchase Agreement.

     As described above, the Trust retained the Investment Banker to act as the Trust's financial advisor in connection with the Trust's evaluation of acquisition candidates and exploration of strategic opportunities. As part of that engagement, the Investment Banker had agreed to render an opinion on the fairness of any subsequent transaction. The Trust engaged the Investment Banker because it is a nationally recognized investment banking firm with experience rendering fairness opinions. The Investment Banker regularly engages in the valuation of businesses and securities, mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements, and valuations for estate, corporate, and other purposes. In addition, the Investment Banker was familiar with the Trust because the Trust had previously engaged the Investment Banker to render advisory services to the Trust concerning its restructuring in bankruptcy proceedings.

     The Investment Banker based the Fairness Opinion upon economic, market, and other conditions, and the information made available to it as of the date of the opinion. The Investment Banker further assumed that the sale of the shares to the Purchaser would not restrict the use of the NOL carryforwards under Section 382 of the Code. With respect to this assumption, the Trust subsequently obtained an opinion from its special tax counsel that the sale would not cause such a restriction. The Fairness Opinion addresses only the fairness of the sale of the shares to the Purchaser from a financial point of view, and is not a recommendation to any shareholder on how to vote on the sale. The Investment Banker neither recommended the purchase price nor any range within which the purchase price should fall. The Trust and the Purchaser determined the purchase price through arm's-length negotiations.

     In rendering the Fairness Opinion, the Investment Banker relied upon and assumed the accuracy and completeness of the financial and other information that the Trust and the Purchaser provided to it. The Investment Banker did not independently verify the information and relied upon the assurances of the management of the Trust and the Purchaser that they were unaware of any facts that would make the information provided to the Investment Banker incomplete or misleading. In arriving at its opinion, the Investment Banker did not perform or obtain any independent appraisal of the Trust's assets. In addition, the Investment Banker: (i) reviewed the Trust's Annual Reports on Form 10-K for the fiscal years ended June 30, 1991 through 1995, and the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, (ii) reviewed certain operating and financial information relating to the Trust's business and prospects that the Trust provided to the Investment Banker, (iii) met with the Trust's senior management to discuss the Trust's operations, historical financial statements, and future prospects, and management's view of the business and strategic benefits, and other implications, of the sale of the shares to the Purchaser, (iv) reviewed the pro forma financial impact on the Trust of the sale of the shares to the Purchaser, (v) reviewed the historical prices and trading volumes of the shares, (vi) reviewed certain information concerning Mr. Ford and the Purchaser that the Purchaser provided to the Investment Banker, and (vii) conducted such other studies, analyses, inquiries, and investigations as the Investment Banker considered appropriate. The Trust did not restrict the Investment Banker in any way when performing its work with respect to the Fairness Opinion.

     Pursuant to a letter agreement, dated April 19, 1995, the Trust paid the Investment Banker a retainer of $100,000 for acting as the Trust's financial adviser and agreed to pay the Investment Banker a success fee based upon the size of a completed transaction, against which the Investment Banker would credit the $100,000 retainer. The success fee payable upon the closing of the sale of the shares to the Purchaser will be $188,649, after deducting the $100,000 retainer previously paid. In addition, the Trust and the Investment Banker agreed that the Trust would pay the Investment Banker $150,000 for an opinion on the fairness of any transaction if the Trust requested such an opinion. The Trust has also agreed to reimburse the Investment Banker for its reasonable out-of-pocket expenses and to indemnify the Investment Banker and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

     The description of the Fairness Opinion set forth in this Prospectus is qualified in its entirety by reference to the full text of the opinion. Shareholders should read the Fairness Opinion carefully for the assumptions that the Investment Banker made and the limits of its review. The following sections summarize the analysis that the Investment Banker used when rendering the Fairness Opinion. The preparation of a fairness opinion, however, is a complex process. Selecting portions of the analysis, without considering the analysis as a whole, could create an incomplete view of such process. This summary is not a complete description of such analysis.

     HISTORICAL TRADING PRICE. The Investment Banker reviewed the public trading price of the Beneficial Shares over the last three years. The Investment Banker also reviewed the daily average trading prices of the Beneficial Shares over periods ranging up to the 180 days immediately preceding January 17, 1996, the date of the public announcement of the sale. The Investment Banker noted that the Beneficial Shares traded in a relatively narrow range during the six months prior to the announcement.

                                 DAYS PRIOR TO               AVERAGE
                               ANNOUNCEMENT DATE          CLOSING PRICE
                        -------------------------------   -------------
                        Last 180 days..................       $2.07
                        Last 90 days...................        2.07
                        Last 30 days...................        2.15
                        Last 10 days...................        2.19
                        Last day.......................        2.13

     The purchase price represents a 34% premium over the closing price on the last day prior to the public announcement and a 38% premium over the average closing price for the 180 days preceding the announcement. In addition, the Investment Banker noted that the Trust issued a press release on April 11, 1995 indicating that it was exploring strategic alternatives and had retained the Investment Banker as its financial advisor. The average closing price for the 90 days prior to that announcement was $1.67 per share.

     LIQUIDATION VALUE. Based upon the information and estimates that the Trust's management provided, the Investment Banker analyzed the potential value of the Trust's assets in an orderly liquidation. During this analysis, the Investment Banker noted that certain of the Trust's assets were undeveloped, non-income producing real estate or loans secured by such real estate. Such real estate is susceptible to a range of potential values. In addition, certain of the properties are in areas of California that have recently experienced a real estate recession. Only a limited number of potential buyers for such properties currently exist.

     The table below sets forth the Investment Banker's liquidation analysis for the Trust's assets, exclusive of the costs associated with a liquidation (amounts are in thousands, except per share amounts).

                                                                        LIQUIDATION
                                                                        VALUE AS A        LIQUIDATION
                                                     BOOK VALUE AT      PERCENTAGE         VALUE AT
                   DESCRIPTION                     DECEMBER 31, 1995   OF BOOK VALUE   DECEMBER 31, 1995
- -------------------------------------------------  -----------------   -------------   -----------------
Note receivable from Resurgence Properties
  Inc............................................       $ 5,169              97%            $ 5,014
Other mortgage loans, net of reserves............         1,206              91%              1,103
Foreclosed real estate, net of reserves..........         3,775              90%              3,398
Unrestricted cash and cash equivalents...........        21,691             100%             21,691
Accrued interest and restricted cash.............           213             100%                213
Other assets.....................................           546              50%                273
                                                        -------                             -------
  Total assets...................................       $32,600                             $31,692
Less: Accrued and other liabilities..............          (443)                               (443)
                                                        -------                             -------
  Book and liquidation value.....................       $32,157                             $31,249
                                                        =======                             =======
  Book and liquidation value per share...........       $  2.65                             $  2.57
                                                        =======                             =======

     The Investment Banker noted that the purchase price of $2.85 per share represented an 8% premium over the book value per share of the Trust's assets of $2.65 at December 31, 1995, and an 11% premium over the estimated liquidation value per share. The Investment Banker also noted that the Trust had NOL carryforwards aggregating $226.1 million as of June 30, 1995. As uncertainty exists concerning the Trust's ability to generate earnings to offset against its NOL carryforwards, however, the Investment Banker did not separately value them. The Investment Banker also considered that the Purchaser agreed that for three years neither Mr. Ford nor any of his affiliates would be paid a salary or any other compensation with respect to their affiliation with the Company, including receiving any options or warrants. Since the Investment Banker performed its liquidation analysis, the book value per share of the Trust's assets has increased to $2.67 as of March 31, 1996.

     MARKETING PROCESS. In evaluating the sale of the shares to the Purchaser, the Investment Banker also considered the extent of the Trust's search for acquisition candidates and other strategic opportunities since the Trust emerged from bankruptcy proceedings in April 1994. As described above, the Investment Banker and the Trust sought acquisition candidates and other strategic opportunities for several months before reaching an agreement with the Purchaser. During this period, the Trust also issued public statements indicating the ongoing nature of this search. The Investment Banker considered the proposals that the Trust received during this process to confirm generally the Investment Banker's evaluation of the fair realizable value of the Beneficial Shares, given the extent, duration, and public nature of the search process.

PRICE

     The Purchaser agreed to purchase the shares of Common Stock at a price of $2.85 per share. On January 16, 1996, the day before the Trust announced this agreement, the high and low sale prices of a Beneficial Share on the NYSE were $2.1875 and $2.125, respectively. The closing price of a Beneficial Share on the NYSE on such day was also $2.125. On the day of the announcement, the closing price of a Beneficial Share increased 71%, to $3.625. Given the benefit of Mr. Ford, an individual with considerable experience in the acquisition of various companies, becoming the initial Chief Executive Officer of the Company after the sale, the Board of Trustees believes that the 34% premium that the Purchaser will pay over the per share price immediately before the announcement of the sale, the 8% premium that the Purchaser will pay over the book value per share as of December 31, 1995, and the 7% premium that the Purchaser will pay over the book value per share as of March 31, 1996 are reasonable.

CERTAIN TERMS AND CONDITIONS

     Under the Stock Purchase Agreement, the Purchaser was to purchase 7,137,863 shares of Common Stock from the Company, provided that if the Trust, the Company, and the Purchaser were each reasonably satisfied that the purchase of 8,102,439 shares of Common Stock would not cause the Company's use of the Trust's NOL carryforwards to be restricted under Section 382 of the Code, the Purchaser would instead purchase 8,102,439 shares of Common Stock. The Trust, the Company, and the Purchaser have each determined that the purchase of the greater number of shares of Common Stock will not cause such a restriction. Accordingly, the purchase will be of 8,102,439 shares. The purchase price is $2.85 per share, or approximately $23.1 million. The Purchaser has made a $2.0 million down payment against this purchase price.

     Several conditions exist to the Purchaser's obligation to purchase the shares of Common Stock. These conditions include: (i) the amendment of Section
8.2 of the Declaration of Trust to permit the reorganization to occur, (ii) the reorganization of the Trust into the Company, (iii) the approval of the Common Stock for listing on either the NYSE, the American Stock Exchange, or the National Market of the National Association of Securities Dealers Automated Quotation System, and (iv) the nonexistence of a lawsuit seeking to enjoin the sale or seeking damages with respect to it.

     The Trust, the Company, or the Purchaser may terminate the Stock Purchase Agreement if the closing has not occurred on or before August 31, 1996, or under certain other circumstances. Under one of these circumstances, the Trust or the Company may terminate the Stock Purchase Agreement under certain conditions if the Board of Trustees or the Board of Directors determines that the trustees or directors could reasonably expect to be liable for a breach of their fiduciary duties to the shareholders if the Trust or the Company failed to enter into an agreement concerning an alternative transaction. Upon termination of the Stock Purchase Agreement for such fiduciary reasons or the failure of the shareholders to approve the Stock Purchase Agreement if the Board of Trustees fails to recommend that they approve it, or subsequently withdraws such a recommendation, the Trust and the Company would have to pay the Purchaser a $500,000 fee.

     Under the Stock Purchase Agreement, the Trust covenanted that this Prospectus would comply with the relevant rules and regulations of the Securities and Exchange Commission (the "Commission") in all material respects. To the extent that the Purchaser incurs any liability because of the Trust's failure to perform this covenant in any material respect, the Trust and the Company have agreed to indemnify the Purchaser.

REGISTRATION RIGHTS

     The sale of the shares of Common Stock to the Purchaser will not be registered under federal or state securities laws. At the closing, the Company and the Purchaser will enter into the Registration Rights Agreement in the form attached as an exhibit to the Stock Purchase Agreement (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Purchaser and certain subsequent holders of the shares Common Stock purchased under the Stock Purchase Agreement will have the registration rights described below. The Purchaser and any subsequent holders of the shares of Common Stock will generally possess these rights until: (i) the shares have been sold pursuant to a resale registration statement filed with the Commission, (ii) the shares have been sold under the safe-harbor provision of Rule 144 under the Securities Act of 1933 (as amended, the "Securities Act") or (iii) the shares have been otherwise transferred and the Company has issued the new stock certificates without the legend restricting further transfer of the shares.

     First, the holders of not less than 20% of such shares may require the Company to file a shelf registration statement registering their sale of such shares. The Company will be required to maintain the effectiveness of such a registration statement for two years. Second, the holders of not less than 20% of such shares may make two demands upon the Company to register their sale of such shares in underwritten offerings, provided that the shares to be sold have a fair market value in excess of $5.0 million. Finally, the holders of such shares may require the Company to register the sale of their shares if the Company proposes to file a registration statement under the Securities Act for its account or the account of its security holders, other than a registration statement concerning a business combination, an exchange of securities, or an employee benefit plan. The holders of these registration rights may exercise them at any time during the period beginning on the first anniversary of the closing of the sale and ending when the holders of such shares own an aggregate of less than 5% of the outstanding shares of Common Stock and are no longer affiliates of the Company under the federal securities laws. The Company will bear all of the expenses of these registrations, except any underwriters' commissions, discounts, and fees and the fees and expenses of any legal counsel to the holders of the shares of Common Stock.

     In addition, at the closing the Purchaser, the Company, and certain other persons will enter into the Agreement Clarifying Registration Rights in the form attached as an exhibit to the Stock Purchase Agreement. Under this agreement, the registration rights that the Trust previously extended to 400,000 Beneficial Shares that the Enloe Descendants' Trust currently owns will be extended to the 759,000 shares of Common Stock that will derive from the Beneficial Shares owned on the date of the Stock Purchase Agreement by the Enloe Descendants' Trust, Mr. Enloe, and his wife. This agreement will also clarify the interaction between these registration rights and the registration rights extended to the Purchaser and certain subsequent holders of the shares of Common Stock that the Purchaser will purchase under the Stock Purchase Agreement. This agreement will generally permit the Purchaser to exercise its piggy-back registration rights in connection with any exercise of demand registration rights by the Enloe Descendants' Trust and permit the Enloe Descendants' Trust, Mr. Enloe, and his wife to exercise their piggy-back registration rights in connection with any exercise of demand registration rights by the Purchaser. In addition, this agreement provides that the Enloe Descendants' Trust, Mr. Enloe, his wife, and the Purchaser will not publicly sell their shares of Common Stock during the period beginning 10 days before the filing of a registration statement in connection with certain underwritten offerings and ending 90 days after the effective date of such registration statement. Finally, this agreement clarifies that the registration rights with respect to the shares of Common Stock held by the Enloe Descendants' Trust, Mr. Enloe, and his wife will be transferable to subsequent holders of such shares.

BOARD OF DIRECTORS

     The Board of Directors will consist of three directors, Messrs. Gene H. Bishop and Robert Ted Enloe III, who are currently trustees of the Trust, and Mr. Ford. The Board of Directors will have audit and compensation committees. Messrs. Bishop and Enloe will be the initial members of these committees. The Trust's third trustee, Mr. Edward W. Rose III, will not become a director of the Company.

     The Company will hold an annual meeting in the Fall of 1996, at which the directors of the Company will be elected. In connection with such meeting, the Board of Directors may increase its size. In addition, with respect to this meeting at least two of the individuals that the Board of Directors will nominate as directors will satisfy the outside director requirement under the NYSE rules.

     After the closing Mr. Ford will become the initial Chief Executive Officer of the Company. At that time, Mr. Enloe will resign as an officer of the Company, although he will continue as a director.

     A brief description of the business experience of Mr. Ford is set forth below. The business experience of Messrs. Bishop and Enloe is described in the Form 10-K, which accompanies this Prospectus.

MR. FORD

     Gerald J. Ford is the Chairman of the Board and Chief Executive Officer of First Nationwide. In 1988, Mr. Ford led an investor group that acquired five insolvent thrifts that formed First Gibraltar Bank, FSB ("First Gibraltar"). First Gibraltar was at one time the largest thrift and the fourth largest financial institution in the States of Oklahoma and Texas, with total assets of approximately $11.0 billion. In January 1993, First Gibraltar sold substantially all of its deposit operations to Bank of America. In June 1993, First Gibraltar sold its mortgage banking operations to Chase Manhattan Bank. In September 1994, First Madison Bank (formerly First Gibraltar) acquired First Nationwide, the seventh largest thrift in the country with total assets of approximately $15.0 billion, and changed its name to First Nationwide. Mr. Ford was also a principal shareholder, Chairman of the Board, and Chief Executive Officer of First United Bank Group, Inc. ("First United"), a multi-bank holding company headquartered in Albuquerque, New Mexico. First United had banks throughout New Mexico and the western portion of Texas, with total assets of approximately $4.0 billion. Norwest Corporation purchased First United in January 1994. In addition, Mr. Ford is the President and owner of Diamond A-Ford Corporation and Ford Diamond Corporation, which serves as a general partner of the Purchaser along with Mr. Ford.

     Mr. Ford is a director of Affiliated Computer Services, Inc., a national provider of information processing services, First Nationwide Mortgage Corporation, a national provider of mortgage loan servicing, and Norwest Corporation, a multi-bank holding company with total assets of approximately $71.0 billion. Mr. Ford's philanthropic activities include service as a trustee of Children's Medical Foundation, the Dallas Citizens' Counsel, and Southern Methodist University ("SMU"), service as Vice Chairman of the Executive Board of SMU's Dedman College, and service as a director of the Dallas Boys & Girls Clubs, Inc., and the School of American Research in Santa Fe, New Mexico. Mr. Ford is also a past member of the Board of Regents of the Texas A&M University System, Texas Tech University, and the Texas Tech University Health Sciences Center.

     Mr. Ford received his Bachelor of Arts Degree from SMU in 1966 and his law degree from SMU's School of Law in 1969. Mr. Ford is 51 years old.

EMPLOYEES

     The Company anticipates that it will continue to employ Mr. Bradley S. Buttermore, the Trust's Chief Financial Officer, and the Trust's non-officer employees at least until the Company consummates an acquisition. In connection with the reorganization, the Company will assume the Trust's severance commitments to Mr. Buttermore and these employees, which generally provide for a severance payment equal to three months of their salary. The business experience of Mr. Buttermore is described in the Form 10-K, which accompanies this Prospectus.

                               SECURITY OWNERSHIP

PRINCIPAL SHAREHOLDERS

     The following table sets forth the persons and groups who beneficially owned more than 5% of the outstanding Beneficial Shares as of June 27, 1996. The Trust compiled this information from the Schedules 13D and 13G sent to it. Unless otherwise indicated, these persons and groups possess sole voting and investment power with respect to the Beneficial Shares that they beneficially own.

                                                                NUMBER OF SHARES      PERCENTAGE OF
                                                                  BENEFICIALLY         OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED          BENEFICIAL SHARES
   ----------------------------------------------------------   ----------------    -----------------
   Mr. Edward W. Rose III....................................        976,164(1)           8.03%
   Willowwood Partners, L.P.
   500 Crescent Court, Suite 250
   Dallas, Texas 75201

   DDJ Capital Management, LLC...............................        760,600(2)           6.26%
   141 Linden Street, Suite 4
   Wellesley, Massachusetts 02181

   Mr. Robert Ted Enloe III..................................        759,000(3)           6.25%
   600 N. Pearl St., Suite 420
   Dallas, Texas 75201

   Enloe Descendants' Trust..................................        719,000(4)           5.92%
   c/o Mr. Robert Ted Enloe III
   600 N. Pearl St., Suite 420
   Dallas, Texas 75201

   Mr. Jeffrey S. Halis......................................        617,400(5)           5.08%
   Halo Capital Partners, L.P.
   500 Park Avenue, Fifth Floor
   New York, New York 10022

- ---------------

(1) Willowwood Partners, L.P. ("Willowwood") owns 976,164 Beneficial Shares. As Mr. Rose is the owner of Cardinal Portfolios Company, the general partner of Willowwood, he is also considered the beneficial owner of the Beneficial Shares that Willowwood owns. The limited partners of Willowwood include the Rebecca/Elizabeth Trust, a trust established for certain members of Mr. Enloe's family, for which Mr. Rose is the trustee. Willowwood and Mr. Rose share voting and investment power over the 976,164 Beneficial Shares. In addition, several other persons joined in the filing of the Schedule 13D filed by Willowwood and Mr. Rose, although these persons disclaimed beneficial ownership of the 976,164 Beneficial Shares. These individuals and the number of Beneficial Shares that they own are: (a) Mrs. Evelyn P. Rose, the wife of Mr. Rose, as the trustee of the Lela Helen Rose Trust and the William Edward Rose Trust -- 20,000 Beneficial Shares, (b) Lela Helen Rose Trust -- 10,000 Beneficial Shares, and (c) William Edward Rose Trust -- 10,000 Beneficial Shares. Mrs. Rose and these trusts share voting and investment power over the Beneficial Shares that these trusts own.

(2) Certain affiliates of DDJ Capital Management, LLC ("DDJ") are the general partners and investment managers of The Copernicus Fund, L.P. and The Galileo Fund, L.P. (collectively, the "Funds"). The Funds own an aggregate of 760,600 Beneficial Shares. Through its affiliates, DDJ is the beneficial owner of these shares and possesses sole voting and investment power with respect to them. The principals of DDJ are David J. Breazzano, Daniel G. Harmetz, and Judy K. Mencher.

(3) Mr. Enloe holds 38,000 Beneficial Shares in a Keogh Plan and claims beneficial ownership of an additional 2,000 Beneficial Shares owned by his wife. In addition, as the investment trustee and a beneficiary under the Enloe Descendants' Trust, Mr. Enloe also beneficially owns the 719,000 Beneficial Shares that such trust owns. Mr. Enloe possesses sole voting and investment power over all 759,000 Beneficial Shares, except that he shares investment power over the 2,000 Beneficial Shares owned by his wife and lacks voting power with respect to them.

(4) In November 1995, Mr. Enloe transferred 719,000 Beneficial Shares to the Enloe Descendants' Trust. As the investment trustee under this trust, Mr. Enloe possesses sole voting and investment power over these 719,000 Beneficial Shares. The Beneficial Shares transferred to the Enloe Descendants' Trust were: (a) 69,000 of the 100,000 Beneficial Shares that the Trust granted to Mr. Enloe in June 1992, Mr. Enloe subsequently transferred 31,000 of the 100,000 Beneficial Shares back to the Trust for federal income tax withholding purposes, and (b) 650,000 Beneficial Shares purchased pursuant to the exercise of options in October 1993, the Trust had granted Mr. Enloe options to purchase 250,000 Beneficial Shares in January 1993 and options to purchase 400,000 Beneficial Shares in May 1993.

(5) Mr. Jeffrey S. Halis is a general partner of Halo Capital Partners, L.P. ("Halo Capital") and therefore beneficially owns any Beneficial Shares that it owns. Halo Capital, in turn, is the sole general partner of Tyndall Partners, L.P. and Madison Avenue Partners, L.P., and therefore beneficially owns the 548,500 Beneficial Shares and 68,900 Beneficial Shares that they respectively own. Pursuant to an agreement, Mr. Halis possesses sole voting and investment power over these Beneficial Shares.

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth the number of Beneficial Shares beneficially owned as of June 27, 1996 by each trustee and executive officer of the Trust, and all trustees and executive officers of the Trust as a group. The Trust obtained this information from its trustees and executive officers. Unless otherwise indicated, these individuals possess sole voting and investment power with respect to the Beneficial Shares that they beneficially own.

                                                                NUMBER OF SHARES      PERCENTAGE OF
                                                                  BENEFICIALLY         OUTSTANDING
                            NAME                                     OWNED          BENEFICIAL SHARES
- -------------------------------------------------------------   ----------------    -----------------
Gene H. Bishop...............................................        150,000               1.23%
Bradley S. Buttermore........................................          4,800                   *
Robert Ted Enloe III.........................................        759,000(1)            6.25%
Edward W. Rose III...........................................        976,164(1)            8.03%
All trustees and executive officers as a group (4
  individuals)...............................................      1,889,964              15.55%

- ---------------

*   Less than 1%.

(1) The ownership of Beneficial Shares by Messrs. Enloe and Rose is described above under the section entitled "Security Ownership -- Principal Shareholders."

     Mr. Bishop has informed the Trust that he may purchase up to an additional 125,000 Beneficial Shares after the Trust mails this Prospectus to the shareholders, but before it holds the Special Meeting. Mr. Buttermore has also informed the Trust that during this period he may purchase up to an additional 15,000 Beneficial Shares.

RESTRICTIONS ON THE TRANSFER OF BENEFICIAL SHARES

     The Declaration of Trust contains certain restrictions on the transfer of Beneficial Shares to preserve the Trust's NOL carryforwards and other tax attributes. Generally, without the consent of the Board of Trustees, a person may not acquire Beneficial Shares if such acquisition would: (i) cause such person, or any other person, to own 5% or more of the outstanding Beneficial Shares, or (ii) increase the Beneficial Share ownership of any person that already owns 5% or more of the outstanding Beneficial Shares. For this purpose, percentage ownership of Beneficial Shares is determined based on certain tax rules in the Code. Under the Stock Purchase Agreement, the Trust agreed not to waive these transfer restrictions during the period beginning on the date of such agreement and ending on the date that the Trust reorganizes into the Company. If the Board of Trustees finds any person in violation of these 5% restrictions, and the Board of Trustees does not consent to the ownership by such person of Beneficial Shares in excess of such restrictions, such person will be deemed not to own any Beneficial Shares purchased in violation of the restrictions. See "Reorganization -- Charter and Bylaws -- Share Transfer Restrictions" and "Trust -- NOL Carryforwards."

     Of the principal shareholders described above, the Beneficial Shares owned by Mr. Rose and Mr. Enloe were acquired prior to the time that the Declaration of Trust was amended to place these restrictions on the transfer of Beneficial Shares. The Beneficial Shares transferred to the Enloe Descendants' Trust were also exempt from the transfer restrictions. The Beneficial Shares owned by Mr. Halis and his affiliates, and by DDJ and its affiliates, respectively, are each treated as owned by separate "persons" for purposes of the Code, none of whom are considered to own 5% or more of the outstanding Beneficial Shares.

                                  MARKET PRICE

     The Beneficial Shares are publicly traded on the NYSE under the symbol "LBI." The following table sets forth the high and low sale prices on the NYSE for a Beneficial Share during the quarters indicated.

                                                                                 HIGH     LOW
                                                                                 ----     ----
Year Ended June 30, 1994:
  First Quarter..............................................................    $ 1 5/8  $ 1
  Second Quarter.............................................................      1 7/8      5/8
  Third Quarter..............................................................      2 1/2    1 1/2
  Fourth Quarter.............................................................      2 1/8    1 3/8
Year Ended June 30, 1995:
  First Quarter..............................................................      2        1 5/8
  Second Quarter.............................................................      1 7/8    1 1/2
  Third Quarter..............................................................      2        1 5/8
  Fourth Quarter.............................................................      2 1/4    1 1/2
Year Ending June 30, 1996:
  First Quarter..............................................................      2 1/4    1 7/8
  Second Quarter.............................................................      2 1/4    2
  Third Quarter..............................................................      4        2 1/8
  Fourth Quarter (April 1 through June 27)...................................      4        3 1/2

     On June 27, 1996, the closing price for a Beneficial Share on the NYSE was $3.625. As of that date, Beneficial Shares were held by 2,081 holders of record. Security position listings available to the Trust indicate that there were approximately 6,800 beneficial holders of Beneficial Shares on that date.

                               VOTING PROCEDURES

RECORD DATE

     The Board of Trustees has established the close of business on June 27, 1996 (the "Record Date"), as the record date for determining the shareholders entitled to notice of the Special Meeting and to vote at it. On that date, the Trust had 12,153,658 Beneficial Shares outstanding. Although the Trust is also authorized to issue preferred stock, it did not have any shares of preferred stock outstanding on that date.

VOTES REQUIRED

     Each shareholder will be entitled to one vote per Beneficial Share in connection with the amendment to revise Section 8.2 to enable the reorganization to occur, the approval of the Plan of Reorganization under which the Trust will reorganize into the Company, and the approval of the Stock Purchase Agreement under which the Company will sell shares of Common Stock to the Purchaser. The shareholders will not possess dissenters' appraisal rights with respect to the reorganization or any other proposal.

     The presence, in person or by proxy, of the holders of a majority of the outstanding Beneficial Shares will constitute a quorum at the Special Meeting. Beneficial Shares represented at the meeting but not voted will be counted for the purpose of determining the presence of a quorum. Unless a quorum is present at the Special Meeting, no action may be taken at the meeting except the adjournment of the meeting until a later time. As used in this Prospectus, the term "Special Meeting" includes any adjournment of the meeting until such later time.

     The approval of the amendment to the Declaration of Trust and the Plan of Reorganization will each require the affirmative vote of at least two-thirds of the outstanding Beneficial Shares. An abstention with respect to each of these proposals, therefore, will have the same effect as a vote against it.

     The approval of the Stock Purchase Agreement will require the affirmative vote of a majority of the Beneficial Shares represented at the Special Meeting, provided that the number of votes cast for and against such proposal, in the aggregate, exceeds 50% of the outstanding Beneficial Shares. An abstention with respect to this proposal could have the same effect as a vote against it if the abstention causes the votes for and against the proposal, in the aggregate, not to exceed 50% of the outstanding Beneficial Shares.

     The amendment of Section 8.2 of the Declaration of Trust is a condition to the consummation of the Plan of Reorganization. Similarly, consummation of the Plan of Reorganization is a condition to the consummation of the Stock Purchase Agreement.

     Accordingly, if the shareholders fail to approve the amendment of Section 8.2, the Trust will not reorganize into the Company and the Company will not sell the shares of Common Stock to the Purchaser. If the shareholders approve the amendment of Section 8.2, but fail to approve the Plan of Reorganization, the Trust will have the ability to reorganize into an entity with perpetual existence and broad operating authority upon the approval of at least two-thirds of the trustees and two-thirds of the outstanding Beneficial Shares. The Trust, however, will not reorganize into the Company and the Company will not sell the shares of Common Stock to the Purchaser. If the shareholders approve the amendment of Section 8.2 and the Plan of Reorganization, but fail to approve the Stock Purchase Agreement, the Trust will reorganize into the Company. The Company, however, will not sell the shares of Common Stock to the Purchaser.

BROKER NON-VOTES

     Under the rules of the American and New York Stock Exchanges, under certain circumstances a broker who holds shares on behalf of its customers may vote those shares on certain proposals without receiving instructions from them. Under these rules, however, a broker may not vote its customers' Beneficial Shares on the proposals to amend Section 8.2 of the Declaration of Trust, approve the Plan of Reorganization, or approve the Stock Purchase Agreement without receiving voting instructions. Accordingly, there will not be any broker non-votes to consider at the Special Meeting for either voting or quorum purposes. Broker non-votes occur when a broker votes its customers' shares on some but not all of the proposals presented at a shareholders' meeting.

PROXYHOLDERS

     The Proxyholders will vote the Beneficial Shares represented by valid proxies at the Special Meeting in accordance with the directions given on the respective Proxy Cards. If a shareholder signs and returns a Proxy Card without giving any directions, the Proxyholders will vote such shareholder's Beneficial Shares for the approval of the amendment to Section 8.2 of the Declaration of Trust, the Plan of Reorganization, and the Stock Purchase Agreement. Under the Declaration of Trust, no other substantive matters requiring a vote may come before the Special Meeting. With respect to any procedural matters coming before the meeting, the Proxyholders will vote the proxies that they hold in accordance with their best judgment, including voting them to adjourn the Special Meeting to another time if a quorum is not present at the meeting or if they believe that an adjournment is in the best interests of the Trust.

REVOCATION

     A shareholder has the unconditional right to revoke such shareholder's proxy at any time prior to the voting of it by: (i) submitting a later dated proxy to the Trust or someone who attends the Special Meeting, (ii) attending the Special Meeting and delivering a written notice of revocation of the proxy to an officer of the Trust present at the meeting, or (iii) delivering a written notice of revocation of the proxy to the principal executive offices of the Trust before the commencement of the Special Meeting.

SOLICITATION AGENT

     The Trust has retained Corporate Investor Communications, Inc. (the "Solicitation Agent") to solicit proxies in connection with the Special Meeting. The Solicitation Agent may solicit proxies from the shareholders and other persons in person or by mail, facsimile transmission, telephone, personal interview, or any other means. The Trust will pay the Solicitation Agent a fee of $6,000 and reimburse it for its out-of-pocket expenses in connection with this solicitation, which the Solicitation Agent estimates will be $39,000. The Trust will also reimburse banks, brokers, custodians, fiduciaries, nominees, securities dealers, trust companies, and other persons for the reasonable expenses that they incur when forwarding this Prospectus and the accompanying material to the beneficial owners of the Beneficial Shares. The trustees, officers, and employees of the Trust and Mr. Ford and his affiliates may also solicit proxies from the shareholders and other persons by any of the means described above. The Trust will not pay these individuals any extra compensation for their participation in this solicitation.

                                    EXPENSES

     The Company and the Trust estimate that they will incur the following expenses in connection with the Special Meeting and the consummation of the proposals to be voted on at it. The Trust will bear all of these expenses.

Accounting Fees and Expenses ..............................................   $ 10,000
Commission Registration Fees ..............................................     14,933
Exchange and Transfer Agent Fees and Expenses .............................     30,000
Investment Banker's Fees and Expenses .....................................    438,649
Legal Fees and Expenses ...................................................    315,000
Miscellaneous .............................................................      5,468
NYSE Subsequent Listing Fee ...............................................     30,950
Printing Expenses .........................................................     40,000
Solicitation Agent Fees and Expenses ......................................     45,000
State Blue Sky Qualification Fees and Expenses (including Legal Fees) .....     25,000
Stock Certificate Engraving Expenses ......................................     15,000
                                                                              --------
Total .....................................................................   $970,000
                                                                              ========

                                 LEGAL MATTERS

     The validity of the shares of Common Stock issued in exchange for Beneficial Shares in connection with the Plan of Reorganization have been passed upon by the Trust's special Delaware counsel, Morris, Nichols, Arsht & Tunnell. Certain federal income tax matters in connection with such exchange and the Plan of Reorganization have been passed upon by the Trust's special tax counsel, Hughes & Luce, L.L.P.

                                    EXPERTS

     The Consolidated Financial Statements of the Trust and its subsidiaries at June 30, 1995 and 1994, and for each of the three years in the three-year period ended June 30, 1995, which are referred to and made a part of this Prospectus and the registration statement of which it is a part, have been audited by Ernst & Young LLP, Independent Auditors, as set forth in their report incorporated into this Prospectus by reference, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The balance sheet of the Company as of April 1, 1996, included in this Prospectus and the registration statement of which it is a part, has also been audited by Ernst & Young LLP, Independent Auditors, as set forth in their report also included in this Prospectus and such registration statement, and such balance sheet is included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          CERTIFIED PUBLIC ACCOUNTANTS

     The Trust has invited representatives of Ernst & Young LLP to attend the Special Meeting. The Trust will give these representatives the opportunity to make a statement at the meeting and respond to appropriate questions from any shareholders.

                             SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement for its 1996 annual meeting, shareholder proposals must be received at the Company's principal executive offices on or before August 23, 1996. If the Trust does not reorganize into the Company, shareholder proposals with respect to the Trust's 1996 annual meeting must also be received at the Trust's principal executive offices on or before such date.

                             AVAILABLE INFORMATION

     This Prospectus is part of a Registration Statement on Form S-4 that the Company has filed with the Commission. Interested persons may obtain a copy of the complete registration statement and its exhibits from the Commission at its offices described below. In addition, the Trust is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance with the Exchange Act files reports, proxy statements, and other information with the Commission. The Trust's Commission file number is 1-6802. Documents filed with the Commission may be inspected and copied at the public reference facilities that the Commission maintains at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Room 3190, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, such documents may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Beneficial Shares are listed on the NYSE. Accordingly, the Trust's reports, proxy statements, and other information filed with the Commission may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The Company and the Trust incorporate into this Prospectus by reference:
(i) the Trust's Annual Report on Form 10-K for the year ended June 30, 1995, as amended by Forms 10-K/A dated October 30, 1995 and July 2, 1996, and (ii) the Trust's Quarterly Report on form 10-Q for the quarter ended March 31, 1996. Any statement contained in the Forms 10-K or 10-Q, however, shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or a subsequently dated document incorporated by reference into this Prospectus is inconsistent with such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ANY INTERESTED PERSON DESIRING COPIES OF ANY OF THE EXHIBITS TO THE FORMS 10-K OR 10-Q SHOULD MAKE SUCH REQUEST TO MR. BRADLEY S. BUTTERMORE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE TRUST. THE TRUST WILL ONLY FURNISH SUCH COPIES, HOWEVER, UPON REIMBURSEMENT OF THE TRUST'S COPYING AND MAILING EXPENSES, EXCEPT THAT THE TRUST WILL FURNISH COPIES OF THE DECLARATION OF TRUST WITHOUT CHARGE.

                                   APPENDIX I

                                 DEFINED TERMS

     This appendix lists all of the defined terms used in this Prospectus and indicates the page on which this Prospectus defines them.

DEFINED TERM                                                           PAGE
- ------------                                                           ----
Beneficial Share.....................................................   1
Board of Directors...................................................   8
Board of Trustees....................................................  11
Bylaws...............................................................   9
Charter..............................................................   9
Code.................................................................  10
Commission...........................................................  48
Common Stock.........................................................   1
Company..............................................................   1
DDJ..................................................................  51
Declaration of Trust.................................................   1
DGCL.................................................................  15
Exchange Act.........................................................  56
Fairness Opinion.....................................................  44
First Gibraltar......................................................  49
First Nationwide.....................................................  38
First United.........................................................  49
Form 10-K............................................................   1
Form 10-Q............................................................   1
Funds................................................................  51
Halo Capital.........................................................  51
Investment Banker....................................................  40
IRS..................................................................  18
NOL..................................................................   9
NYSE.................................................................   1
Plan of Reorganization...............................................   1
Prospectus...........................................................   1
Proxy Card...........................................................   1
Purchaser............................................................   1
Record Date..........................................................  53
Registration Rights Agreement........................................  48
RPI..................................................................  21
Securities Act.......................................................  48
SMU..................................................................  50
Solicitation Agent...................................................  54
Special Committee....................................................  40
Special Meeting......................................................   1
ST Lending...........................................................  20
Stock Purchase Agreement.............................................   1
Trust................................................................   1
Willowwood...........................................................  50

                                   EXHIBIT A

                                FAIRNESS OPINION

                                  [LETTERHEAD]

                                January 23, 1996

Liberte Investors
600 N. Pearl Street
Suite 420
Dallas, TX 75201

                    Attention: Board of Trustees

Dear Sirs:

We understand that Liberte Investors, a Massachusetts business trust ("Liberte"), intends to reorganize into a Delaware corporation. We further understand that Liberte, so reorganized, intends to sell at least 7,137,863 shares of newly issued common stock and possibly as many as 8,102,439 shares to Hunter's Glen/Ford, Ltd., a Texas Limited Partnership (the "Purchaser"), for $2.85 per share in cash (the "Transaction"). You have provided us with the Stock Purchase Agreement between Liberte and the Purchaser (the "Purchase Agreement").

You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the public shareholders of Liberte.

IN THE COURSE OF OUR ANALYSES FOR RENDERING THIS OPINION, WE HAVE:

     1. reviewed the Purchase Agreement;

     2. reviewed Liberte's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 1992 through 1995, and its Quarterly Report on Form 10-Q for the period ended September 30, 1995;

     3. reviewed certain operating and financial information provided to us by management relating to Liberte business and prospects;

     4. met with certain members of Liberte senior management to discuss its operations, historical financial statements and future prospects;

     5. reviewed the historical prices and trading volume of the common shares of Liberte;

     6. reviewed certain information regarding Gerald J. Ford and the Purchaser provided to us by the Purchaser; and

     7. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Liberte and the Purchaser. We have not assumed any responsibility for the information provided to us and we have further relied upon the assurances of the management of Liberte that it is unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we

January 23, 1996
Page 2


have not performed or obtained any independent appraisal of any of the assets of Liberte. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the public shareholders of Liberte.

We have acted as financial advisor to Liberte in connection with the Transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction.

                                            Very truly yours,

                                            BEAR, STEARNS & CO. INC.

                                            By: /S/ SHELDON STEIN
                                                --------------------------------
                                                Managing Director

                                   EXHIBIT B

                            STOCK PURCHASE AGREEMENT

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                               LIBERTE INVESTORS

                                      AND

                            HUNTER'S GLEN/FORD, LTD.

                                JANUARY 16, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
I.     PURCHASE AND SALE..................................................................  B-10
       Section 1.1   Purchase of the Shares...............................................  B-10
       Section 1.2   Purchase Price.......................................................  B-10
       Section 1.3   Payment..............................................................  B-10
       Section 1.4   Transfer Restrictions................................................  B-11
       Section 1.5   Lack of Marketability................................................  B-12
                     (a)   No Registration................................................  B-12
                     (b)   No Transfer....................................................  B-12
                     (c)   Limited Registration Rights....................................  B-12
II.    CLOSING............................................................................  B-12
       Section 2.1   Closing Date.........................................................  B-12
       Section 2.2   Conditions to the Company's and Newco's Obligation to Close..........  B-12
                     (a)   Representations and Warranties.................................  B-12
                     (b)   Covenants......................................................  B-12
                     (c)   Closing Certificate............................................  B-12
                     (d)   Litigation.....................................................  B-12
                     (e)   Approvals......................................................  B-13
                     (f)   Legal Opinion..................................................  B-13
                     (g)   Secretary's Certificate........................................  B-13
                     (h)   Other..........................................................  B-13
       Section 2.3   Conditions to the Purchaser's Obligation to Close....................  B-13
                     (a)   Representations and Warranties.................................  B-13
                     (b)   Covenants......................................................  B-13
                     (c)   Closing Certificate............................................  B-13
                     (d)   Litigation.....................................................  B-13
                     (e)   Approvals......................................................  B-14
                     (f)   Reorganization.................................................  B-14
                     (g)   Listing........................................................  B-14
                     (h)   Environmental Matters..........................................  B-14
                     (i)   No Material Adverse Change.....................................  B-14
                     (j)   Legal Opinion..................................................  B-14
                     (k)   Secretary's Certificate of the Company.........................  B-14
                     (l)   Secretary's Certificate of Newco...............................  B-15
                     (m)   Other..........................................................  B-15
III.   REPRESENTATIONS AND WARRANTIES.....................................................  B-15
       Section 3.1   Representations and Warranties of the Company and Newco..............  B-15
                     (a)   Organization...................................................  B-15
                     (b)   Power and Authority............................................  B-15
                     (c)   Execution, Delivery, and Enforceability........................  B-16
                     (d)   Consents.......................................................  B-16
                     (e)   Conflicts......................................................  B-16
                     (f)   Compliance With Applicable Laws................................  B-16
                     (g)   Permits........................................................  B-17
                     (h)   Registration Rights............................................  B-17
                     (i)   Compliance with Organizational Documents.......................  B-17
                     (j)   Corporate and Accounting Records...............................  B-17
                     (k)   Enforceability of Current Transfer Restrictions................  B-17
                     (l)   Employee Benefit Plans.........................................  B-17
                     (m)   Capitalization.................................................  B-18
                     (n)   Issuance of the Shares.........................................  B-19
                     (o)   Exchange Act Reports...........................................  B-19

                                                                                            PAGE
                                                                                            ----
                     (p)   Financial Statements...........................................  B-19
                     (q)   Material Contracts.............................................  B-20
                     (r)   Investments....................................................  B-20
                     (s)   Environmental Matters..........................................  B-20
                     (t)   Litigation.....................................................  B-21
                     (u)   Taxes..........................................................  B-21
                     (v)   Subsidiaries...................................................  B-22
                     (w)   No Broker......................................................  B-22
       Section 3.2   Representations and Warranties of the Purchaser......................  B-22
                     (a)   Organization...................................................  B-22
                     (b)   Power and Authority............................................  B-22
                     (c)   Execution, Delivery, and Enforceability........................  B-22
                     (d)   Consents.......................................................  B-22
                     (e)   Conflicts......................................................  B-22
                     (f)   Compliance with Applicable Laws................................  B-23
                     (g)   Funding of the Purchase........................................  B-23
                     (h)   Sophisticated Investor.........................................  B-23
                     (i)   No Broker......................................................  B-23
IV.    COVENANTS..........................................................................  B-23
       Section 4.1   Reasonable Efforts to Close..........................................  B-23
       Section 4.2   Access to the Company................................................  B-24
       Section 4.3   Operation of the Company and Newco Pending the Closing...............  B-24
                     (a)   Representations, Warranties, and Covenants.....................  B-24
                     (b)   Operate the Business in the Ordinary Course....................  B-24
                     (c)   No Material Adverse Change.....................................  B-24
                     (d)   No Transactions in Shares......................................  B-24
                     (e)   No Dividends...................................................  B-24
                     (f)   No Borrowing...................................................  B-24
                     (g)   No Liens.......................................................  B-24
                     (h)   No Changes to Contracts........................................  B-24
                     (i)   Real Property..................................................  B-24
                     (j)   Extraordinary Corporate Transactions...........................  B-24
                     (k)   Board Composition..............................................  B-25
                     (l)   Amendments.....................................................  B-25
                     (m)   Properties.....................................................  B-25
                     (n)   Rights.........................................................  B-25
                     (o)   Compensation...................................................  B-25
                     (p)   Accounting.....................................................  B-25
                     (q)   Acquisitions...................................................  B-25
                     (r)   Loans to Affiliates............................................  B-25
                     (s)   Capital Expenditures...........................................  B-25
                     (t)   No Agreements Concerning the Foregoing.........................  B-26
       Section 4.4   Charter and Bylaws...................................................  B-26
       Section 4.5   Shareholder Meeting..................................................  B-26
       Section 4.6   Proxy Statement/Prospectus...........................................  B-26
       Section 4.7   Delaware Section 203.................................................  B-26
       Section 4.8   Stock Exchange Application...........................................  B-26
       Section 4.9   Fairness Opinion.....................................................  B-27
       Section 4.10  No Shopping..........................................................  B-27
       Section 4.11  Registration Rights..................................................  B-27
       Section 4.12  Insurance............................................................  B-27
       Section 4.13  No Disclosure of Confidential Information............................  B-27
                     (a)   Advisors.......................................................  B-28
                     (b)   Public Information.............................................  B-28
                     (c)   Required by Law................................................  B-28
                     (d)   Tax Returns....................................................  B-28

                                                                                            PAGE
                                                                                            ----
       Section 4.14  No Options...........................................................  B-28
       Section 4.15  No Waiver of Transfer Restrictions...................................  B-28
       Section 4.16  Press Release........................................................  B-28
       Section 4.17  Reasonable Efforts...................................................  B-28
       Section 4.18  Notification of Certain Matters......................................  B-28
       Section 4.19  Newco Matters........................................................  B-29
V.     INDEMNIFICATION....................................................................  B-29
       Section 5.1   Indemnification of the Purchaser.....................................  B-29
                     (a)   Breaches of Representations and Warranties.....................  B-29
                     (b)   Breaches of Covenants..........................................  B-29
       Section 5.2   Indemnification Procedure............................................  B-29
                     (a)   Notice.........................................................  B-29
                     (b)   Defense of Claim...............................................  B-29
                     (c)   Survival.......................................................  B-30
       Section 5.3   Non-Exclusivity of Remedies..........................................  B-30
VI.    TERMINATION........................................................................  B-30
       Section 6.1   Termination of this Agreement........................................  B-30
                     (a)   Consent........................................................  B-30
                     (b)   Purchaser's Discretion.........................................  B-30
                     (c)   Down Payment...................................................  B-30
                     (d)   Fairness Opinion...............................................  B-30
                     (e)   Fiduciary Out..................................................  B-30
                     (f)   Shareholder Vote...............................................  B-31
                     (g)   Breach by the Purchaser........................................  B-31
                     (h)   Breach by the Company or Newco.................................  B-31
                     (i)   Outside Date...................................................  B-31
       Section 6.2   Effect of Termination................................................  B-31
                     (a)   General........................................................  B-31
                     (b)   Release of Down Payment........................................  B-32
                     (c)   Break-Up Fee...................................................  B-32
                     (d)   Breach by the Purchaser........................................  B-32
       Section 6.3   Confidentiality of Certain Information...............................  B-32
VII.   ARBITRATION........................................................................  B-32
       Section 7.1   Pre-Arbitration Meeting..............................................  B-32
       Section 7.2   Arbitration Proceedings..............................................  B-32
       Section 7.3   Place of Arbitration.................................................  B-33
       Section 7.4   Judgments............................................................  B-33
       Section 7.5   Expenses.............................................................  B-33
       Section 7.6   Equitable Remedies...................................................  B-33
VIII.  GENERAL............................................................................  B-33
       Section 8.1   Amendment............................................................  B-33
       Section 8.2   Counterparts.........................................................  B-33
       Section 8.3   Definitions..........................................................  B-33
                     (a)   Affiliate......................................................  B-33
                     (b)   Applicable Law.................................................  B-33
                     (c)   Business Day...................................................  B-33
                     (d)   Claim..........................................................  B-34
                     (e)   Confidential Information.......................................  B-34
                     (f)   Contract.......................................................  B-34
                     (g)   Environmental Claim............................................  B-34
                     (h)   Environmental Law..............................................  B-34
                     (i)   Environmental Noncompliance....................................  B-34
                     (j)   Hazardous Material.............................................  B-34

                                                                                            PAGE
                                                                                            ----
                     (k)   Law Affecting Creditors' Rights................................  B-35
                     (l)   Lawsuit........................................................  B-35
                     (m)   Lien...........................................................  B-35
                     (n)   Material Adverse Change........................................  B-35
                     (o)   Person.........................................................  B-35
                     (p)   Proposal.......................................................  B-35
                     (q)   Tax............................................................  B-35
       Section 8.4   Effects of the Reorganization........................................  B-35
       Section 8.5   Entire Agreement.....................................................  B-35
       Section 8.6   Expenses.............................................................  B-36
       Section 8.7   Further Assurances...................................................  B-36
       Section 8.8   Governing Law........................................................  B-36
       Section 8.9   Headings.............................................................  B-36
       Section 8.10  Injunctive Relief....................................................  B-36
       Section 8.11  No Assignment........................................................  B-36
       Section 8.12  No Third-Party Beneficiaries.........................................  B-36
       Section 8.13  Notices..............................................................  B-36
       Section 8.14  Performance on Business Days.........................................  B-37
       Section 8.15  Plural and Singular Words............................................  B-37
       Section 8.16  Pronouns.............................................................  B-37
       Section 8.17  Severability.........................................................  B-37
       Section 8.18  Successors...........................................................  B-37
       Section 8.19  Survivability........................................................  B-37
       Section 8.20  Waiver...............................................................  B-37

SIGNATURE PAGE............................................................................  B-38

                               INDEX OF EXHIBITS

EXHIBIT                                          DESCRIPTION
- -------       ---------------------------------------------------------------------------------
A             Legal Opinion
B             Registration Rights Agreement
C             Agreement Clarifying Registration Rights

                             INDEX OF DEFINED TERMS

                                     DEFINED TERM                                       PAGE
- --------------------------------------------------------------------------------------  ----
accredited investor...................................................................  B-23
Affiliate.............................................................................  B-33
Agreement.............................................................................  B-10
Alternative Proposal..................................................................  B-27
Applicable Law........................................................................  B-33
Audited Financial Statements..........................................................  B-19
Business Day..........................................................................  B-33
Claim.................................................................................  B-34
Clarification Agreement...............................................................  B-27
Closing...............................................................................  B-12
Closing Date..........................................................................  B-12
Code..................................................................................  B-10
Commission............................................................................  B-19
Common Stock..........................................................................  B-10
Company...............................................................................  B-10
Company Benefit Plans.................................................................  B-17
Confidential Information..............................................................  B-34
Contract..............................................................................  B-34
Disclosure Letter.....................................................................  B-16
Down Payment..........................................................................  B-10
Environmental Claim...................................................................  B-34
Environmental Law.....................................................................  B-34
Environmental Noncompliance...........................................................  B-34
ERISA.................................................................................  B-17
Escrow Agent..........................................................................  B-10
Exchange Act..........................................................................  B-19
Fairness Opinion......................................................................  B-27
Financial Statements..................................................................  B-19
GAAP..................................................................................  B-19
Hazardous Material....................................................................  B-34
HSR Act...............................................................................  B-22
Interim Financial Statements..........................................................  B-19
Investment Banker.....................................................................  B-27
Law Affecting Creditors' Rights.......................................................  B-35
Lawsuit...............................................................................  B-35
Lien..................................................................................  B-35
Material Adverse Change...............................................................  B-35
Material Contracts....................................................................  B-20
Newco.................................................................................  B-10
NOL...................................................................................  B-10
Person................................................................................  B-35
Proposal..............................................................................  B-35
Proxy Statement/Prospectus............................................................  B-26
Purchase Price........................................................................  B-10
Purchaser.............................................................................  B-10
Purchaser Indemnitees.................................................................  B-29
Registration Rights Agreement.........................................................  B-27
Rules of Arbitration..................................................................  B-32
SEC Filings...........................................................................  B-19
Securities Act........................................................................  B-11

                                     DEFINED TERM                                       PAGE
- --------------------------------------------------------------------------------------  ----
Shares................................................................................  B-10
Subsidiaries..........................................................................  B-22
Tax...................................................................................  B-35
Transfer..............................................................................  B-11
Transfer Restriction Opinion..........................................................  B-26

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of January 16, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company desires to reorganize into a Delaware corporation ("Newco");

     WHEREAS, following such reorganization, the Purchaser desires to purchase from Newco at least 37% of the common stock of Newco (the "Common Stock") on a fully diluted basis;

     WHEREAS, the Company desires to cause Newco to sell such shares of Common Stock to the Purchaser; and

     WHEREAS, the Company and the Purchaser therefore desire to enter into this Agreement pursuant to which the Purchaser will purchase such shares of Common Stock from Newco, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Company and the Purchaser agree as follows:

                              I. PURCHASE AND SALE

     SECTION 1.1 PURCHASE OF THE SHARES. At the Closing, the Company shall cause Newco to sell to the Purchaser, and the Purchaser shall purchase from Newco, 7,137,863 shares of Common Stock (the "Shares"), provided that if the Company, Newco, and the Purchaser are each reasonably satisfied that the purchase of 8,102,439 shares of Common Stock would not cause Newco's use of the Company's net operating loss ("NOL") carryforwards to be restricted under
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall instead cause Newco to sell to the Purchaser, and the Purchaser shall instead purchase from Newco, 8,102,439 shares of Common Stock, which shall then be considered the "Shares" for all purposes of this Agreement.

     SECTION 1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be $20,342,910 if the number of Shares is 7,137,863 or $23,091,951 if the number of Shares is 8,102,439 ($2.85 per Share, although the Purchaser may not purchase other than the number of shares of Common Stock specified in Section 1.1).

     SECTION 1.3 PAYMENT. On or before 5:00 p.m., Central Time, on January 19, 1996, the Purchaser shall make a $2,000,000 down payment on the Purchase Price (including any interest earned on such amount, but less any escrow fees and expenses, the "Down Payment") to such financial institution or other Person mutually acceptable to the Company and the Purchaser as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement in form and substance satisfactory to the Company and the Purchaser in their reasonable discretion. The Down Payment shall be held in interest bearing investments agreed to by the Company and the Purchaser until such time as the Down Payment is applied or released pursuant to the terms of this Agreement. At the Closing, the Purchaser shall pay an amount equal to the Purchase Price less the Down Payment to Newco by wire transfer of immediately available funds to such account as Newco shall specify to the Purchaser in writing, the Down Payment shall be delivered by the Escrow Agent to Newco, and Newco shall deliver to the Purchaser the certificate or certificates evidencing the Shares.

     SECTION 1.4 TRANSFER RESTRICTIONS. The Purchaser may not directly or indirectly (including by operation of law) assign, bequeath, sell, or otherwise transfer or dispose of (collectively, "Transfer") any of the Shares unless: (a) such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws, and (b) such Transfer does not violate the Transfer restrictions to be set forth in Newco's Certificate of Incorporation. Each stock certificate representing the Shares and any subsequent stock certificates deriving from such certificates shall bear the following legends:

          THE ISSUANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SHARES MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS. ANY PERSON DESIRING TO TRANSFER THESE SHARES PURSUANT TO SUCH AN EXEMPTION SHALL DELIVER TO THE COMPANY AN OPINION FROM LEGAL COUNSEL ACCEPTABLE TO THE COMPANY OPINING UPON THE AVAILABILITY OF SUCH EXEMPTION, WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

          THE COMPANY'S CERTIFICATE OF INCORPORATION ALSO RESTRICTS THE TRANSFER OF THE COMPANY'S EQUITY SECURITIES, INCLUDING THESE SHARES, IN CONNECTION WITH THE PRESERVATION OF CERTAIN TAX ATTRIBUTES OF THE COMPANY. A COPY OF THE COMPANY'S CERTIFICATE OF INCORPORATION IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

          IN ADDITION, THE TRANSFER OF THESE SHARES IS RESTRICTED UNDER A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 16, 1996, BETWEEN THE COMPANY AND HUNTER'S GLEN/FORD, LTD. A COPY OF THIS AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

          IN ACCORDANCE WITH THE PROVISIONS OF SECTION 151(f) OF THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     Notwithstanding the foregoing, the legends placed on subsequent stock certificates shall be revised as circumstances warrant, including removing the first legend to the extent such legend is not required under applicable securities laws. In addition, nothing in this section shall prohibit the Purchaser from encumbering, hypothecating, mortgaging, or pledging any of the Shares.

     SECTION 1.5  LACK OF MARKETABILITY. The Purchaser acknowledges that:

          (A) NO REGISTRATION. Based upon the representations and warranties of the Purchaser set forth in this Agreement, Newco will not register the issuance of the Shares under: (i) the Securities Act, based upon the exemption from registration set forth in Section 4(2) of such act and Regulation D promulgated under such act, (ii) the Texas Securities Act, based upon the exemption set forth in Rule 109.13(k) promulgated under such act, and (iii) the securities laws of any other state or jurisdiction.

          (B) NO TRANSFER. The Purchaser must hold the Shares indefinitely until the Transfer of such Shares is: (i) registered under the Securities Act and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws, and (ii) permitted under the Transfer restrictions contained in this Agreement and Newco's Certificate of Incorporation.

          (C) LIMITED REGISTRATION RIGHTS. Except as contemplated under Section 4.11, Newco will be under no obligation to register the Purchaser's transfer of its Shares under the Securities Act or the securities laws of any state or other jurisdiction.

                                  II. CLOSING

     SECTION 2.1 CLOSING DATE. The consummation of the purchase of the Shares (the "Closing") shall occur as soon as practicable after the conditions set forth in Sections 2.2 and 2.3 have been satisfied or waived. The date of the Closing is referred to in this Agreement as the "Closing Date." The Closing shall occur on such day at the offices of Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas 75201, commencing at 10:00 a.m., or at such other place and time as the Company, Newco, and the Purchaser shall agree.

     SECTION 2.2  CONDITIONS TO THE COMPANY'S AND NEWCO'S OBLIGATION TO
CLOSE. The Company's and Newco's obligation to close shall be subject to the satisfaction of the following conditions, which the Company and Newco may waive:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct as of the date of this Agreement and the Closing Date as though made as of such time.

          (B) COVENANTS. The Purchaser shall have performed in all material respects all agreements, covenants, and obligations that it is required to perform under this Agreement prior to the Closing.

          (C) CLOSING CERTIFICATE. The Purchaser shall have delivered to Newco a certificate confirming the satisfaction of the conditions set forth in Paragraphs (a) and (b) above.

          (D) LITIGATION. No injunction shall have been granted against Newco, the Company, or the Purchaser enjoining any transaction contemplated by this Agreement.

          (E) APPROVALS. All material governmental and third-party approvals, authorizations, and consents with respect to the transactions contemplated by this Agreement, including those items described or referred to in
     Section 3.1(d), shall have been obtained.

          (F) LEGAL OPINION. The Company and Newco shall have received from their legal counsel an opinion, in form and substance satisfactory to them in their reasonable discretion, dated as of the Closing Date, opining that upon the reorganization of the Company, Newco succeeded to the Company's NOL carryforwards, and the transactions contemplated under this Agreement as identified in such opinion will not restrict Newco's use of such NOL carryforwards under Section 382 of the Code. In addition, the Company and Newco shall have obtained the Transfer Restriction Opinion for the Purchaser, which shall be in form and substance satisfactory to them in their reasonable discretion and addressed to them as well as the Purchaser.

          (G) SECRETARY'S CERTIFICATE. The Purchaser shall have delivered to the Company and Newco a Secretary's Certificate, in form and substance satisfactory to them in their reasonable discretion, which shall include:

             (i) PARTNERSHIP CERTIFICATE. A copy of the Purchaser's Certificate of Limited Partnership, certified by the Texas Secretary of State not more than five days before the Closing Date.

             (ii) PARTNERSHIP AGREEMENT. A copy of the Purchaser's Agreement of Limited Partnership.

          (H) OTHER. The Purchaser shall have delivered to the Company and Newco such other certificates, documents, and instruments as they may reasonably request in connection with this Agreement.

     SECTION 2.3 CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE. The Purchaser's obligation to close shall be subject to the satisfaction of the following conditions, which the Purchaser may waive:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and Newco set forth in this Agreement shall have been true and correct as of the date of this Agreement and the Closing Date as though made as of such time, without taking into account any updates made to Schedules 3.1(s), 3.1(t), or 3.1(u) of the Disclosure Letter.

          (B) COVENANTS. The Company and Newco shall have performed in all material respects all agreements, covenants, and obligations that they are required to perform under this Agreement prior to the Closing.

          (C) CLOSING CERTIFICATE. The Company and Newco shall have delivered to the Purchaser a certificate confirming the satisfaction of the conditions set forth in Paragraphs (a) and (b) above.

          (D) LITIGATION. No injunction shall have been granted against Newco, the Company, or the Purchaser enjoining any transaction contemplated by this Agreement. In addition, no Lawsuit shall be pending or threatened before any court or governmental agency seeking to enjoin the Closing or seeking damages against the Company, Newco, or the Purchaser or any of their respective directors, officers, or partners, as a result of any of the transactions contemplated by this Agreement, provided that nothing in this paragraph shall affect the right of the Company and Newco to seek redress for the Purchaser's breach of this Agreement.

          (E) APPROVALS. All material governmental and third-party approvals, authorizations, and consents with respect to the transactions contemplated by this Agreement, including these items described or referred to in
     Section 3.2(d), shall have been obtained.

          (F) REORGANIZATION. The Company and Newco shall have completed all of the transactions contemplated in the Proposal, other than the termination of the Company.

          (G) LISTING. The Common Stock shall have been approved for listing on either the New York Stock Exchange, the American Stock Exchange, or the National Market of the National Association of Securities Dealers Automated Quotation System.

          (H) ENVIRONMENTAL MATTERS. No Environmental Noncompliance shall exist and no Environmental Claims shall have been made with respect to any property ever owned by the Company or Newco, except where such Environmental Noncompliance or Environmental Claims would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco. In addition, neither the Company nor Newco shall have received any Claims from any governmental entity seeking any information or alleging any violation of any Environmental Law, except where such violations would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

          (I) NO MATERIAL ADVERSE CHANGE. The Company shall not have undergone any Material Adverse Change during the period beginning on the date of the Interim Financial Statements until the date of the reorganization, and Newco shall not have undergone any Material Adverse Change since the reorganization.

          (J) LEGAL OPINION. The Purchaser shall have received from the Company's and Newco's legal counsel, which counsel shall be acceptable to the Purchaser in its reasonable discretion, one or more opinions, in form and substance satisfactory to the Purchaser in its reasonable discretion, dated as of the Closing Date, opining upon the matters set forth in Exhibit A to this Agreement. The Purchaser acknowledges that the following law firms used by the Company are acceptable to the Purchaser: (i) Gibson, Dunn & Crutcher, (ii) Hale & Dorr, (iii) Hughes & Luce, L.L.P., and (iv) Morris, Nichols, Arsht & Tunnell.

          (K) SECRETARY'S CERTIFICATE OF THE COMPANY. The Company shall have delivered to the Purchaser a Secretary's Certificate, in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

             (i) DECLARATION OF TRUST. A copy of the Company's Declaration of Trust certified by the Massachusetts Secretary of State not more than five days before the Closing Date.

             (ii)  BYLAWS. A copy of the Company's Bylaws.

             (iii) RESOLUTIONS. A copy of the resolutions that the Company's Board of Trustees and shareholders adopted approving this Agreement and the Proposal and the sale of the Shares to the Purchaser, as applicable.

             (iv) INCUMBENCY CERTIFICATE. An incumbency certificate setting forth the names, offices, and signatures of the

        Company's officers who execute any documents on behalf of the Company in connection with this Agreement.

          (L) SECRETARY'S CERTIFICATE OF NEWCO. Newco shall have delivered to the Purchaser a Secretary's Certificate, in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

             (i) CHARTER. A copy of the Newco's Certificate of Incorporation certified by the Delaware Secretary of State not more than five days before the Closing Date.

             (ii)  BYLAWS. A copy of Newco's Bylaws.

             (iii) GOOD STANDING CERTIFICATE. A long-form certificate from the Delaware Secretary of State, dated as of the Closing Date or a reasonable number of days before such date, stating that Newco is in existence and good standing under the laws of the State of Delaware and describing each document comprising Newco's Certificate of Incorporation.

             (iv) RESOLUTIONS. A copy of the resolutions that Newco's Board of Directors adopted approving this Agreement and the Proposal and the sale of the Shares to the Purchaser, as applicable.

             (v) INCUMBENCY CERTIFICATE. An incumbency certificate setting forth the names, offices, and signatures of Newco's officers who execute any documents on behalf of Newco in connection with this Agreement.

          (M) OTHER. The Company and Newco shall have delivered to the Purchaser such other certificates, documents, and instruments as the Purchaser may reasonably request in connection with this Agreement.

                      III. REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO. The Company and Newco jointly and severally represent and warrant to the Purchaser as follows (provided that such representations and warranties shall be made by Newco immediately prior to the Closing):

          (A) ORGANIZATION. The Company is a business trust validly existing under the laws of the Commonwealth of Massachusetts and is qualified to transact business as a foreign business trust in each jurisdiction where the failure to qualify could have a material adverse effect upon the business, financial condition, assets, results of operations, or prospects of the Company. At the Closing, Newco will be a corporation validly existing and in good standing under the laws of the State of Delaware and will be qualified to transact business in each jurisdiction where the failure to qualify could have a material adverse effect upon the business, financial condition, assets, results of operations, or prospects of Newco. The Company has delivered to the Purchaser true and complete copies of the Company's Declaration of Trust and Bylaws and at or before the Closing Newco will have delivered to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws.

          (B) POWER AND AUTHORITY. The Company possesses the power and authority to execute, deliver, and perform this Agreement, and at the Closing Newco will possess the power and authority to perform this Agreement, subject to obtaining any approval, authorization, consent, or waiver or giving any notice described or referred to in Section 3.1(d). Other than as described or referred to in Section 3.1(d), no approvals, authorizations, consents, or waivers or the giving of any notice are required for Newco to assume the Company's obligations under this Agreement, including the sale of the Shares to the Purchaser. The Company possesses, and at the Closing Newco will possess, the power and authority to own its properties and carry on its business as presently conducted by the Company.

          (C) EXECUTION, DELIVERY, AND ENFORCEABILITY. The Company has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Company, and at the Closing this Agreement will constitute a valid, legal, and binding obligation of Newco, enforceable against the Company and Newco in accordance with its terms, subject to any Law Affecting Creditors' Rights and the approval of the Proposal and the sale of the Shares to the Purchaser by the Company's shareholders.

          (D) CONSENTS. Except as described in Schedule 3.1(d) of the letter from the Company to the Purchaser delivered upon the execution and delivery of this Agreement that describes certain exceptions and other items in connection with the representations and warranties of the Company and Newco under this Agreement (the "Disclosure Letter"), the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement by the Company and Newco, do not require the Company or Newco to obtain, give, or make any approval, consent, filing, registration, notice, or take any other action, by or with any third party or governmental entity, except where the failure to obtain, give, or make such approval, consent, filing, registration, notice, or other action would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco, or on the Company's or Newco's ability to consummate the transactions contemplated by this Agreement.

          (E) CONFLICTS. Except as described in Schedule 3.1(e) of the Disclosure Letter, the Company's execution and delivery, and the Company's and Newco's performance, of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any arrangement or Contract to which the Company or Newco is a party or by which any of their assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the Company's Declaration of Trust and Bylaws and Newco's Certificate of Incorporation and Bylaws, except where the conflict, breach, violation, Lien, default, or right of acceleration, cancellation, or termination would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco, or on the Company's or Newco's ability to consummate the transactions contemplated by this Agreement.

          (F) COMPLIANCE WITH APPLICABLE LAWS. The Company and Newco have complied with all Applicable Laws the violation of which would, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco. The Company's execution and delivery, and the Company's and Newco's performance, of this Agreement will not violate any Applicable Laws. In addition, at the date of this Agreement, no Lawsuit by or before any court or other governmental entity exists, or to the knowledge of the Company or Newco is threatened, that would prohibit the Company or Newco from consummating any of the transactions contemplated by this Agreement or seek damages with respect to any such transaction.

         (G) PERMITS. Except as described in Schedule 3.1(g) of the Disclosure Letter, the Company and Newco possess all authorizations, certificates, franchises, licenses, and permits necessary for the lawful conduct of their respective business, except where the failure to possess such authorizations, certificates, franchises, licenses, and permits would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

          (H) REGISTRATION RIGHTS. Except as described in Schedule 3.1(h) of the Disclosure Letter and the Registration Rights Agreement, neither the Company has, nor will Newco have as of the Closing Date, any obligation to register any shares of beneficial interest or any shares of Common Stock, respectively.

          (I) COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. Except as described in
     Schedule 3.1(i) of the Disclosure Letter, the Company is in compliance with all provisions of its Declaration of Trust and Bylaws, and at the Closing, Newco will be in compliance with all provisions of its Certificate of Incorporation and Bylaws.

          (J) CORPORATE AND ACCOUNTING RECORDS. The minute books of the Company accurately reflect in all material respects all actions taken to the date of this Agreement by the Company's Board of Trustees, committees of its Board of Trustees, and shareholders, except for those matters described in
     Schedule 3.1(j) of the Disclosure Letter for which minutes of such actions have not yet been prepared or approved. The stock certificate books and records of the Company accurately reflect the ownership of the shares of beneficial interest in the Company. The Company maintains accounting records that fairly reflect, in all material respects, the Company's transactions.

          (K) ENFORCEABILITY OF CURRENT TRANSFER RESTRICTIONS. To the Company's knowledge, except as described in Schedule 3.1(k) of the Disclosure Letter, the transfer restrictions contained in the Company's Declaration of Trust are currently enforceable, and have been enforced or waived in accordance with the Declaration of Trust. At the Closing, the transfer restrictions contained in Newco's Certificate of Incorporation will be enforceable.

          (L) EMPLOYEE BENEFIT PLANS. Schedule 3.1(l) of the Disclosure Letter lists all employee benefit plans and collective bargaining, labor, and employment agreements or other similar benefit arrangements to which either the Company or Newco is a party or by which either the Company or Newco is bound that will have any effect or impose any liability or obligation on the Company or Newco after March 31, 1996 (collectively, the "Company Benefit Plans"), including: (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement, (ii) any plan, agreement, or arrangement providing for "fringe benefits" or perquisites to employees, officers, trustees, or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance, and other types of insurance, (iii) any employment agreement not terminable on 30 days (or less) written notice, or (iv) any other "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). True and complete copies of the Company Benefit Plans, current descriptive booklets, and summary plan descriptions of the Company Benefit Plans, any relevant trust agreements, insurance policies, or contracts, and if applicable, the most recent annual return on Form 5500 (or equivalent form) have been made available to the Purchaser. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code. Neither any Company Benefit Plan nor the Company or Newco has incurred any liability or penalty under Section 4975 of the

     Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable to such plan. Except as described in Schedule 3.1(l) of the Disclosure Letter, there are no pending, or to the knowledge of the Company threatened, Claims (other than pursuant to the terms of any such plan) against or otherwise involving any of the Company Benefit Plans and no action has been brought against or with respect to any Company Benefit Plan, and neither the Company nor Newco has incurred any liability to any party with respect to any Company Benefit Plan. All contributions required to be made to the Company Benefit Plans have been provided for or made. Except as set forth in Schedule 3.1(l) of the Disclosure Letter, neither the Company nor Newco maintains or contributes to any plan or arrangement that provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor Newco has represented, promised, or contracted (whether in oral or written form) to any employee or former employee that it would provide such benefits. Except as described in Schedule 3.1(l) of the Disclosure Letter, the execution of, and the performance of the transactions contemplated by, this Agreement will not constitute an event under any Company Benefit Plan or other policy, arrangement, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No Company Benefit Plan is subject to Title IV of ERISA and neither the Company nor Newco has, within six years prior to the date of this Agreement, contributed to or had any obligation to contribute to any employee benefit plan subject to Title IV of ERISA. For purposes of this section, the term "Company" and the term "Newco" include any entity required to be aggregated with the Company or Newco pursuant to Code Section 414(b), (c), (m), or (o), respectively, and the provisions of ERISA or the Code include regulations prescribed under such provisions.

          (M) CAPITALIZATION. The Company is authorized to issue an unlimited number of shares of beneficial interest, 12,423,208 shares of beneficial interest have been issued, and 12,153,658 shares of beneficial interest are outstanding. The Company is also authorized to issue 10,000,000 shares of preferred stock, none of which have been issued. At the Closing, Newco will be authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and 50,000,000 shares of Common Stock, par value $.01 per share. Immediately before the Closing, Newco will have 12,153,658 shares of Common Stock issued and outstanding. The Company does not, and at the Closing Newco will not, have any other equity securities outstanding, including any options, warrants, or other rights to purchase any such securities. Except as described in Schedule 3.1(m) of the Disclosure Letter or as contemplated under this Agreement, there are: (i) no outstanding Contracts or other rights to subscribe for, purchase, issue, or grant any rights to acquire any capital stock of the Company or Newco or to restructure or recapitalize the Company or Newco, (ii) no outstanding Contracts of the Company or Newco to repurchase, redeem, or otherwise acquire any of their capital stock, (iii) no outstanding bonds, debentures, notes, or other indebtedness having general voting rights (or convertible into securities having general voting rights) of the Company or Newco, or
     (iv) no voting trusts or other agreements or understandings to which the Company or Newco is a party or is bound, or to the knowledge of the Company or Newco, to which any other Person is a party or is bound, with respect to the voting of the capital stock of the Company and Newco. Except as described on Schedule 3.1(m) of the Disclosure Letter, all issued and outstanding shares of capital stock of the Company were, and of Newco will be, duly authorized, validly issued, fully paid, and nonassessable. There are no preemptive rights in respect of any capital stock of the Company or Newco.

          (N) ISSUANCE OF THE SHARES. Upon the Purchaser's payment for the Shares and Newco's delivery to the Purchaser of the certificates representing such Shares, such Shares shall be duly authorized, validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights.

          (O) EXCHANGE ACT REPORTS. Since June 30, 1994, the Company has filed with the Securities and Exchange Commission (the "Commission") all required forms, reports, and registration statements, along with any required amendments (the "SEC Filings.") The Company has made available to the Purchaser all SEC Filings. As of their respective dates: (i) each SEC Filing, including the financial statements contained in such filings, was true and complete in all material respects, (ii) each SEC Filing, including the financial statements contained in such filing, complied in all material respects with the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations promulgated under such acts, and (iii) each SEC Filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filing or necessary to make the statements in such filing, in light of the circumstances under which they were made, not misleading.

          (P) FINANCIAL STATEMENTS.

             (i) AUDITED FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the consolidated balance sheets of the Company as of June
        30, 1994 and 1995, and the respective related consolidated statements of operations, cash flows, and shareholders' equity for the years then ended (collectively, the "Audited Financial Statements"). The Audited Financial Statements have been examined by the Company's auditors, whose report is attached to such financial statements. All Audited Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except for changes, if any, disclosed in such financial statements). The Audited Financial Statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company. Except as described in Schedule 3.1(p) of the Disclosure Letter: (A) the Company has not changed any of its significant accounting policies or procedures since June 30, 1995, and (B) the Company has not received any annual management letters from its auditors since June
        30, 1994.

             (ii) UNAUDITED INTERIM FINANCIAL STATEMENTS. The Company has delivered to the Purchaser a consolidated balance sheet of the Company as of September 30, 1995, and the related statements of operations, cash flows, and shareholders' equity for the three-month period then ended (the "Interim Financial Statements," and collectively with the Audited Financial Statements, the "Financial Statements"). The Interim Financial Statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, disclosed in such financial statements. The statements of operations and cash flows present fairly the consolidated results of operations and cash flows of the Company for the period covered by the Interim Financial Statements, and the balance sheet presents fairly in all material respects the consolidated financial condition of the Company as of its date. The Interim Financial Statements reflect all adjustments (which consist only of normal recurring adjustments and include estimated provisions for year-end adjustments) necessary for a fair presentation. As of September 30, 1995, the Company and its subsidiaries did not have any material liability (actual or contingent) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the

        Interim Financial Statements but was not, except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed contingent liabilities disclosed in the most recent of the Audited Financial Statements and that were substantially the same type as so reported.

             (iii) NO MATERIAL ADVERSE CHANGES. Except as described in Schedule 3.1(p) of the Disclosure Letter, contemplated by this Agreement, or disclosed in any SEC Filings filed prior to the date of this Agreement, since September 30, 1995, the Company and Newco have conducted their respective businesses only in the ordinary course and in a manner consistent with the past practice of the Company and, whether or not in the ordinary course of business, there has not been: (A) any change in or event affecting the business of the Company or Newco that has had a material adverse effect on such business or any materially adverse change or trend in the business, financial condition, assets, results of operations, or prospects of the Company or Newco, (B) any condition or action that would be proscribed by (or require consent under) Section
        4.3 had it occurred after the date of this Agreement, or (C) any casualty, loss, damage, or destruction of any real property of the Company or Newco that has involved or may involve a loss to the Company or Newco of more than $100,000 in the aggregate.

             (iv) NO OTHER LIABILITIES OR CONTINGENCIES. Except as described in
        Schedule 3.1(p) of the Disclosure Letter, neither the Company nor Newco has any material liability of any nature, whether actual or contingent, whether due or to become due, or whether probable of assertion or not, except liabilities that: (A) are reflected or disclosed in the most recent Interim Financial Statements, or (B) were incurred after September 30, 1995 in the ordinary course of business in a manner consistent with past practice and are not material in amount.

          (Q) MATERIAL CONTRACTS. Schedule 3.1(q) of the Disclosure Letter sets forth an accurate list of all material Contracts of the Company and Newco not described in any other schedules of the Disclosure Letter (collectively with the material Contracts of the Company described in such other schedules, the "Material Contracts"). The Company and Newco have made available to the Purchaser complete and correct copies of all Material Contracts, all of which are in full force and effect. Except as set forth in Schedule 3.1(q) of the Disclosure Letter or such other schedule of the Disclosure Letter that describes a Material Contract, the Company and Newco are not in violation of or default in any material respect (nor is there any waiver in effect of any event that would constitute a default but for such waiver) under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, any Material Contract. In addition, except as described in Schedule 3.1(q) of the Disclosure Letter or such other schedule of the Disclosure Letter that describes a Material Contract, to the knowledge of the Company and Newco, no other party to any Material Contract is in breach of the terms, provisions, and conditions of such Material Contract and no other party to any such contract has notified the Company or Newco that it intends to breach, terminate, or modify such contract.

          (R) INVESTMENTS. Schedule 3.1(r) of the Disclosure Letter describes each material investment of the Company in notes receivable and foreclosed real estate.

          (S) ENVIRONMENTAL MATTERS. Except as described in Schedule 3.1(s) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date for matters occurring since the date of this Agreement), to the current actual knowledge of the Company's current trustees and officers without any investigation: (i) no Environmental Claim has been made and no Environmental Noncompliance has occurred that could reasonably be expected to have a material adverse effect upon the Company's business, financial condition, assets, results of operations, or prospects, (ii) the Company has substantially complied with all Environmental Laws and has not been named as a potentially responsible party under any Environmental Laws, and (iii) the Company is not subject to any liability in connection with any release of any Hazardous Materials into the environment or subject to any reclamation or remediation requirements under any Environmental Laws, which liability or requirement would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations, or prospects of the Company or Newco.

          (T) LITIGATION. Except as described in Schedule 3.1(t) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date for matters occurring since the date of this Agreement), no Lawsuit exists, or to the knowledge of the Company or Newco is threatened, involving the Company or Newco that could either individually, or in the aggregate with all other Lawsuits or threatened Lawsuits, have a material adverse effect upon the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

          (U) TAXES. Except as described in Schedule 3.1(u) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date with respect to the items described in Subparagraphs (ii), (iii), and (iv) for matters occurring since the date of this Agreement):

             (i) TAX RETURNS. The Company has timely filed all Tax reports and returns in connection with its assets, business, and employees and has timely paid and discharged all Tax obligations shown on such reports and returns. Such Tax reports and returns are accurate and complete in all material respects and correctly computed the Tax obligation to which each such report or return pertained. The Company has delivered to the Purchaser correct and complete copies of each Tax report and return that the Company has filed during the three years immediately preceding the date of this Agreement and copies of all federal income tax returns for which the Company reported an NOL for which an NOL carryforward still exists.

             (ii) NO NOTICES. The Company has not received any notice of any proposed or outstanding Tax deficiency against or allocable to it, and the Company has not executed any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any Tax.

             (iii) NO AUDITS. Neither the Internal Revenue Service nor any other authority has contacted the Company concerning a future audit or examination of the Company's Tax reports and returns and no such audit or examination has occurred during the three years immediately preceding the date of this Agreement or is in the process at the date of this Agreement.

             (iv) NO TAX LIENS. No Tax liens exist with respect to any assets of the Company or any Subsidiary.

             (v) NOL CARRYFORWARDS. The Company has, and by the Closing Date Newco will succeed to, NOL carryforwards in excess of $200,000,000 available for federal income and alternative minimum tax purposes that are not limited by Section 382 of the Code.

             (vi) NO IRS AGREEMENTS. To the knowledge of the Company's current trustees and officers, the Company has not received a tax ruling or entered into a closing agreement with the Internal Revenue Service that would have any continuing effect after the Closing.

          (V) SUBSIDIARIES. Schedule 3.1(v) of the Disclosure Letter lists all subsidiaries of the Company and Persons in which the Company holds an equity interest (the "Subsidiaries").

          (W) NO BROKER. Except as described in Schedule 3.1(w) of the Disclosure Letter, the Company does not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the sale of the Shares to the Purchaser.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and Newco as follows:

          (A) ORGANIZATION. The Purchaser is a limited partnership validly existing under the laws of the State of Texas.

          (B) POWER AND AUTHORITY. The Purchaser possesses the power and authority to execute, deliver, and perform this Agreement, subject to obtaining any approval, authorization, consent, or waiver or giving any notice. The Purchaser also possesses the power and authority to own its properties and carry on its business as presently conducted.

          (C) EXECUTION, DELIVERY, AND ENFORCEABILITY. The Purchaser has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to any Law Affecting Creditors' Rights.

          (D) CONSENTS. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement by the Purchaser do not require the Purchaser to obtain, give, or make any approval, consent, filing, registration, notice, or take any other action, by or with any third party or governmental entity other than the notification report required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), except where the failure to obtain, give, or make such approval, consent, filing, registration, notice, or other action would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Purchaser, or on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

          (E) CONFLICTS. The Purchaser's execution, delivery, and performance of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any arrangement or Contract to which the Purchaser is a party or by which any of the Purchaser's assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the Agreement of Limited Partnership of the Purchaser, except where the conflict, breach, violation, Lien, default, or right of acceleration, cancellation, or termination would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Purchaser, or on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

          (F) COMPLIANCE WITH APPLICABLE LAWS. The Purchaser has complied with all Applicable Laws the violation of which would, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Purchaser, and its execution, delivery, and performance of this Agreement will not violate any Applicable Laws. In addition, at the date of this Agreement, no Lawsuit by or before any court or other governmental entity exists, or to the knowledge of the Purchaser is threatened, that would prohibit the Purchaser from consummating the transactions contemplated by this Agreement or seek damages with respect to any such transaction.

          (G) FUNDING OF THE PURCHASE. The Purchaser possesses adequate cash reserves and financing commitments to fund the purchase of the Shares. To the extent that the Purchaser will finance such purchase, such financing will not violate the margin rules of the Federal Reserve Board, specifically Regulations G, T, U, and X.

          (H) SOPHISTICATED INVESTOR.

              (i) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act, which has not been formed for the purpose of purchasing the Shares.

             (ii) INVESTMENT PURPOSE. The Purchaser is acquiring the Shares for investment purposes and not with a view to making a distribution of such Shares.

             (iii) INVESTMENT EXPERIENCE. The Purchaser has sufficient knowledge and experience to enable it to evaluate the merits and risks of an investment in the Shares.

             (iv) FINANCIAL DISCLOSURE. Without limiting the Purchaser's right to terminate this Agreement pursuant to Section 6.1(b), the Purchaser has received all of the financial and other information of the Company that the Purchaser considers necessary to evaluate an investment in the Shares.

             (v) ABILITY TO BEAR LOSS. The Purchaser has the ability to bear any loss with respect to its investment in the Shares.

             (vi) PLACE OF BUSINESS. The principal place of business of the Purchaser is located in the State of Texas.

          (I) NO BROKER. The Purchaser does not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the sale of the Shares to the Purchaser.

                                 IV. COVENANTS

     SECTION 4.1 REASONABLE EFFORTS TO CLOSE. Subject to the terms and conditions of this Agreement, the Company, Newco, and the Purchaser shall each use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from all applicable governmental entities, effecting all necessary registrations, applications, and filings (including any applicable filings under the HSR Act and state securities laws), and obtaining any required contractual consents and regulatory approvals.

     SECTION 4.2 ACCESS TO THE COMPANY. From the date of this Agreement through the Closing Date, the Company and Newco shall permit the Purchaser and its advisors and representatives reasonable access to the Company's and Newco's assets and business, including their books and records. In addition, during this period the Company and Newco shall cause their officers, employees, advisors, and representatives to furnish promptly to the Purchaser and its advisors and representatives such financial and operating information as such Persons may reasonably request, including copies of any requested documents.

     SECTION 4.3 OPERATION OF THE COMPANY AND NEWCO PENDING THE CLOSING. Except as otherwise contemplated under this Agreement or with the Purchaser's consent, from the date of this Agreement through the Closing Date, the Company and Newco shall:

          (A) REPRESENTATIONS, WARRANTIES, AND COVENANTS. Use commercially reasonable efforts to: (i) operate and maintain their assets and businesses in such a manner so that their representations and warranties set forth in this Agreement shall continue to be true and correct at all times prior to the Closing Date as if made on and as of such times, (ii) refrain from taking or failing to take any action that would result in any of the Company's or Newco's representations and warranties set forth in this Agreement not being true and correct at all times prior to the Closing Date as if made on and as of such times, and (iii) satisfy all conditions to the Closing within their control;

          (B) OPERATE THE BUSINESS IN THE ORDINARY COURSE. Operate their businesses in the ordinary course consistent with the past practices of the Company and this Agreement and in substantial compliance with all Applicable Laws;

          (C) NO MATERIAL ADVERSE CHANGE. Not cause any Material Adverse Change to occur to them;

          (D) NO TRANSACTIONS IN SHARES. Refrain from issuing, purchasing, redeeming, or otherwise effecting any transactions with respect to any equity securities in the Company or Newco, or any right to acquire any equity securities from the Company or Newco;

          (E) NO DIVIDENDS. Refrain from declaring, issuing, making, or paying any dividend or other distribution of assets, whether consisting of money, other tangible or intangible personal property, real property, securities, or any other thing of value, or splitting, combining, dividending, distributing, or reclassifying any shares of their capital stock;

          (F) NO BORROWING. Refrain from borrowing money or assuming or guaranteeing the indebtedness of any other Person;

          (G) NO LIENS. Refrain from granting any Liens;

          (H) NO CHANGES TO CONTRACTS. Refrain from amending, modifying, or terminating any Material Contracts, or entering into any new arrangement or Contract that could cause the Company or Newco to pay more than $50,000;

          (I) REAL PROPERTY. Refrain from purchasing any real property;

          (J) EXTRAORDINARY CORPORATE TRANSACTIONS. Refrain from merging, selling substantially all of their assets, reorganizing, or entering into any Contract involving any other form of business combination or share exchange, or liquidating, winding up, dissolving (or suffering any liquidation or dissolution), or adopting any plan of liquidation or dissolution;

          (K) BOARD COMPOSITION. Refrain from changing the number of positions on the Company's Board of Trustees or Newco's Board of Directors;

          (L) AMENDMENTS. Refrain from amending the Company's Declaration of Trust and Bylaws and the Newco's Certificate of Incorporation and Bylaws;

          (M) PROPERTIES. Refrain from selling, leasing, transferring, or otherwise disposing of, other than the lease of any property or space in the ordinary course of business consistent with the past practices of the Company, any of the Company's or Newco's properties, provided that the Company and Newco may sell any property for consideration in excess of the net carrying value of such property in their accounting records;

          (N) RIGHTS. Refrain from waiving any Claim or right of value of the Company or Newco;

          (O) COMPENSATION. Refrain from: (i) increasing the compensation or fringe benefits (including severance benefits) payable or to become payable by the Company or Newco to any employee, officer, director, trustee, partner, consultant, or independent contractor as salary or wages or under any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of any stock option or stock appreciation right or performance or restricted stock award), stock purchase, or other employee benefit plan, or (ii) entering into, adopting, amending in any material respect (except as required by law), or terminating any Company Benefit Plan or any agreement, arrangement, plan, or policy between the Company or Newco, as applicable, and one or more of its directors, trustees, partners, officers, employees, or independent contractors, provided that the Purchaser shall not unreasonably withhold its consent to any new severance arrangements for Robert Ted Enloe III after considering whether such new arrangements have an adverse effect on the shareholders' equity shown in the balance sheet contained in the Interim Financial Statements;

          (P) ACCOUNTING. Refrain from making any change in any significant accounting principles or practices used by the Company or Newco, except as required by the Commission;

          (Q) ACQUISITIONS. Refrain from acquiring any Person (or any interest in any Person) or any material amount of assets, or making any loans, advances, or capital contributions to, or investments in, any Person;

          (R) LOANS TO AFFILIATES. Refrain from making, changing, or forgiving any loan between the Company or Newco and any of their Affiliates, directors, employees, officers, related parties, trustees, or shareholders, provided that the Purchaser shall not unreasonably withhold its consent to the changing or forgiving of any such loan to Robert Ted Enloe III after considering whether such action has an adverse effect on the shareholders' equity shown in the balance sheet contained in the Interim Financial Statements;

          (S) CAPITAL EXPENDITURES. Refrain from making capital expenditures in excess of an aggregate amount of $25,000; and

          (T) NO AGREEMENTS CONCERNING THE FOREGOING. Refrain from entering into any agreement to take any of the actions described in Paragraphs (a) through (s) above.

     SECTION 4.4 CHARTER AND BYLAWS. The Company, Newco, and the Purchaser acknowledge that Newco's Certificate of Incorporation shall include provisions concerning: (a) the classification of Newco's Board of Directors into three classes and (b) the restrictions on the transfer of equity securities in Newco to preserve certain tax attributes. The Company shall deliver to the Purchaser a form of proposed Certificate of Incorporation and Bylaws for Newco, which Certificate of Incorporation and Bylaws shall be reasonably acceptable to the Purchaser, prior to the initial filing of the Proxy Statement/Prospectus with the Commission, along with an opinion of Morris, Nichols, Arsht & Tunnell or such other Delaware counsel as is acceptable to the Purchaser, in the form and substance satisfactorily to the Purchaser in its reasonable discretion, that the transfer restrictions contained in such Certificate of Incorporation are enforceable (the "Transfer Restriction Opinion").

     SECTION 4.5 SHAREHOLDER MEETING. In accordance with the Declaration of Trust and Applicable Law, the Company shall hold a special meeting of its shareholders to vote upon the Proposal, the sale of the Shares to the Purchaser, and such other matters as the Company considers necessary or advisable in connection therewith as promptly as practicable. Except to the extent legally required for the discharge of its fiduciary duties as advised by counsel, the Board of Trustees of the Company shall recommend at the date of the mailing of the Proxy Statement/Prospectus, and at all times through the conclusion of such special meeting of shareholders (and will not withdraw such recommendation), that the shareholders of the Company vote in favor of and approve the Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement that require shareholder approval.

     SECTION 4.6 PROXY STATEMENT/PROSPECTUS. As soon as practicable after the execution and delivery of this Agreement, the Company shall prepare the Proxy Statement/ Prospectus for use in connection with the special meeting of its shareholders with respect to their vote on the Proposal and the issuance of the Shares (the "Proxy Statement/Prospectus"), file the Proxy Statement/Prospectus with the Commission, respond to comments of the staff of the Commission, and promptly thereafter mail the Proxy Statement/Prospectus to all holders of record (as of the applicable record date) of shares of beneficial interest in the Company. The Company represents and covenants that the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to shareholders of the Company and the date of such meeting of the Company's shareholders, will be in compliance with all relevant rules and regulations of the Commission in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company makes no representations or covenants with respect to information provided to the Company in writing by the Purchaser specifically for inclusion in the Proxy Statement/Prospectus. The Company and the Purchaser shall cooperate with each other in the preparation and filing of the Proxy Statement/ Prospectus.

     SECTION 4.7 DELAWARE SECTION 203. The Company shall cause Newco to take such actions as are necessary to make the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the Purchaser.

     SECTION 4.8 STOCK EXCHANGE APPLICATION. As soon as practicable after the execution and delivery of this Agreement, the Company shall cause Newco to apply for a listing on the New York Stock Exchange. If such application is denied, the Company shall then cause Newco to apply for a listing on either the American Stock Exchange or the National Market of the National Association of Securities Dealers Automated Quotation System.

     SECTION 4.9 FAIRNESS OPINION. The Company shall use commercially reasonable efforts to cause Bear, Stearns & Co. Inc. (the "Investment Banker") to deliver its written opinion that the sale of the Shares to the Purchaser is fair to the Company's shareholders from a financial point of view (the "Fairness Opinion") to the Company and the Purchaser on or before January 26, 1996. In addition, the Company and the Purchaser shall each use commercially reasonable efforts to provide the Investment Banker with any information concerning it that the Investment Banker reasonably requests to prepare such opinion.

     SECTION 4.10 NO SHOPPING. The Company and Newco and their respective directors, officers, and trustees shall not, and they shall direct and use their best efforts to cause the Company's and Newco's employees, agents and representatives (including any investment banker, lawyer, or accountant retained by them) not to, directly or indirectly, initiate, solicit, encourage, or otherwise facilitate any inquiries or the making of any proposal or offer (including any proposal or offer to the shareholders of the Company or Newco) with respect to a merger, acquisition, consolidation, or similar transaction involving (other than the Proposal), or any purchase of all or a significant portion of the assets or equity securities of, the Company or Newco (any such proposal or offer being referred to as an "Alternative Proposal") or, except to the extent legally required for the discharge by the Company's Board of Trustees or Newco's Board of Directors of their respective fiduciary duties as advised by such board's counsel with respect to an unsolicited proposal or offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons (other than the Purchaser) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate Persons referred to in the first sentence hereof of the obligations undertaken in this section. The Company and Newco hereby agree to notify the Purchaser immediately if any inquiries, proposals, or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or Newco. Prior to furnishing information to or entering into discussions or negotiations with any Person concerning an Alternative Proposal (if otherwise so permitted pursuant to the first sentence of this section), the Company or Newco shall receive from such Person an executed confidentiality and standstill agreement substantially in the form of such agreement that the Purchaser entered into with the Company, unless requiring such confidentiality and standstill agreement would not discharge the fiduciary duties of the Company's Board of Trustees or Newco's Board of Directors as advised by such board's counsel. Nothing contained in this section shall prohibit the Company or Newco from complying with Rule 14e-2 under the Exchange Act with regard to an Alternative Proposal. The Company or Newco may only enter into an agreement concerning an Alternative Proposal with another Person if prior to entering such agreement it terminates this Agreement pursuant to Section 6.1(e).

     SECTION 4.11 REGISTRATION RIGHTS. Prior to the Closing, the Company shall cause: (a) Newco to enter into the Registration Rights Agreement attached as Exhibit B to this Agreement (the "Registration Rights Agreement"), and (b) Newco, Robert Ted Enloe III, and the Enloe Descendants' Trust to enter into the Agreement Clarifying Registration Rights attached as Exhibit C to this Agreement (the "Clarification Agreement"). Prior to the Closing, the Purchaser shall enter into the Clarification Agreement.

     SECTION 4.12 INSURANCE. The Company will cause Newco, as of the Closing Date, to have obtained a directors' and officers' insurance policy reasonably acceptable to the Purchaser in a coverage amount of not less than $10,000,000.

     SECTION 4.13 NO DISCLOSURE OF CONFIDENTIAL INFORMATION. The Purchaser shall not disclose any Confidential Information at any time to any Person. This section, however, shall not preclude the Purchaser from:

          (A) ADVISORS. Disclosing information to its accountants, lawyers, and other professional advisors, provided that the Purchaser shall be deemed to have breached this section if any such accountant, lawyer, or other professional advisor discloses such information to any other Person and such information is not excluded from the Purchaser's confidentiality obligation pursuant to Paragraph (b), (c), or (d) below;

          (B) PUBLIC INFORMATION. Disclosing information generally available to the public other than by breach of this section;

          (C) REQUIRED BY LAW. Disclosing information required by law or court order after promptly notifying the Company of the requirement to disclose such information; or

          (D) TAX RETURNS. Disclosing information required in any Tax report or return.

     SECTION 4.14 NO OPTIONS. Until after the third anniversary of the Closing Date, Newco shall not grant or issue any options, rights, or warrants to acquire any equity securities in Newco to Mr. Gerald J. Ford or any of his Affiliates or family members. In addition, during this period Newco shall not pay any salary or other compensation to any such Person or permit any subsidiary or other entity under the control of Newco to pay any such salary or compensation. In addition, until after such third anniversary, Newco may only grant options, rights, or warrants to acquire equity securities in Newco to its directors, officers, and employees after the Compensation Committee of Newco's Board of Directors (or if such a committee does not exist, the independent directors of Newco) approve such grant. The foregoing prohibitions, however, shall not prevent Newco from granting stock options to the management and other employees of any entity or business that Newco acquires during the three year period.

     SECTION 4.15 NO WAIVER OF TRANSFER RESTRICTIONS. From the date of this Agreement until the Company reorganizes into a Delaware corporation, the Company shall not waive any of the transfer restrictions set forth in Section 5.7 of the Declaration of Trust. In addition, from the reorganization of the Company into Newco until the Closing, Newco shall also not waive the transfer restrictions to be contained in its Certificate of Incorporation.

     SECTION 4.16 PRESS RELEASE. Promptly after the execution and delivery of this Agreement, the Company may issue a press release announcing the proposed sale of Shares to the Purchaser. Except as required by Applicable Law or the New York Stock Exchange regulations, such press release and any other public announcements or filings concerning the sale of the Shares to the Purchaser shall be in a form mutually agreed upon among the Company, Newco, and the Purchaser.

     SECTION 4.17 REASONABLE EFFORTS. The Purchaser shall use commercially reasonable efforts to: (a) cause its representations and warranties set forth in this Agreement to be true and correct on the Closing Date, and (b) satisfy all conditions to the Closing within its control.

     SECTION 4.18 NOTIFICATION OF CERTAIN MATTERS. The Company and Newco shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company and Newco, of: (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date, and (b) any failure of the Company, Newco, or the Purchaser to comply with or satisfy, in any material respect, any covenant or obligation to be complied with or satisfied by it under this Agreement. The Company and Newco shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company and Newco, of any event of which such Person obtains knowledge that has had, or might reasonably be expected to have, a material adverse effect on such Person's business, financial condition, assets, results of operations, or prospects or which if known as of the date of this Agreement or the Closing, would have been required to be disclosed.

     SECTION 4.19 NEWCO MATTERS. At or before the Closing, if the conditions set forth in Section 2.2 have been satisfied or waived, the Company shall: (a) cause the appointment of two designees of the Purchaser as directors of Newco, one of such designees to serve until the second annual meeting of Newco's shareholders following such appointment, and one of such designees to serve until the third annual meeting of Newco's shareholders following such appointment, (b) cause Newco to enter into indemnity agreements in form and substance reasonably satisfactory to the Purchaser with the Purchaser's two designees for director, (c) cause Newco's Certificate of Incorporation and Bylaws to be in the form referred to in Section 4.4 of this Agreement, (d) transfer all of the assets and liabilities of the Company to Newco pursuant to
Section 8.2 of the Company's Declaration of Trust, as amended, (e) distribute the Common Stock of Newco that the Company receives in exchange for its assets and liabilities to the Company's shareholders, and (f) cause Newco to assume the Company's obligations under this Agreement. Immediately after the Closing, Newco's Board of Directors shall consist of the Purchaser's two designees and the three trustees of the Company immediately before the Closing, thereafter to serve in accordance with Applicable Law and Newco's Certificate of Incorporation and Bylaws.

                               V. INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION OF THE PURCHASER. The Company and Newco shall indemnify, defend, reimburse, and hold the Purchaser and its Affiliates, agents, employees, officers, and partners (collectively, the "Purchaser Indemnitees") harmless from any and all Claims directly or indirectly related or arising with respect to:

          (A) BREACHES OF REPRESENTATIONS AND WARRANTIES. Any inaccuracy in any representation or warranty of the Company or Newco set forth in this Agreement; or

          (B) BREACHES OF COVENANTS. Any failure in any material respect to perform or observe any covenant or agreement to be performed by the Company or Newco set forth in this Agreement.

     SECTION 5.2 INDEMNIFICATION PROCEDURE. The indemnification obligations under this Agreement shall be subject to the following procedures:

          (A) NOTICE. Any Purchaser Indemnitee seeking indemnification with respect to any Claim shall notify the Company and Newco of such Claim as promptly as possible.

          (B) DEFENSE OF CLAIM. If any Claim is asserted by any third party against any Purchaser Indemnitee, the Company and Newco shall have the right, unless otherwise precluded by Applicable Law, to conduct and control the defense, compromise, or settlement of such Claim or threatened Claim in respect of matters embraced by their indemnity obligations in this Article
     V. The Purchaser Indemnitee shall have the right to employ counsel separate from counsel employed by the Company and Newco in connection with any such Claim or threatened Claim and to participate in the defense of such Claim, but the fees and expenses of such counsel employed by the Purchaser Indemnitee shall be at its sole expense unless: (i) the Company or Newco shall have elected not, or after reasonable written notice shall have failed, to assume the defense of such Claim, (ii) the engagement of such counsel has been specifically authorized by the Company or Newco in writing, or (iii) the parties to any such Claim or threatened Claim (including any impleaded parties) include both the Company or

     Newco and the Purchaser Indemnitee and the Purchaser Indemnitee shall have been advised in writing by its counsel that there may be one or more defenses available to the Purchaser Indemnitee that are unavailable to the Company and Newco or legal conflicts of interest pursuant to applicable rules of professional conduct between the Company and Newco and the Purchaser Indemnitee. In the case of the events referred to in Clauses (i), (ii), or (iii), the fees and expenses of such counsel engaged by the Purchaser Indemnitee shall be at the expense of the Company and Newco. The Company and Newco shall not, without the written consent of the Purchaser Indemnitee, settle or compromise any Claim or threatened Claim, or consent to the entry of any judgment, that does not include as an unconditional term the giving by the claimant or the plaintiff to the Purchaser Indemnitee a release from all liability in respect of such Claim or threatened Claim. The Purchaser Indemnitee may not settle or compromise any Claim or threatened Claim without the written consent of the Company and Newco.

          (C) SURVIVAL. The indemnity obligations set forth in this Article V shall survive the Closing or termination of this Agreement, although any such indemnity obligation with respect to a breach of a representation or warranty shall terminate at the expiration of such representation or warranty as set forth in Section 8.19.

     SECTION 5.3 NON-EXCLUSIVITY OF REMEDIES. The indemnity rights provided in this Article V shall not be the exclusive remedy available under this Agreement.

                                VI. TERMINATION

     SECTION 6.1 TERMINATION OF THIS AGREEMENT. The Company, Newco, and the Purchaser may terminate this Agreement under the circumstances set forth below at any time prior to the Closing, without the approval of their respective boards of directors/trustees, partners, or shareholders:

          (A) CONSENT. The Company, Newco, and the Purchaser may agree in writing to terminate this Agreement.

          (B) PURCHASER'S DISCRETION. The Purchaser may terminate this Agreement in its sole discretion by written notice delivered to the Company on or before 5:00 p.m., Central Time, on January 19, 1996.

          (C) DOWN PAYMENT. The Company or Newco may terminate this Agreement by written notice to the Purchaser after 5:00 p.m., Central Time, on January 19, 1996, if the Purchaser has not deposited the Down Payment with the Escrow Agent at the time of such notice.

          (D) FAIRNESS OPINION. The Company, Newco, or the Purchaser may terminate this Agreement by written notice to the others at anytime after January 26, 1996, if the Investment Banker has not delivered the Fairness Opinion as of the time of such notice.

          (E) FIDUCIARY OUT. The Company or Newco may terminate this Agreement by written notice to the Purchaser if: (i) the Company or Newco is prepared to enter into a binding agreement relating to an Alternative Proposal, (ii) the Company or Newco gives the Purchaser notice of the terms of such Alternative Proposal at least five days prior to such termination, (iii) if such Alternative Proposal involves the purchase of shares of beneficial interest in the Company or shares of Common Stock in Newco substantially equal to the number of Shares, the per share purchase price under such Alternative Proposal exceeds $2.85 and the Alternative Proposal is on substantially the same terms and conditions as this Agreement, (iv) the Board of Trustees of the Company or the Board of Directors of Newco has concluded, based upon advice of legal counsel with input from an investment banker, that the failure to enter into a binding agreement relating to an Alternative Proposal might reasonably be expected to subject the Company's trustees or Newco's directors, as the case may be, to liability for breach of their fiduciary duties to the Company's or Newco's shareholders, and (v) the fee referred to in Section 6.2(c) of this Agreement is received by the Purchaser on or before such termination.

          (F) SHAREHOLDER VOTE. The Company, Newco, or the Purchaser may terminate this Agreement if at the special meeting of the Company's shareholders referred to in Section 4.5, the shareholders fail to approve in accordance with the Company's Declaration of Trust the Proposal and the sale of the Shares to the Purchaser, and such meeting is ended without any adjournment to another time.

          (G) BREACH BY THE PURCHASER. The Company or Newco may terminate this Agreement by written notice to the Purchaser if: (i) the representations and warranties of the Purchaser set forth in this Agreement were incorrect or incomplete as of the date of this Agreement or would be incorrect or incomplete as of the Closing, or (ii) the Purchaser fails to perform in any material respect the covenants and obligations that it is required to perform under this Agreement before the Closing, provided that neither the Company nor Newco may terminate this Agreement pursuant to this paragraph if the Purchaser could terminate this Agreement pursuant to Paragraph (h) below.

          (H) BREACH BY THE COMPANY OR NEWCO. The Purchaser may terminate this Agreement by written notice to the Company and Newco if: (i) the representations and warranties of the Company and Newco set forth in this Agreement were incorrect or incomplete as of the date of this Agreement or would be incorrect or incomplete as of the Closing, or (ii) the Company or Newco fails to perform in any material respect the covenants and obligations that it is required to perform under this Agreement before the Closing, provided that the Purchaser may not terminate this Agreement pursuant to this paragraph if either the Company or Newco could terminate this Agreement pursuant to Paragraph (g) above.

          (I) OUTSIDE DATE. The Company, Newco, or the Purchaser may terminate this Agreement by written notice to the others if the Closing has not occurred on or before August 31, 1996, provided that if the Closing has not occurred by such date due to a temporary restraining order or temporary injunction, then the August 31, 1996 date shall be extended by a number of days equal to the period of such temporary restraining order or temporary injunction, but in no event beyond December 31, 1996.

     SECTION 6.2 EFFECT OF TERMINATION. The termination of this Agreement shall have the follow effects:

          (A) GENERAL. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the Company, Newco, and the Purchaser shall terminate, provided that the obligations contained in this section, Section 6.3, Article V, and Article VII, shall survive such termination. Except as specifically set forth below, a termination under Section 6.1 shall not relieve the Company, Newco, or the Purchaser from any liability for any breach of, or any misrepresentation under, any representation, warranty, covenant, or other term of this Agreement, and shall not be deemed to constitute a waiver of any available remedy for any such breach or misrepresentation, provided, however, that the liability of the Company and Newco, in the aggregate, and the liability of the Purchaser for any breach of, or any misrepresentation under, any representation or warranty shall not exceed $2,000,000, and provided, further, that there shall be no limitation on the liability of the Company,

     Newco, or the Purchaser for any failure to perform or observe any covenant or agreement to be performed or observed by it under this Agreement.

          (B) RELEASE OF DOWN PAYMENT. In addition to any other remedies set forth in this section, the Escrow Agent shall return the Down Payment to the Purchaser if this Agreement is terminated for any reason other than pursuant to Section 6.1(g).

          (C) BREAK-UP FEE. If (i) the Company or Newco terminates this Agreement pursuant to Section 6.1(e), or (ii) the Company, Newco, or the Purchaser terminates this Agreement pursuant to Section 6.1(f) and the Company did not recommend that its shareholders vote in favor of and approve the Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement that require shareholder approval (or subsequently withdrew such recommendation prior to such vote), then, in the case of either Clause (i) or (ii), the Company and Newco shall pay to the Purchaser $500,000 in cash upon such termination.

          (D) BREACH BY THE PURCHASER. If the Company or Newco terminates this Agreement pursuant to Section 6.1(g), the Escrow Agent shall retain the Down Payment until the amount of damages suffered by the Company and Newco because of the reasons for the termination has been determined. At such time, the Escrow Agent shall deliver to the Purchaser an amount from the Down Payment equal to such damages and then deliver the balance of the Down Payment, if any, to the Purchaser.

     SECTION 6.3 CONFIDENTIALITY OF CERTAIN INFORMATION. Notwithstanding anything to the contrary, if this Agreement is terminated for any reason the Purchaser's obligation to maintain the confidentiality of the Confidential Information shall remain in full force and effect. In addition, upon such termination the Purchaser shall deliver to the Company and Newco any documents that it or any of its representatives possess that contain any Confidential Information.

                                VII. ARBITRATION

     SECTION 7.1 PRE-ARBITRATION MEETING. The Company, Newco, and the Purchaser (and if applicable, any Purchaser Indemnitee) shall attempt in good faith to resolve promptly any dispute, controversy, or Claim under or in connection with this Agreement by negotiations. If any such dispute, controversy, or claim should arise, representatives of such Persons shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or Claim, at a mutually agreed time and place.

     SECTION 7.2 ARBITRATION PROCEEDINGS. If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 7.6) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules of Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows, one arbitrator shall be selected by the Company and Newco, one arbitrator shall be selected by the Purchaser and any Purchaser Indemnitees, and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (a) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (b) who are attorneys or retired judges, and (c) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This agreement to arbitrate is irrevocable.

     SECTION 7.3 PLACE OF ARBITRATION. Any arbitration proceedings shall be conducted in Dallas, Texas or at such other location as the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee may agree.

     SECTION 7.4 JUDGMENTS. Any arbitration award under this Article VII shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of the Company, Newco, the Purchaser, or any involved Purchaser Indemnitee.

     SECTION 7.5  EXPENSES. Any party to an arbitration proceeding under this
Article VII shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

     SECTION 7.6  EQUITABLE REMEDIES. Notwithstanding anything else in this
Article VII to the contrary, the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee shall be entitled to seek any equitable remedies available under Applicable Law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Article VII.

                                 VIII. GENERAL

     SECTION 8.1 AMENDMENT. No amendment or modification of any of the provisions of this Agreement shall be effective unless in a writing signed by the Company, Newco, and the Purchaser.

     SECTION 8.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any party to this Agreement may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine, provided that such party promptly thereafter delivers an originally executed signature page. Any failure to deliver such an originally executed signature page after delivering an executed signature page transmitted by a facsimile machine, however, shall not affect the validity, legality, or enforceability of this Agreement.

     SECTION 8.3 DEFINITIONS. Terms with initial capitalized letters that are not otherwise defined in this Agreement shall have the meanings set forth below:

          (A) AFFILIATE. The term "Affiliate" with respect to a Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

          (B) APPLICABLE LAW. The term "Applicable Law" with respect to a Person shall mean any decree, injunction, judgment, law, order, ordinance, regulation, rule, statute, or writ of any federal, state, or local governmental entity (or any agency, department, or political subdivision of any governmental entity) applicable to such Person's principal business and investment activities.

          (C) BUSINESS DAY. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday when banks in the State of Delaware are required or permitted to be closed.

          (D) CLAIM. The term "Claim" shall mean any action, assessment, cause of action, charge, claim, counterclaim, defense, demand, expense, fine, interest, inquiry, investigation, judgment, legal action, litigation, liability (joint or several), notice, obligation, payment, penalty, proceeding, or suit (including any damages incurred because of strict liability, any punitive damages, any reasonable fees and expenses of accountants, lawyers, other professional advisors, and expert witnesses, and any cost of investigation and preparation) of any kind or nature whatsoever.

          (E) CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean any information concerning the Company's or Newco's assets, cash flows, business, financial condition, results of operations, or prospects.

          (F) CONTRACT. The term "Contract" with respect to a Person shall mean any agreement, authorization, commitment, contract, decree, deed of trust, franchise, instrument, judgment, lease, license, mortgage, order, permit, or other document or obligation to which such Person is a party or by which any of such Person's assets are bound.

          (G) ENVIRONMENTAL CLAIM. The term "Environmental Claim" shall mean any of the following items to the extent they relate to any Environmental
     Noncompliance: (i) any Claim for personal injury, death, or property damage, (ii) any Claim for actual or threatened damages to natural resources, (iii) any Claim for the recovery of response costs or remedial action under any Environmental Law, (iv) any requirement to implement "corrective action" pursuant to any restitution, contribution, or equitable indemnity to third parties or any governmental entity, and (v) any fine, penalty, or Lien.

          (H) ENVIRONMENTAL LAW. The term "Environmental Law" shall mean: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Sections 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.), (iii) the Clean Water Act (33 U.S.C. Sections 1251 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), (v) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), (vi) any local, state, or foreign law, statute, regulation, or ordinance analogous to any of the foregoing statutes; and (vii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, release, threatened release, generation, treatment, or disposal of any substance, pollutant, or waste classified or considered to be hazardous or toxic to human health or the environment.

          (I) ENVIRONMENTAL NONCOMPLIANCE. The term "Environmental Noncompliance" shall mean: (i) any release of any Hazardous Material into the environment, any storm drain, sewer, septic system, or publicly owned treatment works in violation of any effluent or emission limitations, standards, or other criteria or guidelines established by any Environmental Law, (ii) any noncompliance of physical structure, equipment, process, or premises with the requirements of building or fire codes, zoning or land use regulations, or ordinances or conditional use permits, (iii) any noncompliance with federal, state, or local requirements governing occupational safety and health, and (iv) any property design that does not conform to the statutory or regulatory requirements of any Applicable Law intended to protect public health, welfare, or the environment.

          (J) HAZARDOUS MATERIAL. The term "Hazardous Material" shall mean any substance, matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, release, threatened release, or treatment of which is regulated, prohibited, or limited under any Environmental Law.

          (K) LAW AFFECTING CREDITORS' RIGHTS. The term "Law Affecting Creditors' Rights" shall mean any bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

          (L) LAWSUIT. The term "Lawsuit" shall mean any action, charge, claim, counterclaim, decree, injunction, inquiry, investigation, legal action, litigation, order, proceeding, suit, or writ.

          (M) LIEN. The term "Lien" shall mean any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien, or encumbrance of any kind.

          (N) MATERIAL ADVERSE CHANGE. The term "Material Adverse Change" with respect to a Person shall mean that such Person has: (i) undergone a material adverse change with respect to its assets, cash flows, business, financial condition, results of operations, or prospects, (ii) materially breached or defaulted under a material arrangement or Contract to which it is a party or by which any of its assets are bound, or (iii) become a party to a Lawsuit that could have a significant and detrimental effect upon it.

          (O) PERSON. The term "Person" shall mean any association, business trust, corporation, estate, general partnership, governmental entity (or any agency, department, or political subdivision of a governmental entity), individual, joint stock company, joint venture, limited liability company, limited partnership, professional association, professional corporation, trust, or any other organization or entity.

          (P) PROPOSAL. The term "Proposal" shall mean the proposal by the Company to: (i) amend its Declaration of Trust to permit the transactions described in this Agreement, (ii) form Newco, (iii) transfer all of the assets and liabilities of the Company to Newco pursuant to Section 8.2 of the Company's Declaration of Trust, as amended, (iv) distribute the Common Stock of Newco that the Company receives in exchange for its assets to the Company's shareholders, and (v) terminate the Company in accordance with the Declaration of Trust following the Closing.

          (Q) TAX. The term "Tax" shall mean any federal, state, county, local, or foreign assessment, charge, fee, impost, levy, duty, or tax of any kind whatsoever, including, without limitation, all ad valorem, customs, documentary, transfer, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, use, or withholding taxes or charges imposed by any governmental authority, together with any related interest, penalties, or additions to tax.

     SECTION 8.4 EFFECTS OF THE REORGANIZATION. Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall only apply to Newco after it is formed and assumes the Company's obligations under this Agreement in connection with the reorganization of the Company, at which time Newco shall be deemed to be a party to this Agreement. In addition, upon the termination of the Company, the Company shall be deemed released from all of its obligations under this Agreement, which obligations Newco will have assumed.

     SECTION 8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company, Newco, and the Purchaser and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement, except that any confidentiality or standstill agreements between the Company and the Purchaser shall remain in full force and effect until the Closing.

     SECTION 8.6 EXPENSES. The Company, Newco, and the Purchaser shall each bear its own accounting and legal fees and other costs and expenses with respect to the negotiation and preparation of this Agreement and the Closing. The Purchaser shall bear any Tax imposed in connection with the issuance of the Shares to it pursuant to this Agreement.

     SECTION 8.7 FURTHER ASSURANCES. The Company, Newco, and the Purchaser each covenants that it will execute and deliver to the other such certificates, documents, and instruments, and do such acts, as may be required to carry out the intent and purposes of this Agreement.

     SECTION 8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF DELAWARE.

     SECTION 8.9 HEADINGS. Article and section headings are used in this Agreement only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation of this Agreement.

     SECTION 8.10 INJUNCTIVE RELIEF. Any breach or violation by the Purchaser of its confidentiality obligations under this Agreement shall entitle the Company or Newco to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedy to which the Company or Newco is entitled because of such breach or violation.

     SECTION 8.11 NO ASSIGNMENT. Neither the Company, Newco, nor the Purchaser may assign its benefits or delegate its duties under this Agreement, provided that the Company shall cause Newco to assume the Company's duties under this Agreement and the Purchaser may assign this Agreement to Gerald J. Ford or his Affiliates if such assignee assumes the Purchaser's obligations under this Agreement.

     SECTION 8.12 NO THIRD-PARTY BENEFICIARIES. Except with respect to Newco and the Purchaser Indemnitees, this Agreement is solely for the benefit of the parties to this Agreement and no other Person shall have any right, interest, or claim under this Agreement.

     SECTION 8.13 NOTICES. All notices and other communications in connection with this Agreement shall be in writing and deemed to have been delivered on the day of delivery if delivered by hand, overnight express, regular mail, or facsimile transmission, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to each party at its address set forth below (or to such other address to which such party has notified the other party in accordance with this section to send such notices or communications):

Company/Newco:    Liberte Investors
                  600 N. Pearl Street
                  Suite 420, LB #168
                  Dallas, Texas 75201
                  Attn: Robert Ted Enloe III
                  Telephone No. (214) 720-8950
                  Facsimile No. (214) 720-8954

Purchaser:        Hunter's Glen/Ford, Ltd.
                  200 Crescent Court, Suite 1350
                  Dallas, Texas 75202
                  Attn: Gerald J. Ford
                  Telephone No. (214) 871-5131
                  Facsimile No. (214) 871-5199

     SECTION 8.14 PERFORMANCE ON BUSINESS DAYS. If any event or the expiration of any period provided for in this Agreement is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day.

     SECTION 8.15 PLURAL AND SINGULAR WORDS. Whenever the plural of a word is used in this Agreement, that word shall, if appropriate, include the singular of that word. Whenever the singular of a word is used in this Agreement, that word shall, if appropriate, include the plural of that word.

     SECTION 8.16 PRONOUNS. Whenever a pronoun of a particular gender is used in this Agreement, that pronoun shall, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, that pronoun shall, if appropriate, also refer to the masculine and feminine gender.

     SECTION 8.17 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 8.18 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of each party to this Agreement and its heirs, legal representatives, permitted assigns, and successors, provided that this section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

     SECTION 8.19 SURVIVABILITY. The representations and warranties contained in this Agreement shall expire at 5:00 p.m., Central Time, on the first anniversary of the Closing Date, provided that: (a) the representations and warranties contained in Sections 3.1(a), 3.1(n), and 3.2(a) shall survive forever, subject to all defenses available under Applicable Law, including the expiration of the applicable statute of limitations, and (b) the representations and warranties contained in Section 3.1(u) shall continue until the expiration of the applicable statute of limitations. In addition, if notice of a breach of a representation or warranty is delivered before such representation or warranty expires, such representation or warranty shall continue indefinitely until such claim is resolved. All covenants and agreements of the Company, Newco, and the Purchaser shall be continuing and survive the Closing.

     SECTION 8.20 WAIVER. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the party to this Agreement that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                        [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF, the Company and the Purchaser have each executed and delivered this Agreement as of the date first written above.

                                            LIBERTE INVESTORS

                                            By:     /S/  ROBERT TED ENLOE III
                                                    --------------------------
                                            Name:   Robert Ted Enloe III
                                            Title:  President

                                            HUNTER'S GLEN/FORD, LTD.

                                            By:     /S/  GERALD J. FORD
                                                    --------------------------
                                            Name:   Gerald J. Ford
                                            Title:  General Partner

                                   EXHIBIT A

                                 LEGAL OPINION

                                   EXHIBIT A

                                 LEGAL OPINION

 1. The Company is validly existing as a Massachusetts business trust.

 2. Newco is validly existing and in good standing as a Delaware corporation.

 3. The Company has the power and authority to executive, deliver, and perform the Agreement.

 4. Newco has the power and authority to assume the Company's obligations under the Agreement and perform it.

 5. The Company has duly authorized, executed, and delivered the Agreement, which constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with the Agreement's terms.

 6. Newco has duly assumed the Company's obligations under the Agreement, which constitutes a valid, legal, and binding obligation of Newco, enforceable against Newco in accordance with the Agreement's terms.

 7. The Company's execution, delivery, and performance of the Agreement does not violate the Company's Declaration of Trust, Bylaws, or certain Contracts scheduled in connection with this opinion.

 8. Newco's assumption of the Company's obligations under the Agreement and performance of the Agreement will not violate its Certificate of Incorporation, Bylaws, or certain Contracts scheduled in connection with this opinion.

 9. The Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement and identified in such opinion have been approved by all necessary action on the part of the Company, its Board of Trustees, and its shareholders.

10. The Shares have been duly authorized and upon their issuance pursuant to the terms of the Agreement, will be validly issued, fully paid, and nonassessable, and are not subject to any preemptive rights.

11. Upon the reorganization of the Company, Newco succeeded to the Company's NOL carryforwards, and the transactions contemplated by this Agreement and identified in such opinion will not restrict Newco's use of such NOL carryforwards under Section 382 of the Code.

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered
into as of           , 1996, by and between                     , a Delaware
corporation (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Investor").

                                   RECITALS:

     A. Pursuant to that certain Stock Purchase Agreement (herein so called) dated as of January 16, 1996 between the Investor and Liberte Investors, a Massachusetts business trust (the "Trust"), the Investor agreed, subject to certain conditions, to purchase 8,102,439 shares of Common Stock (hereinafter defined) from the Company.

     B. Pursuant to the terms of the Stock Purchase Agreement it is a condition to the obligations of the Investor thereunder that the Company grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

     C. Pursuant to the terms of the Stock Purchase Agreement the Trust agreed to cause the Company to grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  AGREEMENTS:

     1. Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Affiliate: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

     Closing Date: The closing date of the purchase of the Shares by the Investor from the Company.

     Common Stock: The common stock, par value $.01 per share, of the Company.

     Enloe Offering: An Underwritten Offering pursuant to the exercise of demand registration rights by the Enloe Trust or successor holders of such rights.

     Enloe Shares: The shares of Common Stock owned by the Enloe Trust, Robert Ted Enloe III through his Keogh plan, and Mr. Enloe's spouse, to the extent that such persons have registration rights.

     Enloe Trust: Enloe Descendants' Trust.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including all material incorporated by reference into such prospectus.

     Registrable Securities: (a) The Shares and (b) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable
Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer under securities laws, and it may be resold without subsequent registration under the Securities Act, or (iv) with respect to
Section 2(a) of this Agreement, the Registrable Security may be sold under Rule 144(k) of the Securities Act.

     Registration Expenses: See Section 5 hereof.

     Registration Statement: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     Shares: The shares of Common Stock purchased by the Investor from the Company pursuant to the Stock Purchase Agreement.

     Stock Purchase Agreement: See the recitals to this Agreement.

     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     2. REGISTRATION RIGHTS.

     (a) Shelf Registration. At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, upon the written request any holder or holders of not less than 20% of the Registrable Securities, the Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") for all of the then Registrable Securities and all of the Enloe Shares, subject to the request of any holder to exclude any Registrable Securities or Enloe Shares as provided below. Within ten (10) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and all holders of Enloe Shares and shall exclude from such registration all

Registrable Securities or Enloe Shares with respect to which the Company received written requests for exclusion therefrom within fifteen (15) days after the receipt of the notice by the applicable holder.

     Subject to Section 4(a) and 4(b) hereof, the Company agrees to use commercially reasonable efforts to cause the Shelf Registration to become effective and thereafter to keep it continuously effective, and to prevent the happening of any event of the kind described in Sections 4(c)(3), (4), (5) or
(6) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating on the second year anniversary of the date on which the SEC declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities and Enloe Shares covered by the Shelf Registration have been sold pursuant to such Shelf Registration, or such period that may be an extended period pursuant to the last paragraph of Section 4 hereof. The Company shall only be obligated to file one Shelf Registration which obligation shall be deemed to have been satisfied when a Shelf Registration has been filed, declared effective and remained effective for a substantial portion of the foregoing two year period, unless the Registrable Securities and Enloe Shares covered by such Shelf Registration shall have been sold prior to the expiration of such two year period. The offerings of Registrable Securities and Enloe Shares pursuant to the Shelf Registration shall not be in the form of an Underwritten Offering. The Enloe Shares shall be deemed to be "Registrable Securities" under Sections 3, 4, 5, 6, and 8 of this Agreement for purposes of implementing the provisions of this Section 2(a).

     (b) Demand Registration.

     At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, any holder or holders of not less than 20% of the Registrable Securities may make two written requests (a "Demand Notice") for registration under the Securities Act (a "Demand Registration") of the Registrable Securities held by such holder or holders; provided, however, that the number of shares of Registrable Securities requested to be registered shall have a "fair market value" (determined pursuant to the next sentence) in excess of $5,000,000. For purposes of this Agreement, fair market value of the Registrable Securities shall be determined as follows: (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the business day immediately preceding the date of the Demand Notice (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in The Wall Street Journal or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the Demand Notice (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

     Within ten days after receipt of each Demand Notice, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after the receipt of the notice of such demand registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration requested pursuant to this Section 2(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and the right to request a Demand
Registration hereunder shall be reinstated. The holder or holders requesting a registration pursuant to this Section 2(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request the Company shall withdraw such Registration Statement, such registration will be deemed not to have been effected, and the right to request a Demand Registration hereunder shall be reinstated.

     The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities that the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the Registrable Securities to be included in such registration shall be allocated, (i) first to the holder or holders making such demand, (ii) second among the other holders of Registrable Securities pro rata (according to the Registrable Securities proposed to be included in such offering by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and (iii) third among the Company and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights. No Investor shall be entitled to effect a Demand Notice under this Section 2(b) within 180 days after the closing date of an Underwritten Offering; provided, however, that this restriction on effecting a Demand Notice shall not apply if such Underwritten Offering was pursuant to an Enloe Offering that has been completed. The holder or holders giving the Demand Notice shall select the managing underwriter or underwriters of an underwriter offering under this subsection 2(b), such managing underwriter or underwriters to be reasonably acceptable to the Company.

     No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

     (c) Incidental Registration. If, at any time during the period commencing on the first anniversary date of the Closing Date (or with respect to an Enloe Offering at any time commencing on the date of this Agreement) and ending when the holders of Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration, a Registration Statement on Form S-4 or S-8 or any form substituting therefor, or a registration statement relating to issuances of securities other than Common Stock (or securities convertible into common stock) by the Company) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this subsection 2(c) shall so advise the Company in writing within 15 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering informs the holders of such Registrable
Securities that the total number of securities that the Company, the holders of Registrable Securities, or other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

     (i) if such registration has been initiated by the Company as a primary offering, first to the securities sought to be included by the Company, second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder, and third to all other securities sought to be included by holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder; and

     (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(b) hereof), first to the securities sought to be included by such demanding holder (the holders of the Enloe Shares being considered as one holder for such purpose), second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering, and third to the securities sought to be included by the Company and to all other securities sought to be included by other holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by the Company and each such holder.

     If the number of Registrable Securities sought to be registered pursuant to this Section 2(c) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.

     No registration pursuant to a request or requests referred to in this subsection 2(c) shall be deemed to be a Shelf Registration.

     3. Hold-Back Agreements.

     (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters, or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

     (b) Restrictions on Sale of Securities by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the period beginning 10 days prior to the filing of a Registration Statement with respect to an Underwritten Offering, and ending 90 days after the effective date of the applicable Registration Statement (except as part of such Registration Statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such Registration Statement consent or
(y) where holders of Registrable Securities are participating in such Registration Statement pursuant to section 2(c) hereof, such Registration Statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a distribution pursuant to a Registration Statement filed by the Company pursuant to section 2(b) hereof) or the date of commencement of a public distribution of Registrable Securities pursuant to such Registration Statement, as applicable.

     4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, and the underwriters, if any, copies of all such documents proposed to be filed, which documents, subject to compliance with applicable securities laws, will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding any documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object; and provided further that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(a) or Section 2(b) hereto for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period with respect to the Shelf Registration or nine months with respect to a Demand Registration, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable;

     (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any posteffective amendment, when the same has become effective,
(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph
(n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering and in compliance with applicable securities laws, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request, subject to compliance with applicable securities laws;

     (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     (i) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

     (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends except as required by the Certificate of Incorporation of the Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

     (k) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (l) upon the occurrence of any event contemplated by Section 4(c) (6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of
Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (o) make available for inspection by representatives of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

     (p) comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), covering any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement; and

     (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to insure compliance with the Exchange Act.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(l) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(l) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(c) (6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by Section 4(l) hereof or the Advice.

     5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel to the holders of Registrable Securities.

     6. Indemnification; Contribution.

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and its partners, and their respective officers, directors, employees, agents, and Affiliates, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

     (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, each other holder and their respective directors, officers, employees, agents, and Affiliates and each Person who controls the Company and as such other Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not be permitted to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

     7. Rule 144. The Company hereby agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the first anniversary of the Closing Date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

     8. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     9. Miscellaneous.

     (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) Additional Registration Rights. Without the written consent of the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement granting registration rights to, or amending registration rights currently held by, any other Person with respect to the securities of the Company other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement; provided, however, the Company may grant incidental registration rights that are expressly junior or subordinate to the rights granted to the holders of Registrable Securities hereunder with respect to any incidental registration rights of the type described in Section 2(c) hereof. Any agreement entered into pursuant to such consent shall not be amended without a further written consent of the holders of a majority of the then outstanding Registrable Securities.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least 75% of the then outstanding Registrable Securities.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to the Investor, at the most current address given by the Investor to the Company, in accordance with the provisions of this subsection, which address initially is 200 Crescent Court, Suite 1350, Dallas, Texas 75202, Attention: General Partner;

          (ii) if to the Company, at the most current address given by the Company to the Investor, in accordance with the provision of this subsection, which address initially is 600 N. Pearl Street, Suite 420, LB#168, Dallas, Texas 75201, Attention: President; and

          (iii) if to any transferee, at the address given by such transferee to the Company in accordance with the provisions of this subsection.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Stock Purchase Agreement; and provided, further, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, and such Person shall be entitled to receive the benefits hereof.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement

     (k) Legal Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     (l) Third Party Beneficiary. The holders of Enloe Shares shall be third party beneficiaries of the provisions of Section 2(a) of this Agreement, and such holders shall be entitled to enforce such provisions of this Agreement as if they were parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first written above.

                                            [NEWCO]

                                            By:
                                                   --------------------------
                                            Name:  Robert Ted Enloe
                                            Title: President

                                            HUNTER'S GLEN/FORD, LTD

                                            By:
                                                   --------------------------
                                            Name:  Gerald J. Ford
                                            Title: General Partner

                                   EXHIBIT C

                    AGREEMENT CLARIFYING REGISTRATION RIGHTS

                                   EXHIBIT C

                    AGREEMENT CLARIFYING REGISTRATION RIGHTS

     This Agreement Clarifying Registration Rights (this "Agreement") is dated
as of             , 1996, and is by and among           , a Delaware corporation
(the "Issuer"), R. Ted Enloe III, an individual ("Enloe"), the Enloe Descendants' Trust, a Texas trust (the "Trust"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Purchaser").

                                    RECITALS

     WHEREAS, Liberte Investors, a Massachusetts business trust ("Liberte"), has previously granted Enloe registration rights in connection with 400,000 shares of beneficial interest of Liberte ("Shares of Beneficial Interest"), pursuant to Sections 9 and 10 of a Stock Option Agreement dated as of May 7, 1993 as amended by the Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge Agreement date as of November 13, 1995, among the Issuer, the Trust and Enloe (the "Stock Option Agreement");

     WHEREAS, in connection with the transfer of such 400,000 Shares of Beneficial Interest to the Trust, Enloe transferred, conveyed and assigned such registration rights (the "Trust Registration Rights") to the Trust, and Liberte consented to such transfer, conveyance and assignment;

     WHEREAS, Liberte's rights and obligations in respect of the Trust Registration Rights and the Stock Option Agreement have been conveyed, assigned and transferred to, and assumed by, the Issuer;

     WHEREAS, on January 16, 1996, the Purchaser and Liberte entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Purchaser has purchased shares of the Issuer's Common Stock, par value $.01 per share (the "Common Stock");

     WHEREAS, the Purchaser and the Issuer have entered into a Registration Rights Agreement dated as of the date hereof (the "Purchaser Registration Rights Agreement"), pursuant to which the Issuer has granted the Purchaser certain registration rights in connection with the shares of Common Stock purchased by the Purchaser pursuant to the Stock Purchase Agreement (the "Purchaser Registration Rights");

     WHEREAS, the parties hereto desire to clarify the interaction of the Trust Registration Rights and the Purchaser Registration Rights.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Extension of Trust Registration Rights. The Trust Registration Rights shall be available for and shall apply to all shares of Common Stock held by the Trust, Enloe or Enloe's spouse, to the extent such shares derive from (i) the 719,000 Shares of Beneficial Interest owned by the Trust as of the date of the Stock Purchase Agreement, (ii) the 38,000 Shares of Beneficial Interest owned by Enloe in his Keogh Plan as of the date of the Stock Purchase Agreement, and
(iii) the 2,000 Shares of Beneficial Interest owned by Enloe's spouse as of the date of the Stock Purchase Agreement. Such shares held by the Trust shall be deemed "Registrable Securities" under Sections 9 and 10 of the Stock Option Agreement. Such shares held by Enloe and Enloe's spouse shall be deemed "Registrable Securities" under Section 10 of the Stock Option Agreement, but not under Section 9 thereof; provided, that if the Trust exercises a demand right under Section 9 of the Stock Option Agreement, Enloe and Enloe's spouse may include their shares in the resulting offering pursuant to Section 10 of the Stock Purchase Agreement.

     2. Effectiveness of Sections 3 and 4. The provisions of Section 3 and 4 of this Agreement shall only be effective during the period commencing on the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement) and ending on the date when either the Trust, Enloe, and Enloe's spouse, on the one hand, or the Purchaser, one the other hand, no longer owns securities of the Issuer for which it has registration rights under the Stock Option Agreement (as modified by this Agreement) or the Purchaser Registration Rights Agreement, as applicable.

     3. Exercise of Demand Rights; Primary Offerings by the Issuer

     (a) Exercise of Demand Rights by Trust. In the event the Trust exercises demand registration rights as to securities of the Issuer owned by it in accordance with Section 9 of the Stock Option Agreement, the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement, and Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering (as defined in the Purchaser Registration Rights Agreement), if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Trust, Enloe and Enloe's spouse, second to securities sought to be included by the Purchaser, and third to securities sought to be included by the Issuer.

     (b) Exercise of Demand Right by the Purchaser. In the event the Purchaser exercises demand registration rights as to securities of the Issuer owned by it in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in)
Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Purchaser, the Trust, Enloe, Enloe's spouse, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser shall be allocated as follows: first to securities sought to be included by the Purchaser, second to securities sought to be included by Trust, Enloe and Enloe's spouse and third to securities sought to be included by the Issuer.

     (c) Primary Underwritten Offering by the Issuer. In the event the Issuer proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in respect of a primary offering by the Issuer and other than pursuant to exercise of a demand right by the Purchaser pursuant to Section 2(b) of the Purchaser Registration Rights Agreement, (i) the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement, and (ii) the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Issuer, and second to securities sought to be included by the Trust, Enloe, Enloe's spouse, and the Purchaser, pro rata, on the basis of the number of Shares sought to be included by the Trust, Enloe and Enloe's spouse on the one hand and the Purchaser on the other hand.

     4. Hold-Back Agreements.

     (a) The Purchaser. In the event the Trust exercises a demand registration right in accordance with Section 9 of the Stock Purchase Agreement, the Purchaser hereby agrees not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement and ending 90 days after the effective date of such registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters.

     (b) The Trust, Enloe and Enloe's Spouse. In the event the Purchaser exercises a demand registration right in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement, and ending 90 days after the effective date of such registration statement, to the extent timely notified in writing by the Issuer or the managing underwriters.

     (c) The Purchaser, the Trust, Enloe and Enloe's Spouse. In the event the Issuer files a registration statement under the Securities Act in respect of a primary offering by the Issuer, the Purchaser, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), (i) in the event such primary offering is an Underwritten Offering, during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters of such Underwritten Offering, or (ii) in the case of a shelf offering, 90 days after the commencement of a public distribution of Registrable Securities (as such term is defined in the Stock Option Agreement and Purchaser Registration Rights Agreement, respectively) pursuant to such registration statement.

     5. Transferability of Trust Registration Rights. The Trust Registration Rights held by the Trust, Enloe and Enloe's spouse shall be transferable without consent of the Issuer or any other person to any successor holders of Registrable Securities (as such term as defined in the Stock Option Agreement) held by the Trust, Enloe and Enloe's spouse as of the date of this Agreement.

     6. Enloe Registration Expenses. "Registration Expenses" as defined in
Section 9(d) of the Stock Option Agreement shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (as such term is defined in the Stock Option Agreement).

     7. Successor Registration Rights. The terms "Trust," "Enloe," "Enloe's spouse," and "Purchaser" as used in this Agreement shall include any successor holders of the Registrable Securities (as such term is defined in the Stock Option Agreement and the Purchaser Registration Rights Agreement, respectively) held by the Trust, Enloe, Enloe's spouse, or the Purchaser as of the date of this Agreement.

     8. This Agreement Controls. In the event of a conflict or ambiguity in interpretation between this Agreement and the Stock Option Agreement or the Purchaser Registration Rights Agreement, or both, the provisions of this Agreement shall control.

     9. Miscellaneous.

     (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of all of the parties hereto.

     (b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     (d) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (e) Third Party Beneficiary. Enloe's spouse is a third party beneficiary of this Agreement, and is entitled to enforce such provisions of this Agreement as if she were a party hereto.

     (f) Entire Agreement. This Agreement, the Stock Option Agreement, and the Purchaser Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Stock Option Agreement and the Purchaser Registration Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                        [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.

                                            [NEWCO]

                                            By:
                                                --------------------------------
                                                Robert Ted Enloe III
                                                President

                                            HUNTER'S GLEN/FORD, LTD.

                                            By:
                                                --------------------------------
                                                Gerald J. Ford
                                                General Partner

                                            ENLOE DESCENDANTS' TRUST

                                            By:
                                                --------------------------------
                                                Robert Ted Enloe III
                                                Investment Trustee

                                                --------------------------------
                                                Robert Ted Enloe III

                   AMENDMENT TO THE STOCK PURCHASE AGREEMENT

     This Amendment to the Stock Purchase Agreement (this "Amendment"), dated as of February 27, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 16, 1996, pursuant to which the Purchaser agreed to purchase shares of the Common Stock of Newco, a Delaware corporation into which the Company will reorganize (terms with initial capital letters not otherwise defined in this Amendment have the meanings given to them in the Stock Purchase Agreement); and

     WHEREAS, the Company and the Purchaser desire to enter into this Amendment to add certain provisions to the Stock Purchase Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Amendment, the Company and the Purchaser agree as follows:

     SECTION 1 HSR ACT REPRESENTATION OF THE COMPANY. Section 3.1 of the Stock Purchase Agreement is amended to add the following Subsection 3.1(x):

          (X) NO HSR FILING. Neither the Company nor any Person that constitutes the ultimate parent entity of the Company for purposes of the HSR Act has total assets or annual net sales of $100,000,000 or more.

     SECTION 2 HSR ACT REPRESENTATION OF THE PURCHASER. Section 3.2 of the Stock Purchase Agreement is amended to add the following Subsection 3.2(j):

          (J) NO HSR FILING. Neither the Purchaser nor any Person that constitutes the ultimate parent entity of the Purchaser for purposes of the HSR Act has total assets or annual net sales of $100,000,000 or more.

     SECTION 3 NO TRUSTEE LIABILITY. Article VIII of the Stock Purchase Agreement is amended to add the following Section 8.21:

          SECTION 8.21 NO TRUSTEE LIABILITY. A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the trustees of the Company as trustees and not individually and that the obligations of this Agreement are not binding upon any of the trustees, officers, agents, or shareholders of the Company individually, but are binding only upon the assets and property of the Company.

     SECTION 4 EFFECT OF THIS AMENDMENT. Except as amended by this Amendment, the Stock Purchase Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the Company and the Purchaser have each executed and delivered this Amendment as of the date first written above.

                                            LIBERTE INVESTORS

                                            By:    /S/  BRADLEY S. BUTTERMORE
                                                   ---------------------------
                                            Name:  Bradley S. Buttermore
                                            Title: Senior Vice President

                                            HUNTER'S GLEN/FORD, LTD.

                                            By:    /S/  GERALD J. FORD
                                                   ---------------------------
                                            Name:  Gerald J. Ford
                                            Title: General Partner

                SECOND AMENDMENT TO THE STOCK PURCHASE AGREEMENT

     This Second Amendment to the Stock Purchase Agreement (this "Amendment"), dated as of March 28, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"), dated as of January 16, 1996, pursuant to which the Purchaser agreed to purchase shares of the Common Stock of Newco, a Delaware corporation into which the Company will reorganize (terms with initial capital letters not otherwise defined in this Amendment have the meanings given to them in the Stock Purchase Agreement);

     WHEREAS, the Company and the Purchaser entered into the Amendment to the Stock Purchase Agreement (the "First Amendment"), dated as of February 27, 1996, to add certain provisions to the Stock Purchase Agreement; and

     WHEREAS, the Company and the Purchaser desire to enter into this Amendment to change certain provisions of the Stock Purchase Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Amendment, the Company and the Purchaser agree as follows:

     SECTION 1 CHARTER AND BYLAWS. Section 4.4 of the Stock Purchase Agreement is amended to read as follows:

          SECTION 4.4 CHARTER AND BYLAWS. The Company, Newco, and the Purchaser acknowledge that Newco's Certificate of Incorporation shall include provisions concerning the restrictions on the transfer of equity securities in Newco to preserve certain tax attributes. The Company shall deliver to the Purchaser a form of proposed Certificate of Incorporation and Bylaws for Newco, which Certificate of Incorporation and Bylaws shall be reasonably acceptable to the Purchaser, prior to the initial filing of the Proxy Statement/Prospectus with the Commission, along with an opinion of Morris, Nichols, Arsht & Tunnell or such other Delaware counsel as is acceptable to the Purchaser, in the form and substance satisfactorily to the Purchaser in its reasonable discretion, that the transfer restrictions contained in such Certificate of Incorporation are enforceable (the "Transfer Restriction Opinion").

     SECTION 2 NEWCO MATTERS. Section 4.19 of the Stock Purchase Agreement is amended to read as follows:

          SECTION 4.19 NEWCO MATTERS. At or before the Closing, if the conditions set forth in Section 2.2 have been satisfied or waived, the Company shall: (a) cause the appointment of one designee of the Purchaser as a director of Newco, (b) cause Newco to enter into an indemnity agreement in form and substance reasonably satisfactory to the Purchaser with the Purchaser's designee for director, (c) cause Newco's Certificate of Incorporation and Bylaws to be in the form referred to in

     Section 4.4 of this Agreement, (d) transfer all of the assets and liabilities of the Company to Newco pursuant to Section 8.2 of the Company's Declaration of Trust, as amended, (e) distribute the Common Stock of Newco that the Company receives in exchange for its assets and liabilities to the Company's shareholders, and (f) cause Newco to assume the Company's obligations under this Agreement. Immediately after the Closing, Newco's Board of Directors shall consist of the Purchaser's designee and two of the three trustees of the Company immediately before the Closing, thereafter to serve in accordance with Applicable Law and Newco's Certificate of Incorporation and Bylaws.

     SECTION 3 EFFECT OF THIS AMENDMENT. Except as amended by the First Amendment and this Amendment, the Stock Purchase Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the Company and the Purchaser have each executed and delivered this Amendment as of the date first written above.

                                            LIBERTE INVESTORS

                                            By:    /S/  BRADLEY S. BUTTERMORE
                                                   ---------------------------
                                            Name:  Bradley S. Buttermore
                                            Title: Senior Vice President

                                            HUNTER'S GLEN/FORD, LTD.

                                            By:    /S/  GERALD J. FORD
                                                   ---------------------------
                                            Name:  Gerald J. Ford
                                            Title: General Partner

                                   EXHIBIT C

                             PLAN OF REORGANIZATION

                             PLAN OF REORGANIZATION

     This Plan of Reorganization (this "Plan"), dated as April 1, 1996, is between Liberte Investors, a Massachusetts business trust (the "Trust"), and Liberte Investors Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Trust has caused the formation of the Company to enable the Trust to reorganize into a Delaware corporation;

     WHEREAS, the Trust has also entered into a Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"), dated as of January 16, 1996, between the Trust and Hunter's Glen/Ford, Ltd. (along with any permitted assignee, the "Purchaser"), under which the Trust agreed to cause the Company to sell shares of its common stock, par value $.01 per share (the "Common Stock"), to the Purchaser;

     WHEREAS, the Company has issued 1,000 shares of its Common Stock to the Trust for $1,000 and the Trust's assignment of the Stock Purchase Agreement to it;

     WHEREAS, the reorganization of the Trust into the Company is a condition to the closing of the sale of the shares of Common Stock; and

     WHEREAS, the Trust and the Company therefore desire to enter into this Plan pursuant to which the Trust will reorganize into the Company, upon the terms and conditions set forth in this Plan.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Plan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Plan, the Trust and the Company agree as follows:

     SECTION 1 REORGANIZATION. Subject to the approval of the Trust's shareholders in accordance with the Declaration of Trust (as amended, the "Declaration of Trust"), the Trust shall reorganize into the Company. To effect this reorganization, the Trust shall transfer all of its assets to the Company and receive shares of the Company's Common Stock. Pursuant to Section 8.2 of the Declaration of Trust, the Trust shall cause the distribution of the shares of Common Stock that the Trust owns to its shareholders in redemption of their shares of beneficial interest in the Trust (the "Beneficial Shares"), and then terminate. The Company shall assume all of the Trust's outstanding liabilities and obligations at the time of the reorganization (the "Closing").

     SECTION 2 SHAREHOLDER APPROVAL. The Trust shall hold a shareholders' meeting for the purpose of voting upon this Plan and such other matters as the Trust considers appropriate, including an amendment to Section 8.2 of the Declaration of Trust to enable the reorganization to occur. The shareholders' approval of this Plan and such an amendment shall be conditions to the consummation of the reorganization, which shall occur as soon as practicable after such approval.

     SECTION 3 ASSET TRANSFER. At the Closing, the Trust shall transfer all of its assets to the Company, which transfer shall include the following:

          (A) CASH BALANCES. The Trust shall wire transfer or otherwise transfer all of its cash balances to a bank account of the Company.

          (B) CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS. The Trust shall execute and deliver to the Company appropriate documents transferring to the Company all of the Trust's interests in its cash equivalents and other short-term investments.

          (C) PROMISSORY NOTES RECEIVABLE. The Trust shall endorse to the Company all of the Trust's interests in its promissory notes receivable and deliver such endorsed promissory notes receivable to the Company. In addition, the Trust shall execute and deliver to the Company assignments of any security interests securing the payment of such promissory notes receivable, which assignments shall be in recordable form.

          (D) REAL ESTATE. The Trust shall execute and deliver to the Company general warranty deeds transferring to the Company all of the Trust's interests in its real property, which general warranty deeds shall be in recordable form.

          (E) STOCK. The Trust shall deliver to the Company the certificates evidencing any shares of stock or other equity interests that the Trust owns, along with properly executed stock powers transferring such shares and equity interests to the Company.

          (F) OTHER ASSETS. The Trust shall execute and deliver to the Company a general bill of sale and assignment transferring to the Company all of the Trust's interests in all of its other tangible and intangible personal property.

     SECTION 4 LIABILITY ASSUMPTION. At the Closing, the Company shall execute and deliver to the Trust an assumption document under which the Company shall assume all of the Trust's outstanding liabilities and obligations as of the Closing.

     SECTION 5 ISSUANCE OF SHARES. At the Closing, the Company shall issue to the Trust the number of shares of the Company's Common Stock equal to the number of outstanding Beneficial Shares as of the Closing, less 1,000 shares. At that time, the Trust shall close its transfer register for the Beneficial Shares.

     SECTION 6 DISTRIBUTION OF SHARES. As of the Closing, the Company shall engage on behalf of the Trust an exchange agent (the "Exchange Agent") to assist in the exchange of the Beneficial Shares in the Trust for the shares of Common Stock in the Company. Such exchange shall be on the basis of one share of Common Stock for each Beneficial Share. The engagement of the Exchange Agent shall be deemed to constitute the distribution of the shares of Common Stock to the shareholders for purposes of the definition of the "Proposal" contained in the Stock Purchase Agreement. The Exchange Agent shall perform all tasks necessary to effect the exchange, which the Trust and the Company anticipate will include the following:

          (A) LETTERS OF TRANSMITTAL. The Exchange Agent shall send to each shareholder a transmittal letter requesting such shareholder to deliver to the Exchange Agent such shareholder's certificates representing Beneficial Shares. Upon the receipt of a properly completed letter of transmittal accompanied by such certificates, the Exchange Agent shall send to such shareholder or its assignee a stock certificate for the number of shares of Common Stock equal to the number of such Beneficial Shares.

          (B) STOCK CERTIFICATES. The Trust shall deliver to the Exchange Agent the stock certificates representing the shares of Common Stock that the Trust owns, which the Exchange Agent shall exchange for a balance certificate issued in the name of the Exchange Agent. As the Exchange Agent subsequently exchanges certificates representing Beneficial Shares for certificates representing shares of Common Stock, the Exchange Agent shall exchange the balance certificate for certificates in the names of the exchanging shareholders or their assignees and a new balance certificate representing the then current number of shares of Common Stock for which certificates representing Beneficial Shares have not been exchanged.

          (C) COMMON STOCK OWNED BY THE SHAREHOLDERS. At all times after the Closing, the shareholders or their assignees shall be considered the owners of the shares of Common Stock that they will receive upon their submission of a properly completed letter of transmittal accompanied by the certificates representing their Beneficial Shares. Until a shareholder or its assignee exchanges a certificate representing Beneficial Shares for a certificate representing shares of Common Stock, however, the Company shall pay any distributions with respect to such shares of Common Stock to the Exchange Agent. The Exchange Agent shall hold such distributions and then distribute them to the holder of the certificate representing the respective Beneficial Shares or its assignee when such holder exchanges such certificate for a certificate representing shares of Common Stock. In addition, with respect to any matters submitted to a vote of the Company's shareholders before completion of the exchange of the certificates representing Beneficial Shares for the certificates representing shares of Common Stock, the Exchange Agent shall assist the Company in obtaining voting instructions with respect to the shares of Common Stock represented by the then current balance certificate from the holders of the certificates representing the unexchanged Beneficial Shares.

     SECTION 7 ACTIVITIES PRIOR TO TERMINATION. From the Closing until the Trust's termination, the Trust shall not issue any Beneficial Shares or carry on any business, except such business as required to effect the Trust's liquidation and termination. With respect to any liabilities or obligations that the Trust incurs to effect such liquidation and termination, the Company shall pay such liabilities or perform such obligations on the Trust's behalf. In addition, the Company shall assist the Trust in keeping the Trust's records and performing similar functions until the Trust terminates.

     SECTION 8 TERMINATION. As soon as practicable after the Closing, the Trust shall terminate pursuant to the provisions of its Declaration of Trust. As required under Sections 8.1 and 8.2 of the Declaration of Trust, the Trust shall file the appropriate instrument of termination with the Secretary of State of the Commonwealth of Massachusetts and the Registry of Deeds of Suffolk County, Massachusetts.

     SECTION 9 FORM OF DOCUMENTS. All documents referred to in this Plan concerning the reorganization of the Trust into the Company shall be in form and substance mutually satisfactory to the Trust and the Company.

     SECTION 10 FURTHER ASSURANCES. After the Closing, the Trust shall execute and deliver to the Company or any other persons that the Company may designate such certificates, documents, and instruments that may be advisable or necessary to vest, perfect, or confirm the transfer of all of the Trust's assets to the Company. Such documents may include assignments, conveyances, bills of sale, deeds, or other documents. Similarly, after the Closing, the Company shall execute and deliver to the Trust or such other persons as the Trust may designate such certificates, documents, and instruments that may be advisable or necessary to confirm that the Company has assumed all of the liabilities and obligations of the Trust as of the Closing. In addition, the Trust and the Company shall do any other acts that the other may reasonably request to carry out the intent and purposes of this Plan.

     SECTION 11 SECTION 368(A)(1). The Trust and the Company intend this Plan to constitute a plan of reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

     SECTION 12 TRANSFER TAXES. The Company shall pay any transfer taxes and purchase any transfer stamps required in connection with the Company's issuance of certificates representing shares of Common Stock in exchange for the surrender of certificates representing Beneficial Shares.

     SECTION 13 GOVERNING LAW. THIS PLAN SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF DELAWARE.

     SECTION 14 SURVIVABILITY. The terms of this Plan shall survive the Closing.

     SECTION 15 NO TRUSTEE LIABILITY. A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Plan is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this Plan are not binding upon any of the trustees, officers, agents, or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

     SECTION 16 ABANDONMENT OR AMENDMENT. Notwithstanding the approval of this Plan by the Trust's shareholders, either the Trust or the Company may abandon this Plan at any time before the Closing without incurring any liability because of such abandonment. In addition, the Trust and the Company may amend this Plan at any time. The approval of this Plan by the Trust's shareholders shall be deemed to include any such amendment, so long as such amendment does not adversely affect them.

                        [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF, each party hereto has executed and delivered this Plan as of the date first written above.

                                            LIBERTE INVESTORS

                                            By:     /S/  ROBERT TED ENLOE III
                                                    --------------------------
                                            Name:   Robert Ted Enloe III
                                            Title:  President

                                            LIBERTE INVESTORS INC.

                                            By:     /S/  ROBERT TED ENLOE III
                                                    --------------------------
                                            Name:   Robert Ted Enloe III
                                            Title:  President

                                   EXHIBIT D

                             CHARTER OF THE COMPANY

                          CERTIFICATE OF INCORPORATION
                                       OF
                             LIBERTE INVESTORS INC.

     I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                                   ARTICLE I

     The name of the Corporation is Liberte Investors Inc. (the "Corporation").

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of stock that the Corporation shall have authority to issue is 60,000,000 shares of capital stock, consisting of (i) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"); and (ii) 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

     The board of directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish, and, to the fullest extent permitted by law, to increase or decrease, from time to time, the number of shares to be included in each such series, and to fix, and if no shares of stock of the series have been issued, to amend, the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

                                   ARTICLE V

     The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than two or more than twelve. The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are: Robert Ted Enloe III, 600 N. Pearl Street, Suite 420, LB #168, Dallas, Texas 75201, and Gene H. Bishop, 600 N. Pearl Street, Suite 420, LB #168, Dallas, Texas 75201. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                                   ARTICLE VI

     All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend, and repeal the bylaws of the Corporation; and (2) notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the bylaws of the Corporation shall not be adopted, altered, amended, or repealed by the stockholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than a majority of the outstanding shares of stock then entitled to be voted generally in an election of directors, voting together as a single class, or such higher vote as is set forth in the bylaws. In the event of a direct conflict between the bylaws of the Corporation and this Certificate of Incorporation, the provisions of this Certificate of Incorporation shall be controlling. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted generally in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII

     Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed by either the board of directors, pursuant to a resolution approved by a majority of the whole board of directors at the time in office or the holders of not less than one-third of the Common Stock. Special meetings of the preferred stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed as provided by law or in the certificate or certificates establishing the Preferred Stock. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than sixty days before the annual meeting of common stockholders or (if later) ten days after the first public notice of that meeting is sent to common stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth
(1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted generally in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

                                  ARTICLE VIII

1. In order to preserve the net operating loss carryovers, capital loss carryovers, and built-in losses (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the regulations thereunder, the following restrictions shall apply until the earlier of (x) January 1, 2012, (y) the repeal of Section 382 of the Code if the board of directors determines that the restrictions are no longer necessary, or (z) the beginning of a taxable year of the Corporation to which the board of directors determines in writing that no Tax Benefits may be carried forward, unless the board of directors of the Corporation shall fix an earlier or later date in accordance with paragraph 9 of this Article VIII (such date is sometimes referred to herein as the "Expiration Date"):

     (a) Except as otherwise permitted pursuant to subparagraph 1(b), no person (as herein defined) other than the Corporation shall engage in any Transfer (as herein defined) with any person to the extent that such Transfer, if effective, would (i) cause the Ownership Interest Percentage (as herein defined) of any person or Public Group (as herein defined) to increase to 4.9 percent or above, or from 4.9 percent or above to a greater Ownership Interest Percentage or (ii) create a new Public Group under Treasury Regulation Section 1.382-2T(j)(3)(i).

     For purposes of this Article VIII:

          (i) "person" refers to any individual, corporation, estate, trust, association, company, partnership, joint venture, or other entity or organization, including, without limitation, any "entity" within the meaning of Treasury Regulation Section 1.382-3(a);

          (ii) a person's "Ownership Interest Percentage" shall be the sum of such person's direct ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(8) or any successor regulation and such person's indirect ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining a person's direct ownership interest in the Corporation, any ownership interest in the Corporation described in Treasury Regulation Section 1.382-2T(f)(18)(iii)(A) or any successor regulation shall be treated as stock of the Corporation, and for purposes of determining a person's indirect ownership interest in the Corporation, Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(i)(A), 1.382-2T(h)(2)(iii) and
     1.382-2T(h)(6)(iii) or any successor regulations shall not apply and any Option Right to acquire Stock shall be considered exercised;

          (iii) "Stock" shall mean shares of stock of the Corporation (other than stock described in Section 1504(a)(4) of the Code or any successor statute, or stock that is not described in Section 1504(a)(4) solely because it is entitled to vote as a result of dividend arrearages), any Option Rights to acquire Stock, and all other interests that would be treated as stock of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18);

          (iv) "Public Group" shall mean a group of individuals, entities or other persons described in Treasury Regulation Section 1.382-2T(f)(13);

          (v) "Option Right" shall mean any option, warrant, or other right to acquire, convert into, or exchange or exercise for, or any similar interests in, shares of Stock;

          (vi) "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise, or other disposition, as well as any other event, that causes a person to acquire or increase an Ownership Interest Percentage in the Corporation, or any agreement to take any such actions or cause any such events, including (x) the granting or exercise of any Option Right with respect to Stock, (y) the disposition of any securities or rights convertible into or exchangeable or exercisable for Stock or any interest in Stock or any exercise of any such conversion or exchange or exercise right, and (z) transfers of interests in other entities that result in changes in direct or indirect ownership of Stock, in each case, whether voluntary or involuntary, of record, and by operation by law or otherwise; provided, however, that a pledge shall not be deemed a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer;

          (vii) "Optionee" means any person holding an Option Right to acquire Stock; and

          (viii) "Transferee" means any person to whom Stock is transferred.

     (b) Any Transfer that would otherwise be prohibited pursuant to subparagraph 1(a) may nonetheless be permitted if information relating to a specific proposed transaction is presented to the board of directors of the Corporation and the board of directors determines in its discretion (x) based upon an opinion of legal counsel selected by the board of directors, that such transaction will not jeopardize or create a material limitation on the Corporation's then current or future ability to utilize its Tax Benefits, taking into account both the proposed transaction and potential future transactions, or
(y) that the overall economic benefits of such transaction to the Corporation outweigh the detriments of such transaction. Nothing in this subparagraph shall be construed to limit or restrict the board of directors of the Corporation in the exercise of its fiduciary duties under applicable law.

2. Unless approval of the board of directors of the Corporation is obtained as provided in subparagraph 1(b) of this Article VIII, any attempted Transfer that is prohibited pursuant to subparagraph 1(a) of this Article VIII, to the extent that the amount of Stock subject to such prohibited Transfer exceeds the amount that could be transferred without restriction under subparagraph 1(a) (such excess hereinafter referred to as the "Prohibited Interests"), shall be void ab initio and not effective to transfer ownership of the Prohibited Interests with respect to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the Corporation with respect to the Prohibited Interests (including, without limitation, the right to vote or to receive dividends with respect thereto), or otherwise as the holder of the Prohibited Interests.

     (a) Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Interests within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Interests that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Interests to an unrelated party in an arm's length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Interests as agent for the person who initially purported to transfer the Prohibited Interests to the Purported Acquiror (the "Initial Transferor"), and in lieu of transferring the Prohibited Interests to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph 2(b) if the Prohibited Interests had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Interests by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Interests.

     (b) The Agent shall sell in an arm's length transaction (on the exchange on which the Shares are listed, if possible) any Prohibited Interests transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (x) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Interests, and (y) where the purported Transfer of the Prohibited Interests to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Interests at the time of such purported Transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be transferred to an entity designated by the Corporation that is described in
Section 501(c)(3) of the Code. In no event shall any such amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent performing its duties under this paragraph.

3. In the event of any Transfer which does not involve a transfer of "securities" of the Corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a person or Public Group (the "Prohibited Party") to violate a restriction provided for in this Article VIII, the application of subparagraph 2(a) and subparagraph 2(b) shall be modified as described in this paragraph 3. In such case, the Prohibited Party and/or any person or Public Group whose ownership of the Corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest that is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of subparagraph 1(a) of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Prohibited Interests and shall be disposed of through the Agent as provided in subparagraph 2(a) and subparagraph 2(b) of this Article VIII, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Interests at the time of the purported Transfer. All expenses incurred by the Agent in disposing of the Prohibited Interests shall be paid out of any amounts due the Prohibited Party Group.

4. Within thirty (30) business days of learning of a purported Transfer of Prohibited Interests to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Interests, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph 4 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set forth in this paragraph 4 shall not constitute a waiver of any right of the Corporation under this Article VIII.

5. Upon a determination by the board of directors of the Corporation that there has been or is threatened a purported Transfer of Prohibited Interests to a Purported Acquiror, the board of directors of the Corporation may take such action in addition to any action required by the preceding paragraph as it deems advisable to give effect to the provisions of this Article VIII, including, without limitation, refusing to give effect on the books of this Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

6. The Corporation may require as a condition to the registration of the transfer of any shares of its Stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed Transferee's direct or indirect ownership interests in, or options to acquire, Stock.

7. All certificates evidencing ownership of shares of Stock that are subject to the restrictions on transfer contained in this Article VIII shall bear a conspicuous legend referencing the restrictions set forth in this Article VIII.

8. Any persons who knowingly violate the restrictions on the Transfer set forth in this Article VIII will be liable to the Corporation for any costs incurred by the Corporation as a result of such violation.

9. Nothing contained in this Article VIII shall limit the authority of the board of directors of the Corporation to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the board of directors of the Corporation may, by adopting a written resolution of the board of directors, (a) accelerate or extend the Expiration Date, (b) modify the Ownership Interest Percentage in the Corporation specified in the first sentence of subparagraph (a)(i), or (c) modify the definitions of any terms set forth in this Article VIII; provided that the board of directors shall determine in writing that such acceleration, extension, change, or modification is reasonably necessary or advisable to preserve the Tax Benefits under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to all stockholders of this Corporation within ten days after the date of any such determination.

10. The Corporation and the board of directors shall be fully protected in relying in good faith upon the information, opinions, reports, or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this
Article VIII, and the board of directors shall not be responsible for any good faith errors made in connection therewith.

11. Nothing contained in this Article VIII shall preclude the settlement of any transaction involving stock entered into through the facilities of the New York Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in this Article VIII shall be deemed not to so preclude any such settlement.

12. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted generally in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                   ARTICLE IX

     The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this
Article IX is in effect. Any repeal or amendment of this Article IX shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article
IX. Such right shall include the right to be paid by the Corporation reasonable expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware
General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the reasonable expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Nothing in this Article IX, however, shall require the Corporation to indemnify any person with respect to any proceeding initiated by such person, other than a proceeding solely seeking enforcement of the Corporation's indemnification obligations to such person or a proceeding authorized by the board of directors.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE X

1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article X, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

2. The name and mailing address of the incorporator of the Corporation is Bradley S. Buttermore, 600 N. Pearl Street, Suite 420, LB #168, Dallas, Texas 75201.

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 29th day of March, 1996.

                                            /S/ BRADLEY S. BUTTERMORE
                                            ------------------------------------
                                            Bradley S. Buttermore

                                   EXHIBIT E

                             BYLAWS OF THE COMPANY

                                     BYLAWS

                                       OF

                             LIBERTE INVESTORS INC.

                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE ONE: OFFICES...................................................................  E-5
1.1    Registered Office and Agent.....................................................  E-5
1.2    Other Offices...................................................................  E-5

ARTICLE TWO: MEETINGS OF STOCKHOLDERS..................................................  E-5
2.1    Annual Meeting..................................................................  E-5
2.2    Special Meeting.................................................................  E-5
2.3    Place of Meetings...............................................................  E-5
2.4    Notice..........................................................................  E-6
2.5    Voting List.....................................................................  E-6
2.6    Quorum..........................................................................  E-6
2.7    Required Vote; Withdrawal of Quorum.............................................  E-6
2.8    Method of Voting; Proxies.......................................................  E-6
2.9    Record Date.....................................................................  E-7
2.10   Conduct of Meeting..............................................................  E-7
2.11   Inspectors......................................................................  E-7

ARTICLE THREE: DIRECTORS...............................................................  E-8
3.1    Management......................................................................  E-8
3.2    Number; Qualification; Election; Term...........................................  E-8
3.3    Change in Number................................................................  E-8
3.4    Removal.........................................................................  E-8
3.5    Vacancies.......................................................................  E-8
3.6    Meetings of Directors...........................................................  E-9
3.7    First Meeting...................................................................  E-9
3.8    Election of Officers............................................................  E-9
3.9    Regular Meetings................................................................  E-9
3.10   Special Meetings................................................................  E-9
3.11   Notice..........................................................................  E-9
3.12   Quorum; Majority Vote...........................................................  E-9
3.13   Procedure.......................................................................  E-10
3.14   Compensation....................................................................  E-10

ARTICLE FOUR: COMMITTEES...............................................................  E-10
4.1    Designation.....................................................................  E-10
4.2    Number; Qualification; Term.....................................................  E-10
4.3    Authority.......................................................................  E-10
4.4    Committee Changes...............................................................  E-10
4.5    Alternate Members of Committees.................................................  E-10
4.6    Regular Meetings................................................................  E-10
4.7    Special Meetings................................................................  E-10
4.8    Quorum; Majority Vote...........................................................  E-11
4.9    Minutes.........................................................................  E-11
4.10   Compensation....................................................................  E-11

ARTICLE FIVE: NOTICE...................................................................  E-11
5.1    Method..........................................................................  E-11
5.2    Waiver..........................................................................  E-11

ARTICLE SIX: OFFICERS..................................................................  E-12
6.1    Number; Titles; Term of Office..................................................  E-12
6.2    Removal.........................................................................  E-12
6.3    Vacancies.......................................................................  E-12

                                                                                         PAGE
                                                                                         ----
6.4    Authority.......................................................................  E-12
6.5    Compensation....................................................................  E-12
6.6    Chairman of the Board...........................................................  E-12
6.7    Chief Executive Officer.........................................................  E-12
6.8    President.......................................................................  E-12
6.9    Vice Presidents.................................................................  E-12
6.10   Treasurer.......................................................................  E-13
6.11   Assistant Treasurers............................................................  E-13
6.12   Secretary.......................................................................  E-13
6.13   Assistant Secretaries...........................................................  E-13

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS...........................................  E-13
7.1    Certificates for Shares.........................................................  E-13
7.2    Replacement of Lost or Destroyed Certificates...................................  E-13
7.3    Transfer of Shares..............................................................  E-14
7.4    Registered Stockholders.........................................................  E-14
7.5    Regulations.....................................................................  E-14
7.6    Legends.........................................................................  E-14

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS................................................  E-14
8.1    Dividends.......................................................................  E-14
8.2    Reserves........................................................................  E-14
8.3    Books and Records...............................................................  E-14
8.4    Fiscal Year.....................................................................  E-15
8.5    Seal............................................................................  E-15
8.6    Resignations....................................................................  E-15
8.7    Securities of Other Corporations................................................  E-15
8.8    Action Without a Meeting........................................................  E-15
8.9    Invalid Provisions..............................................................  E-15
8.10   Mortgages, etc..................................................................  E-15
8.11   Headings........................................................................  E-15
8.12   References......................................................................  E-15
8.13   Amendments......................................................................  E-15

                                     BYLAWS

                                       OF

                             LIBERTE INVESTORS INC.

                             A DELAWARE CORPORATION

                                    PREAMBLE

     These Bylaws (the "bylaws") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of Liberte Investors Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 Special Meeting. Special meetings of the stockholders of the Corporation may be called by either the board of directors, pursuant to a resolution approved by a majority of the whole board of directors at the time in office or the holders of not less than one-third of the common stock of the Corporation. Special meetings of the preferred stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed as provided by law or in the certificate or certificates establishing the preferred stock of the Corporation. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.

     2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary or an Assistant Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.



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     2.9  Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days prior to such meeting. In addition, the record date fixed for the purpose of determining stockholders entitled to notice of or to vote at any meetings or adjournments thereof must be not less than ten days prior to such meeting. For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.

     If no record date is fixed:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders entitled to consent to corporation action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopt the resolution taking such prior action.

          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by a person appointed by the meeting.

     2.11 Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the


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meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each; determine the number of shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the count of all votes and ballots. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

     3.2 Number; Qualification; Election; Term. The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than two or more than twelve. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the whole board of directors shall be determined by resolution adopted by a majority of the whole board of directors. Except as otherwise required by law or the certificate of incorporation of the Corporation, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to be voted generally in the election of directors. Each director so chosen shall hold office until his term expires as provided in the certificate of incorporation and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Removal. Except as otherwise provided in the certificate of incorporation of the Corporation, a director of any class of directors of the Corporation shall be removed before the expiration date of that director's term of office, with or without cause, by an affirmative vote of the holders of a majority of the outstanding shares of the class or classes or series of stock then entitled to be voted generally in an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors or as set forth in the certificate of incorporation of the Corporation; provided, however, if the stockholders have the right to cumulate votes in the election of directors pursuant to the certificate of incorporation of the Corporation, if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

     3.5 Vacancies. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal, or other cause and newly-created


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directorships resulting from any increase in the authorized number of directors shall be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes or series of stockholders that the vacant position, when filled, is to represent, by the sole remaining director, or by the affirmative vote required by law or by the certificate of incorporation of the holders of the outstanding shares of the class or classes or series of stock then entitled to be voted in an election of directors of that class or classes or series (but not by the common stockholders except as required by law), voting together as a single class, and each director shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal. Except as otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting or duly executed waiver of notice of any such meeting.

     3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no further notice of such meeting shall be necessary.

     3.8 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or any director.

     3.11 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to


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a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.13 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the whole board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member by a majority of the whole board of directors, or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without further notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting.


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

Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, these bylaws or the resolutions creating the committee.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

                              ARTICLE FIVE: NOTICE

     5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books (or in the case of a stockholder, the stock transfer records of the Corporation), or
(b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given upon the time when the same is deposited in the United States mail; provided that, with respect to any notice given to a director by mail, the Corporation shall telefax or send by overnight courier a copy of such notice (the "Concurrent
Mail Notice"), on the same day that such notice is deposited in the mail, to a fax number or street address previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Mail Notice shall not affect the validity of the notice given by mail. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given upon the time delivered to such service with all charges prepaid and addressed as aforesaid; provided that, with respect to any notice given to a director by overnight courier service, the Corporation shall telefax a copy of such notice (the "Concurrent Courier Notice"), on the same day that such notice is deposited with the courier service, to a fax number previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Courier Notice shall not affect the validity of the notice given by overnight courier service. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given upon the time transmitted as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.



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                             ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Other than the Chairman of the Board who must be a director of the Corporation, none of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer or agent (other than an officer to whom such power is delegated) to a committee of the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President.

     6.6 Chairman of the Board. The Chairman of the Board shall have such powers and duties as may be reasonably prescribed by the board of directors. Such officer shall preside, if present, at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

     6.7 Chief Executive Officer. Subject to the control of the board of directors, the Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of stockholders. He shall see that all orders and resolutions of the board of directors and the stockholders are carried into effect. He shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibility, and shall have such powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these bylaws.

     6.8 President. The President shall have such powers and duties as may be assigned to him by the Chief Executive Officer. If the board of directors has not elected a Chief Executive Officer or in the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer.

     6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act.

     6.10 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, all certificates for shares of stock of the Corporation.

     6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer, the President, or the Treasurer. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.12 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, or the Treasurer, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chief Executive Officer, and the President.

     6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer, the President, or the Secretary The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

     7.1 Certificates for Shares. Certificate for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Subject to the Corporation's right under the certificate of incorporation to disallow the transfer of shares in certain circumstances, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as the board of directors deems expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors (and any committees thereof) and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.



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     8.4  Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall end on June 30.

     8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     8.6 Resignations. Any director, committee member, or officer may resign by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation, any action required or permitted to be taken at a meeting of the stockholders of the Corporation, the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action as required by law or the certificate of incorporation of the Corporation, all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such stockholders, directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the stockholders, board of directors or committee, as the case may be.

     8.9 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.10 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.11 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     8.12 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     8.13 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors, or by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock then entitled to be voted generally in an election of directors, voting together as a single class, subject to any additional rights of any outstanding class or series of shares of the Corporation described in the certificate of incorporation of the Corporation.

     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by unanimous consent by the directors of the Corporation as of April 1, 1996.


                                            /s/ BRADLEY S. BUTTERMORE
                                            ------------------------------------
                                            Bradley S. Buttermore

- ------------------------------------------------------
- ------------------------------------------------------

THE DATE OF THIS PROSPECTUS IS SET FORTH IN THE UPPER LEFT HAND CORNER OF THE FRONT COVER PAGE. UNDER NO CIRCUMSTANCES SHALL THE INFORMATION CONTAINED IN THIS PROSPECTUS BE CONSIDERED UNCHANGED AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Summary...............................      2
Risk Factors..........................      8
Introduction..........................     11
Amendment to Revise Section 8.2.......     11
Plan of Reorganization................     13
Trust.................................     20
Selected Financial Data...............     25
Company...............................     26
Comparison of the Trust and
  the Company.........................     29
Stock Purchase Agreement..............     38
Security Ownership....................     50
Market Price..........................     52
Voting Procedures.....................     53
Expenses..............................     55
Legal Matters.........................     55
Experts...............................     55
Certified Public Accountants..........     55
Shareholder Proposals.................     55
Available Information.................     56
Incorporation by Reference............     56
Appendix I Defined Terms..............    I-1
Exhibit A -- Fairness Opinion.........    A-1
Exhibit B -- Stock Purchase
  Agreement...........................    B-1
Exhibit C -- Plan of Reorganization...    C-1
Exhibit D -- Charter of the Company...    D-1
Exhibit E -- Bylaws of the Company....    E-1

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                               12,153,658 SHARES
                                OF COMMON STOCK

                                    LIBERTE
                                 INVESTORS INC.
                        --------------------------------

                                PROXY STATEMENT/
                                   PROSPECTUS
                        --------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Charter contains certain provisions that eliminate a director's liability to the Company for monetary damages for breach of the director's fiduciary duties, except in circumstances involving certain wrongful acts such as the breach of the duty of loyalty or acts or omissions not in good faith or involving intentional misconduct, a knowing violation of law, or a transaction in which the director derived an improper personal benefit. A director will also remain liable with respect to any improper distributions or other payments with respect to the Company's shares. The Charter also contains provisions indemnifying the directors and officers of the Company to the fullest extent permitted under the DGCL for claims arising in connection with acts or omissions in their service to the Company. The Charter also requires the Company to advance to its directors and officers funds for expenses that they incur in the defense of such claims. The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors and officers. In addition, the Company will enter into indemnification agreements with its directors and officers specifically providing for their indemnification and the advancement of funds for defense costs under certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  2.1         Plan of Reorganization, dated as of  April 1, 1996, between the Trust and the Company.

  2.2         Stock Purchase Agreement, dated as of January 16, 1996, between the Trust and the Purchaser, as amended by the
              Amendment to the Stock Purchase Agreement, dated as of February 27, 1996, and the Second
              Amendment to the Stock Purchase Agreement, dated as of March 28, 1996.

  2.3         Letter Agreement, dated as of April 1, 1996, among the Trust, the Company, and the Purchaser.

  2.4         Confidentiality and Standstill Agreement, dated as of January 16, 1996, between the Trust and the Purchaser.

  2.5         Escrow Agreement, dated as of January 19, 1996, among the Trust, the Purchaser, and Texas Commerce Bank National
              Association.

  2.6         The Trust's First Amended Plan of Reorganization, dated December 14, 1993 as modified by the Modification to the First Amended Plan of Reorganization, dated January 19, 1994.

  3.1         The Company's Charter.

  3.2         The Company's Bylaws.

  3.3         The Trust's Declaration of Trust, dated June 26, 1969, restated to give effect to the First Amendment to the
              Declaration of Trust, dated September 19, 1969, the Second Amendment to the Declaration of Trust, dated
              January 24, 1986, the Third Amendment to the Declaration of Trust, dated January 19, 1989, the Fourth Amendment to the Declaration of Trust, dated December 18, 1992, the Fifth Amendment to the Declaration of Trust, dated
              March 31, 1995, and the Sixth Amendment to the Declaration of Trust, dated November 22, 1995.

  3.4         Form of the Seventh Amendment to the Trust's Declaration of Trust.

  3.5         The Trust's Bylaws, restated to give effect to the First Amendment to the Bylaws.

EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
   4.1        Form of Registration Rights Agreement to be entered into by the Company and the Purchaser.

   4.2        Stock Option Agreement, dated May 7, 1993, between the Trust and Robert Ted Enloe III.

   4.3        Form of Agreement Clarifying Registration Rights to be entered into by the Company, the Purchaser, the Enloe
              Descendants' Trust, and Robert Ted Enloe III.

   5.1        Opinion of  Morris, Nichols, Arsht & Tunnell.

   8.1        Opinion of Hughes & Luce, L.L.P.

  10.1        Exchange Agent Agreement, dated as of June 13, 1996, between the Company and KeyCorp Shareholder Services, Inc.

  10.2        Form of Indemnification Agreement for the Company's directors and officers and schedule of substantially identical documents.

  10.3        Retirement Plan for Trustees of the Trust, dated October 11, 1988.

  10.4        Promissory Note, dated October 22, 1993, from Robert Ted Enloe III to the Trust.

  10.5        Stock Pledge and Security Agreement, dated October 22, 1993, between Robert Ted Enloe III and the Trust as supplemented by a letter agreement, dated November 13, 1995, between the Enloe
              Descendants' Trust and the Trust.

  10.6        Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge
              Agreement, dated as of November 13, 1995, among the Trust, Robert Ted Enloe III, and the Enloe Descendants'
              Trust.

  10.7        Asset Disposition Agreement, dated February 28, 1995, between the Trust and ST Lending, Inc.

  13.1        The Trust's Annual Report on Form 10-K for the year ended June 30, 1995, as amended.

  13.2        The Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

  21.1        A list of the subsidiaries of the Trust.

  23.1        Consent of Bear, Stearns & Co. Inc.

  23.2        Consent of Ernst & Young LLP.

  23.3        Consent of Hughes & Luce, L.L.P.

  23.4        Consent of Morris, Nichols, Arsht & Tunnell

  24.1        Power of Attorney executed by Gene H. Bishop.

  24.2        Power of Attorney executed by Bradley S. Buttermore.

  24.3        Power of Attorney executed by Robert Ted Enloe III.

  27.1        Financial Data Schedule for the Company's April 1, 1996 Balance Sheet.

  99.1        Form of the Cover Letter.

  99.2        Form of the Notice of the Special Meeting.

  99.3        Form of the Proxy Card.

  99.4        Form of a Letter from the Trust to Brokers.

  99.5        Form of a Letter from Brokers to their Clients.



EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  99.6        Form of the Letter of Transmittal.

  99.7        Financial Statement Schedule IV--Mortgage Loans on Real Estate (included in Exhibit 13.1).


ITEM 22.  UNDERTAKINGS.


REGISTRATION ON FORM S-4 OF SECURITIES OFFERED FOR RESALE


                 (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (2)     The registrant undertakes that every prospectus:
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered
therein, and the offering of such securities    at that time shall be deemed to
be the initial bona fide offering thereof.


REQUEST FOR ACCELERATION OF EFFECTIVE DATE


                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


RESPONDING TO REQUESTS FOR INFORMATION


                 The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


POST-EFFECTIVE AMENDMENTS


                 The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 2, 1996.


                                        LIBERTE INVESTORS INC.




                                        By:     /s/ Bradley S. Buttermore
                                           -----------------------------------
                                        Name:   Bradley S. Buttermore
                                        Title:  Senior Vice President


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                      TITLE                        DATE
 /s/ Gene H. Bishop               Director                     July 2, 1996
- ---------------------------
 GENE H. BISHOP




 /s/ Bradley S. Buttermore        Principal Accounting and     July 2, 1996
- ---------------------------       Financial Officer
 BRADLEY S. BUTTERMORE




 /s/ Robert Ted Enloe III         Principal Executive Officer  July 2, 1996
- ---------------------------       and Director
 ROBERT TED ENLOE III


                                 EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  2.1         Plan of Reorganization, dated as of  April 1, 1996, between the Trust and the Company.

  2.2         Stock Purchase Agreement, dated as of January 16, 1996, between the Trust and the Purchaser (incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K filed with the Commission on January 24,
              1996), as amended by the Amendment to the Stock Purchase Agreement, dated as of February 27, 1996, and the Second
              Amendment to the Stock Purchase Agreement, dated as of March 28, 1996 (incorporated by reference to Exhibit 2.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  2.3         Letter Agreement, dated as of April 1, 1996, among the Trust, the Company, and the Purchaser.

  2.4         Confidentiality and Standstill Agreement, dated as of January 16, 1996, between the Trust and the Purchaser
              (incorporated by reference to Exhibit 2.2 of the Trust's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1996).

  2.5         Escrow Agreement, dated as of January 19, 1996, among the Trust, the Purchaser, and Texas Commerce Bank National
              Association.

  2.6         The Trust's First Amended Plan of Reorganization, dated December 14, 1993, as modified by the Modification to the
              First Amended Plan of Reorganization, dated January 9, 1994 (incorporated by reference to the Trust's Current Report on Form 8-K filed with the Commission on February 9, 1994).

  3.1         The Company's Charter.

  3.2         The Company's Bylaws.

  3.3         The Trust's Declaration of Trust, dated June 26, 1969, restated to give effect to the First Amendment to the
              Declaration of Trust, dated September 19, 1969, the Second Amendment to the Declaration of Trust, dated
              January 24, 1986, the Third Amendment to the Declaration of Trust, dated January 19, 1989, the Fourth Amendment to the Declaration of Trust, dated December 18, 1992, the Fifth Amendment to the Declaration of Trust, dated
              March 31, 1995, and the Sixth Amendment to the Declaration of Trust, dated November 22, 1995 (incorporated by reference to Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended December
              31, 1995).

  3.4         Form of the Seventh Amendment to the Trust's Declaration of Trust.

  3.5         The Trust's Bylaws, restated to give effect to the First Amendment to the Bylaws (incorporated by reference to
              Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  4.1         Form of Registration Rights Agreement to be entered into by the Company and the Purchaser.

  4.2         Stock Option Agreement, dated May 7, 1993, between the Trust and Robert Ted Enloe III (incorporated by reference to Exhibit 10.22 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1993).


EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
   4.3        Form of Agreement Clarifying Registration Rights to be entered into by the Company, the Purchaser, the Enloe
              Descendants' Trust, and Robert Ted Enloe III.

   5.1        Opinion of  Morris, Nichols, Arsht & Tunnell.

   8.1        Opinion of Hughes & Luce, L.L.P.

  10.1        Exchange Agent Agreement, dated as of June 13, 1996, between the Company and KeyCorp Shareholder Services, Inc.

  10.2        Form of Indemnification Agreement for the Company's directors and officers and schedule of substantially identical documents.

  10.3        Retirement Plan for Trustees of the Trust, dated October 11, 1988 (incorporated by reference to Exhibit 10.23 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1993).

  10.4        Promissory Note, dated October 22, 1993, from Robert Ted Enloe III to the Trust (incorporated by reference to
              Exhibit 10.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993).

  10.5        Stock Pledge and Security Agreement, dated October 22, 1993, between Robert Ted Enloe III and the Trust
              (incorporated by reference to Exhibit 10.2 of the Trust's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1993), as supplemented by a letter agreement, dated November 13, 1995, between the Enloe
              Descendants' Trust and the Trust.

  10.6        Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge
              Agreement, dated as of November 13, 1995, among the Trust, Robert Ted Enloe III, and the Enloe Descendants'
              Trust.

  10.7        Asset Disposition Agreement, dated February 28, 1995, between the Trust and ST Lending, Inc. (incorporated by reference to Exhibit 10.9 of the Trust's Annual Report on Form 10-K for the year ended June 30, 1995).

  13.1        The Trust's Annual Report on Form 10-K for the year ended June 30, 1995, as amended.

  13.2        The Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

  21.1        A list of the subsidiaries of the Trust.

  23.1        Consent of Bear, Stearns & Co. Inc.

  23.2        Consent of Ernst & Young LLP.

  23.3        Consent of Hughes & Luce, L.L.P.

  23.4        Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.1).

  24.1        Power of Attorney executed by Gene H. Bishop.

  24.2        Power of Attorney executed by Bradley S. Buttermore.

  24.3        Power of Attorney executed by Robert Ted Enloe III.

  27.1        Financial Data Schedule for the Company's April 1, 1996 Balance Sheet (included only in the EDGAR filing).

  99.1        Form of the Cover Letter.

  99.2        Form of the Notice of the Special Meeting.

  99.3        Form of the Proxy Card.

  99.4        Form of a Letter from the Trust to Brokers.

EXHIBIT NO.                                      DESCRIPTION
- -----------                                      -----------
  99.5        Form of a Letter from Brokers to their Clients.

  99.6        Form of the Letter of Transmittal.

  99.7        Financial Statement Schedule IV--Mortgage Loans on Real Estate (included in Exhibit 13.1).